                                                                    CONFIDENTIAL

                                                                   EXHIBIT 10.24

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

              DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT

                                  BY AND AMONG

                          IDENIX PHARMACEUTICALS, INC.,

                             IDENIX (CAYMAN) LIMITED

                                       AND

                               NOVARTIS PHARMA AG

                                   MAY 8, 2003

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1. DEFINITIONS.....................................................................................       1

ARTICLE 2. MANAGEMENT OF COLLABORATION.....................................................................      28

      2.1         General..................................................................................      28
      2.2         Alliance Management Representatives......................................................      28
      2.3         Committees...............................................................................      29

ARTICLE 3. DESIGNATION OF PRODUCTS.........................................................................      37

      3.1         HBV Products.............................................................................      37
      3.2         HCV Option...............................................................................      37
      3.3         ODC Options..............................................................................      38
      3.4         Rejected Compounds.......................................................................      41

ARTICLE 4. DEVELOPMENT OF PRODUCTS.........................................................................      42

      4.1         Idenix Development Activities............................................................      42
      4.2         Development Plan.........................................................................      42
      4.3         Development Budget.......................................................................      43
      4.4         Development Responsibilities.............................................................      44
      4.5         Interferon...............................................................................      44
      4.6         Global Harmonized Clinical Trials........................................................      44
      4.7         Regulatory Filings and Approvals.........................................................      44
      4.8         Manufacturing Capability Development.....................................................      48

ARTICLE 5. PRODUCT COMMERCIALIZATION.......................................................................      48

      5.1         Supply of Product........................................................................      48
      5.2         Commercialization of Products in Co-Marketing Countries..................................      48
      5.3         Commercialization of Products in Co-Commercialization Countries..........................      49
      5.4         Co-Commercialization Plans...............................................................      49
      5.5         Distribution and Sale of Product.........................................................      50
      5.6         Field Forces.............................................................................      50
      5.7         Detailing................................................................................      52
      5.8         Training.................................................................................      54
      5.9         Promotional Materials....................................................................      55
      5.10        Promotional Claims/Compliance............................................................      56
      5.11        Reporting of Net Sales and Expenses......................................................      56
      5.12        Country Co-Promotion Reports.............................................................      56
      5.13        Co-Promotion Payments....................................................................      56
      5.14        Medical and Consumer Inquiries...........................................................      58
      5.15        Commercially Reasonable Efforts in the Novartis Territory................................      58
      5.16        Customer Referrals.......................................................................      58

      5.17        Compliance with Laws.....................................................................      58
      5.18        Pirate Goods.............................................................................      58
      5.19        Phase IV Clinical Trials.................................................................      59
      5.20        Market Exclusivity Extensions............................................................      59

ARTICLE 6. LICENSE GRANTS..................................................................................      59

      6.1         Idenix Grants............................................................................      59
      6.2         Novartis Grants..........................................................................      63
      6.3         Additional License Provisions............................................................      66

ARTICLE 7. EXCLUSIVITY.....................................................................................      67

      7.1         Competing Products.......................................................................      67
      7.2         Limitation of Restrictions...............................................................      67

ARTICLE 8. FINANCIAL PROVISIONS............................................................................      68

      8.1         License Payment..........................................................................      68
      8.2         Operating Funds..........................................................................      68
      8.3         Development Expenses.....................................................................      69
      8.4         Registration Expenses....................................................................      71
      8.5         Approval Milestones......................................................................      72
      8.6         Sales Milestones.........................................................................      74
      8.7         Payments for Third Party Intellectual Property...........................................      75
      8.8         Milestones for Other Products............................................................      76
      8.9         Sumitomo Payments........................................................................      77
      8.10        Audits...................................................................................      77
      8.11        Tax Matters..............................................................................      77
      8.12        United States Dollars....................................................................      78
      8.13        Currency Exchange........................................................................      78
      8.14        Certain Payment Procedures...............................................................      78
      8.15        Late Payments............................................................................      78

ARTICLE 9. CONFIDENTIAL INFORMATION........................................................................      78

      9.1         Confidential Information.................................................................      78
      9.2         Employee and Advisor Obligations.........................................................      79
      9.3         Term.....................................................................................      79
      9.4         Publications.............................................................................      79
      9.5         Publicity................................................................................      80

ARTICLE 10. INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS................................      80

      10.1        Ownership of Inventions..................................................................      80
      10.2        Prosecution and Maintenance of Patent Rights.............................................      81
      10.3        Third Party Infringement.................................................................      82
      10.4        Claimed Infringement.....................................................................      83
      10.5        Patent Invalidity Claim..................................................................      84

      10.6        Patent Marking...........................................................................      84
      10.7        Third Party Licenses.....................................................................      84
      10.8        Trademarks...............................................................................      84

ARTICLE 11. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANT; INDEMNIFICATION...........................      86

      11.1        Representations and Warranties of Idenix.................................................      86
      11.2        Representations and Warranties of Novartis...............................................      96
      11.3        Additional Covenants.....................................................................      97
      11.4        Disclaimer of Warranty...................................................................      98
      11.5        Indemnification..........................................................................      98

ARTICLE 12. TERM AND TERMINATION...........................................................................     101

      12.1        Term.....................................................................................     101
      12.2        Extension of Country Terms...............................................................     101
      12.3        Termination For Material Breach..........................................................     101
      12.4        Termination by Novartis..................................................................     101
      12.5        Termination for Insolvency...............................................................     101
      12.6        Effect of Termination....................................................................     102
      12.7        Survival.................................................................................     104
      12.8        Non-Exclusive Remedy.....................................................................     104

ARTICLE 13. MISCELLANEOUS..................................................................................     105

      13.1        Choice of Law............................................................................     105
      13.2        Notices..................................................................................     105
      13.3        Severability.............................................................................     106
      13.4        Captions.................................................................................     106
      13.5        Integration..............................................................................     106
      13.6        Dispute Resolution.......................................................................     106
      13.7        Independent Contractors; No Agency.......................................................     108
      13.8        Assignment; Successors...................................................................     108
      13.9        Execution in Counterparts; Facsimile Signatures..........................................     108
      13.10       Waivers..................................................................................     108
      13.11       No Consequential or Punitive Damages.....................................................     108
      13.12       Bankruptcy...............................................................................     109

Exhibit A      LdC Description
Exhibit B      LdT Description
Exhibit C      Idenix Patent Rights
Exhibit D      Supply Agreement
Exhibit E      Principles and Methods for Calculation of Net Present Value
Exhibit F      Financial Considerations for Other Products
Exhibit G      Procedures for Adverse Event and Other Safety Data Exchange
               Notification and Reporting
               Appendix 1 to Exhibit G
               Appendix 2 to Exhibit G

Exhibit H      Development Plans and Development Budgets
Exhibit I      Promotion Expenses
Exhibit J      Third Party Intellectual Property
Exhibit K      Co-Marketing of Products
Exhibit L      Example of Benefit Allocation Adjustment
Exhibit M      Regulatory Tasks in U.S. Territory
Exhibit N      Example of Adjustment for Failure to Perform PDEs
Exhibit O      Commercialization and Marketing Guidelines
Exhibit P      Example of Idenix NPV Proportionate Development Expense Share
Exhibit Q      Examples of Backup HCV Development Expenses
Exhibit R      Sumitomo Settlement Agreement

              DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT

         This Agreement is made and effective as of the 8th day of May, 2003 (the "Effective Date") by and among Idenix Pharmaceuticals, Inc., with offices at 125 CambridgePark Drive, Cambridge, Massachusetts 02140, USA ("Idenix U.S."), Idenix (Cayman) Limited, with offices at c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands ("Idenix Cayman" and, together with Idenix U.S., "Idenix"), and Novartis Pharma AG, with offices at Lichstrasse 35, 4056 Basel, Switzerland ("Novartis").

                                  INTRODUCTION

         1. Idenix controls or, during the Term (as defined below), may control certain rights in the HBV Drug Candidates (as defined below), HCV Drug Candidates (as defined below), Other Drug Candidates (as defined below) and certain patents, intellectual property and know-how related thereto;

         2. Novartis has considerable knowledge and experience in developing and commercializing pharmaceutical products throughout the world and has in place large, well-experienced regulatory and marketing forces; and

         3. On and subject to the terms and conditions set forth herein, Idenix and Novartis desire to develop and commercialize the Products (as defined below) in the territories designated below.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Idenix and Novartis hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         Unless specifically set forth to the contrary in this Agreement, the following terms, when capitalized, whether used in the singular or plural, shall have the respective meanings set forth below:

         "1974 Convention". 1974 Convention shall have the meaning assigned to it in Section 13.1.

         "AAA". AAA shall have the meaning assigned to it in Section 13.6(b)(i).

         "Abandoning Party". Abandoning Party shall have the meaning assigned to it in Section 10.2(b).

         "Adjusted Earnings". Adjusted Earnings shall have the meaning assigned to it in Section 8.8(c).

         "Adverse Reaction Reports". Adverse Reaction Reports shall have the meaning assigned to it in Section 4.7(i)(ii).

         "Affiliate". Affiliate shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party. For purposes of this definition of "Affiliate", "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. Notwithstanding the foregoing, neither Party shall be considered an Affiliate of the other for purposes of this Agreement.

         "Alliance Manager". Alliance Manager shall have the meaning assigned to it in Section 2.2.

         "Alternative License Terms". Alternative License Terms shall have the meaning assigned to it in Section 3.3(c)(i).

         "Alternative MR Terms". Alternative MR Terms shall have the meaning assigned to it in Section 3.3(b)(ii).

         "Amended and Restated By-laws". Amended and Restated By-laws shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Ancillary Agreements". Ancillary Agreements shall have the meaning ascribed to it in the Stock Purchase Agreement.

         "Annual Net Sales". Annual Net Sales shall mean, with respect to a Product, Net Sales of such Product during any Contract Year; provided, however, that, for purposes of determining whether the milestone events relating to the Sales Milestone Payments have occurred, only fifty percent (50%) of the applicable Net Sales of such Product in any country in the Co-Commercialization Countries shall be included in Annual Net Sales.

         "API". API shall mean active pharmaceutical ingredient manufactured in bulk form.

         "Applicable Law". Applicable Law shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Approval Milestone Payments". Approval Milestone Payments shall have the meaning assigned to it in Section 8.5(a).

         "Approval Milestone Percentage". Approval Milestone Percentage shall have the meaning assigned to it in Section 8.8(c).

         "Audit Meeting". Audit Meeting shall have the meaning assigned to it in
Section 11.3(a).

         "Audit Report". Audit Report shall have the meaning assigned to it in
Section 11.3(a).

         "Backup HCV Development Expenses". Backup HCV Development Expenses shall have the meaning assigned to it in Section 8.3(b)(ii).

         "Backup HCV Drug Candidate". Backup HCV Drug Candidate shall have the meaning assigned to it in Section 8.3(b)(ii).

         "Backup HCV Drug Candidate Notice". Backup HCV Drug Candidate Notice shall have the meaning assigned to it in Section 8.3(b)(ii).

         "Benefit Allocation". Benefit Allocation shall have the meaning assigned to it in Section 5.13(a).

         "Blocking Third Party Intellectual Property Rights". Blocking Third Party Intellectual Property Rights shall mean, with respect to any country in the Territory, on a country-by-country basis, Patent Rights in such country owned or controlled by a Third Party which, in the absence of a license granted by such Third Party, would, in the reasonable judgment of Novartis (as supported by the written opinion of reputable independent patent counsel) or as otherwise agreed by the Parties, give such Third Party, were such Third Party to enforce its Patent Rights under applicable Law, the right to prohibit the applicable Selected Drug Candidate from being Developed or the applicable Product[s] from being Commercialized or Manufactured.

         "Breaching Party". Breaching Party shall have the meaning assigned to it in Section 12.3.

         "Business Day". Business Day shall mean a day on which banking institutions in both New York, New York and Basel, Switzerland are open for business.

         "Candidate Intellectual Property". Candidate Intellectual Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Candidates". Candidates shall have the meaning assigned to it in
Section 11.1(f)(i).

         "cGMP". cGMP shall mean the then-current good manufacturing practice legal, regulatory and administrative guidelines, standards, specifications and requirements which apply to the manufacture of a Product or the API therefor in a particular country in the world as promulgated by the relevant Regulatory Authority.

         "Clinical Trial". Clinical Trial shall mean a Phase I Clinical Trial, Phase I/IIA Clinical Trial, Phase IIA Clinical Trial, Phase IIB Clinical Trial, Phase III Clinical Trial, Phase IIIB Clinical Trial, Phase IV Clinical Trial, Pivotal Clinical Trial or combination thereof.

         "Co-Brand" or "Co-Branding". Co-Brand or Co-Branding shall mean, with respect to a Product, the marketing and promotion of such Product under separate and distinct trademarks by each Party or its Affiliates in a Co-Branding Country pursuant to the applicable Country Co-

Commercialization Plan, and where both brands are distributed and sold by the Lead Commercialization Party.

         "Co-Branding Country". Co-Branding Country shall mean each Major EU Country in which Co-Promotion of Products is not permitted under local Law and Co-Marketing is not required under local Law.

         "Co-Commercialization Country". Co-Commercialization Country shall mean each Co-Promotion Country and Co-Branding Country.

         "Co-Commercialization Provisions". Co-Commercialization Provisions shall have the meaning assigned to it in Section 5.2.

         "Collaboration Intellectual Property". Collaboration Intellectual Property shall mean Idenix Intellectual Property, Novartis Intellectual Property with respect to which Novartis grants to Idenix a license pursuant to Section
6.2 and Joint Intellectual Property.

         "Collaboration Patent Rights". Collaboration Patent Rights shall mean those Patent Rights included in Collaboration Intellectual Property.

         "Co-Market" or "Co-Marketing". Co-Market or Co-Marketing shall mean, with respect to a Product, the separate marketing and sale of such Product under separate and distinct trademarks by each Party or its Affiliates in a Co-Marketing Country.

         Co-Marketing Country". Co-Marketing Country shall mean each Major EU Country in which Co-Promotion and Co-Branding are not permitted under local Law, but in which Co-Marketing is required under local Law.

         "Combination Therapy". Combination Therapy shall mean either (a) a fixed dose product containing more than one (1) active pharmaceutical ingredient or (b) separate co-administration products sold in combination.

         "Commencement Notice". Commencement Notice shall have the meaning assigned to it in Section 3.2(b).

         "Commencement Notice Due Date". Commencement Notice Due Date shall have the meaning assigned to it in Section 3.2(b).

         "Commercialize" or "Commercialization". Commercialize or
Commercialization shall mean any and all activities directed to marketing, promoting, distributing, importing, offering for sale and/or selling a Product, which may include pre-launch market preparation, sampling and conducting Phase IIIB Clinical Trials and/or Phase IV Clinical Trials.

         "Commercially Reasonable Efforts". Commercially Reasonable Efforts shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that (a) with respect to the research, Development or Commercialization of any Product, such efforts shall be substantially equivalent to those efforts and resources commonly used by a Party for a product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product, alternative products and other relevant factors, and (b) with respect to the Commercialization of any Product by Novartis, such efforts shall include those "best practices" employed by Novartis with respect to the Commercialization of internally discovered and developed products. Commercially Reasonable Efforts shall be determined on a market-by-market and Product-by-Product basis, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the market[s] involved.

         "Company Contractor". Company Contractor shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Company Disclosure Schedule". Company Disclosure Schedule shall mean the disclosure schedule provided by Idenix U.S. to Novartis upon the date of execution of, and in connection with, the Stock Purchase Agreement.

         "Company Material Adverse Effect". Company Material Adverse Effect shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Company Patents". Company Patents shall have the meaning assigned to it in Section 11.1(f)(i).

         "Company Property". Company Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Company Stock". Company Stock shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Competing Product". Competing Product shall mean [**] Idenix [**]. [**], Competing Products shall [**] Novartis [**] Novartis' [**] the Parties [**] hereunder.

         "Competing Product Negotiation Period". Competing Product Negotiation Period shall have the meaning assigned to it in Section 7.1(b)(i).

         "Competing Product Opportunity". Competing Product Opportunity shall have the meaning assigned to it in Section 7.1(a).

         "Competing Product Opportunity Notice". Competing Product Opportunity Notice shall have the meaning assigned to it in Section 7.1(a).

         "Completion Notice". Completion Notice shall have the meaning assigned to it in Section 3.3(a)(ii).

         "Completion Notice Due Date". Completion Notice Due Date shall have the meaning assigned to it in Section 3.3(a)(ii).

         "Computer Software". Computer Software shall have the meaning assigned to it in Section 11.1(f)(i).

         "Confidential Information". Confidential Information shall mean all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, that is designated as confidential by the disclosing Party or is treated as confidential by the disclosing Party in the regular course of business.

         "Consent". Consent shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Consolidated Co-Commercialization Budget". Consolidated
Co-Commercialization Budget shall mean, with respect to a Product, the annual budget[s] for all Co-Commercialization Countries as set forth in the Consolidated Co-Commercialization Plan approved by the Joint Steering Committee.

         "Consolidated Co-Commercialization Plan". Consolidated
Co-Commercialization Plan shall mean, with respect to a Product, each annual consolidated Co-Promotion plan for such Product, including the related Consolidated Co-Commercialization Budget, for the Co-Commercialization Countries approved by the Joint Steering Committee, which shall include the total number of PDEs to be conducted by the Parties or their relevant Affiliates.

         "Consolidated Net Sales and Expense Report". Consolidated Net Sales and Expense Report shall mean a consolidated report setting forth in detail, for each Product, the aggregate Net Sales, cost of goods sold, Promotion Expenses incurred by, and PDE performance of, both Parties (and their respective Affiliates), on a country-by-country and Product-by-Product basis, in each of the Co-Commercialization Countries for which the Party preparing the report is the Lead Commercialization Party.

         "Contract". Contract shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Contract Sales Force". Contract Sales Force shall mean the services of sales representatives employed by a Third Party as a contract sales force.

         "Contract Year". Contract Year shall mean the period beginning on the Effective Date and ending on December 31, 2003, and each succeeding twelve (12) month period thereafter during the Term.

         "Control" or "Controlled". Control or Controlled shall mean, with respect to any intellectual property right or other intangible property, the possession (whether by license (other than a license granted pursuant to this Agreement) or ownership, or by control over an Affiliate having possession by license or ownership) by a Party, of the ability to grant to the other Party access and/or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party.

         "Controlling Party". Controlling Party shall mean, with respect to the filing, prosecution and maintenance of a Joint Patent Right, (a) Novartis, in the Novartis Territory, or (b) the Party from whom the majority of the data underlying such Patent Application arises, with respect to the filing, prosecution and maintenance of Joint Patent Rights in the Co-Commercialization Countries.

         "Co-Promote" or "Co-Promotion". Co-Promote or Co-Promotion shall mean, with respect to a Product, the joint marketing and promotion of such Product by the Parties (or their respective Affiliates), under the same trademark in each Co-Promotion Country pursuant to the applicable Country Co-Commercialization Plan, and the distribution and sale of such Product by the Lead Commercialization Party

         "Co-Promotion Country". Co-Promotion Country shall mean each country included in the Major EU Countries and the U.S. Territory, other than the Co-Branding Countries and the Co-Marketing Countries.

         "Country Co-Commercialization Budget". Country Co-Commercialization Budget shall mean the budget[s] included in the related Co-Commercialization Plan for the relevant Co-Commercialization Country.

         "Country Co-Commercialization Plan". Country Co-Commercialization Plan shall mean the Joint Steering Committee-approved plan[s], including the related Country Co-Commercialization Budget, developed by the relevant Joint Country Commercialization Committee for its respective Co-Commercialization Country.

         "Country Co-Promotion Report". Country Co-Promotion Report shall mean a written report setting forth in reasonable detail the marketing and promotional activities other than PDEs performed by a Party (or its relevant local Affiliates) with respect to a Product in a Co- Commercialization Country.

         "Country-Specific Termination". Country-Specific Termination shall have the meaning assigned to it in Section 12.3.

         "Country Term". Country Term shall mean, on a Product-by-Product and a country-by-country basis for each country in the Territory, the period commencing on the relevant Selection Date and ending on the latest of (a) the latest date on which the Manufacture, use, offer for sale, sale or importation of such Product in such country is Covered by a Valid Claim of Idenix Patent Rights or Collaboration Patent Rights, (b) the twentieth (20th) anniversary of the First Commercial Sale of such Product in such country, and (c) the termination of the applicable Market Exclusivity Period, or ending on such later date as the Parties may agree pursuant to Section 12.2.

         "Covenant Intellectual Property". Covenant Intellectual Property shall mean Novartis Intellectual Property that is first developed by Novartis or one of its Subject Affiliates primarily in connection with its activities pursuant to this Agreement.

         "Cover", "Covered" or "Covering". Cover, Covered or Covering shall mean, with respect to a Patent Right, that, in the absence of a license granted to a Person under a Valid Claim included in such Patent Right, the practice by such Person of an invention claimed in such Patent Right would infringe such Valid Claim (or, in the case of a Patent Right that is a Patent Application, would infringe a Valid Claim in such Patent Application if it were to issue as a Patent).

         "Credit Agreement". Credit Agreement shall mean the Credit Agreement, dated as of March 21, 2003, by and between Novartis and Idenix U.S.

         "Detail" or "Detailing". Detail or Detailing shall mean a face-to-face meeting in an individual or group practice setting, between a Sales Representative of a Party or its Affiliate, on the one hand, and a Professional, on the other hand, during which a Primary Product Presentation or a Secondary Product Presentation is made to such Professional relating to a Product; provided that such meeting is consistent with and in accordance with the procedures and policies customarily employed by such Party's sales force responsible for performing such activities for the majority of its other major marketed pharmaceutical products, consistently applied.

         "Develop" or "Development". Develop or Development shall mean (a) preclinical and clinical drug development activities, including test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, Clinical Trials (other than Phase IIIB Clinical Trials conducted for purposes other than labeling changes and Phase IV Clinical Trials) and regulatory affairs, product approval and registration and (b) all other activities relating to developing the ability to Manufacture the Products, including, without limitation, bulk production, and Manufacturing process development until commencement of the Manufacture of the Products intended for commercial sale.

         "Development Budget". Development Budget shall mean the budget[s], as prepared and approved in accordance with Section 4.3 or attached hereto as Exhibit H (which attached budget[s] shall be deemed so approved), for activities contemplated by a Development Plan with respect to each Early Selection Compound or Selected Drug Candidate, and Products derived therefrom, and setting forth the Development Expenses for such Products, and amended from time to time in accordance with Section 4.3.

         "Development Expenses". Development Expenses shall mean, with respect to a Drug Candidate and Products derived therefrom, expenses and other costs, excluding Registration Expenses, incurred by or on behalf of a Party in connection with the worldwide Development of such Drug Candidate and Products derived therefrom in accordance with the applicable approved Development Plan and Development Budget, including without limitation the costs of Clinical Trials, the preparation, collation and/or validation of data from such Clinical Trials and the preparation of medical writing as will make the results of such Clinical Trials an element of one or more Registration Filings; provided, that Development Expenses shall include the cost of Phase IIIB Clinical Trials and Phase IV Clinical Trials only if and to the extent they are intended to support indications beyond the respective initial indications (as agreed upon by the Parties) for the Products, to support expanded labeling for the Products, or to satisfy requirements imposed by Regulatory Authorities in connection with Regulatory Approvals for the Products. Development Expenses consist of:

                  (a) all Out-of-Pocket Costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to any of the foregoing;

                  (b) the Fully Allocated Costs of internal scientific or technical personnel engaged in such efforts, which costs, for planning purposes, shall be determined based on the FTE Rate or such other basis as may otherwise be agreed by the Parties;

                  (c) the costs of clinical supplies for such efforts as agreed in the applicable approved Development Plan, including (i) the Fully Allocated Cost or Out-of-Pocket Costs, as applicable, incurred in purchasing and/or packaging comparator drugs, (ii) disposal of clinical samples;

                  (d) the costs and expenses incurred in connection with Technical Development and with other Manufacturing development activities conducted in accordance with the Manufacturing Plans and explicitly included in the budgets contained therein; and

                  (e) any other costs or expenses explicitly included in the Development Budget corresponding to the applicable approved Development Plan.

         "Development Plan". Development Plan shall mean, with respect to each Early Selection Compound or Selected Drug Candidate, or with respect to NM-283 as and to the extent covered in Exhibit H referred to below, and in each case the Products derived therefrom, the plan for the Parties' worldwide Development efforts with respect to such Early Selection Compound or Selected Drug Candidate or NM-283, and Products derived therefrom, as prepared and/or approved in accordance with Section 4.2 or attached hereto as Exhibit H (which attached plan[s] shall be deemed so approved), and amended from time to time in accordance with such Section 4.2, and, following the Selection Date for such Products, as approved in accordance with such Section 4.2.

         "Discovered Compound". Discovered Compound shall have the meaning assigned to it in Section 3.3(a)(i).

         "Drug Candidate". Drug Candidate shall mean an HBV Drug Candidate, an HCV Drug Candidate or an Other Drug Candidate, provided, however, that no Rejected Compound shall be considered a Drug Candidate.

         "Early Selection Compound". Early Selection Compound shall mean a Drug Candidate which is not a Selected Drug Candidate and which the Joint Steering Committee has determined to be an "Early Selection Compound" as further set forth in Section 4.1(b).

         "Effective Date". Effective Date shall have the meaning assigned to it in the introductory paragraph.

         "EMEA". EMEA shall mean the European Medicines Evaluation Agency or any successor agency thereto.

         "Encumbrance". Encumbrance shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Entire Agreement Termination". Entire Agreement Termination shall have the meaning assigned to it in Section 12.3.

         "Environmental Law". Environmental Law shall have the meaning assigned to it in Section 11.1(h)(i).

         "Excess Amount". Excess Amount shall have the meaning assigned to it in
Section 8.3(b)(ii)(B).

         "Executive Officers". Executive Officers shall mean the Chief Executive Officer of Idenix (or a senior executive officer of Idenix designated by Idenix' Chief Executive Officer) and the Chief Executive Officer of Novartis (or a senior executive officer of Novartis designated by Novartis' Chief Executive Officer).

         "FDA". FDA shall mean the United States Food and Drug Administration or any successor agency thereto.

         "Field". Field shall mean the prevention, treatment, diagnosis and/or control of any human disease.

         "First Commercial Sale". First Commercial Sale shall mean, with respect to a Product in a country, the first sale of such Product by a Party or one of its Affiliates or sublicensees to a Third Party in accordance with the laws and regulations of such country on arm's length commercial terms which are reasonably expected to be substantially similar to future terms of sale of such Product to Third Parties for commercial use by patients in such country. Sales for test marketing, Clinical Trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         "Foreign Acceptance Date". Foreign Acceptance Date shall have the meaning assigned to it in Section 8.2(b).

         "FTE". FTE shall mean a full-time equivalent person year (taking into account customary holiday and vacation periods and sick days, but in no event less than 1,760 hours) of scientific, technical or managerial work on studies or activities performed in accordance with the applicable Development Plan, in connection with obtaining Regulatory Approvals for the Products or, in certain circumstances, its connection with the Commercialization of a Product.

         "FTE Rate". FTE Rate shall mean (a) with respect to the Contract Year beginning on the Effective Date and ending on December 31, 2003, $[**] per FTE and (b) with respect to each succeeding Contract Year during the Term, the FTE Rate for the immediately preceding Contract Year increased, on January 1 of each such Contract Year, by the percentage increase, if any, in the United States Consumer Price For All Urban Consumers, Urban Wage Earners and Clerical Workers (or any comparable successor index thereto).

         "Fully Allocated Cost". Fully Allocated Cost shall mean, with respect to an activity, all direct and indirect costs and overhead allocable to the conduct of such activity in accordance with GAAP or IAS, including, without limitation, costs of raw materials, supplies, other resources consumed in the conduct of such activity, rent, real estate depreciation, utilities, insurance, equipment lease payments, equipment depreciation and labor, plus selling, general and administrative and similar expenses reasonably allocated to the conduct of such activity.

         "Fully Diluted Common Stock Deemed Outstanding". Fully Diluted Common Stock Deemed Outstanding shall have the meaning assigned to it in the Stockholders' Agreement.

         "GAAP". GAAP shall mean generally accepted accounting principles in the United States.

         "Global Harmonized Clinical Trial Guidelines". Global Harmonized Clinical Trial Guidelines shall mean the guidelines, applicable to pre-clinical trials and Clinical Trials, which are developed by the ICH, as enacted in Law by ICH member countries and those adherent countries which are not formal parties to the ICH but which adhere to the tenets of the ICH process in whole or in part.

         "Global Projected NPV". Global Projected NPV shall mean, with respect to an Other Product, the NPV of the projected worldwide sales of such Other Product.

         "Good Practices". Good Practices shall mean compliance with the applicable standards contained in then-current "Good Laboratory Practices," "Good Manufacturing Practices" and/or "Good Clinical Practices," as promulgated by the FDA and all analogous guidelines promulgated by the EMEA or the ICH.

         "Governmental Entity". Governmental Entity shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Gross Margin". Gross Margin shall mean, with respect to each Co-Commercialization Country, the Net Sales of the Products by the Parties or their Affiliates in such country, minus the cost of goods sold for the Products, which cost of goods sold is determined as the price paid by the Parties (or their Affiliates) for the Products sold in such country.

         "Hazardous Materials". Hazardous Materials shall have the meaning assigned to it in Section 11.1(h)(ii).

         "HBV". HBV shall mean hepatitis B virus.

         "HBV Drug Candidate". HBV Drug Candidate shall mean, individually or in combination, LdT or LdC.

         "HBV License". HBV License shall have the meaning assigned to it in
Section 6.1(b)(i).

         "HBV Products". HBV Products shall have the meaning assigned to it in the definition of "Product".

         "HCV". HCV shall mean hepatitis C virus.

         "HCV Drug Candidate". HCV Drug Candidate shall mean a drug candidate, including prodrugs, active metabolites, polymorphs, salts, hydrates, solvates, enantiomers and/or esters having the same active moiety, for the treatment of HCV Controlled by Idenix during the Term.

         "HCV Failure". HCV Failure shall have the meaning assigned to it in the definition of "Selected HCV Drug Candidate".

         "HCV Product". HCV Product shall have the meaning assigned to it in the definition of "Product".

         "Hepatitis Product Payment Percentages". Hepatitis Product Payment Percentages shall have the meaning assigned to it in Section 8.8(c).

         "Hepatitis Products Approval Milestone NPV". Hepatitis Products Approval Milestone NPV shall have the meaning assigned to it in Section 8.8(c).

         "Hepatitis Products License Fees NPV". Hepatitis Products License Fees NPV shall have the meaning assigned to it in Section 8.8(c).

         "Hepatitis Products NPV". Hepatitis Products NPV shall have the meaning assigned to it in Section 8.8(c).

         "HIV". HIV shall mean human immunodeficiency virus.

         "IAS". IAS shall mean the International Accounting Standards.

         "ICH". ICH shall mean the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

         "Idenix". Idenix shall have the meaning assigned to it in the introductory paragraph.

         "Idenix Cayman". Idenix Cayman shall have the meaning assigned to it in the introductory paragraph.

         "Idenix U.S.". Idenix U.S. shall have the meaning assigned to it in the introductory paragraph.

         "Idenix Intellectual Property". Idenix Intellectual Property shall mean Idenix Know-How and Idenix Patent Rights, collectively.

         "Idenix Know-How". Idenix Know-How shall mean any Know-How that (a) either (i) is Controlled by Idenix on the Effective Date or (ii) comes within Idenix' Control during the Term, and (b) relates to the Development, Manufacture and/or Commercialization of a Drug Candidate or related Product[s]; provided, however, that Idenix Know-How in any event excludes Idenix' rights in Joint Know-How.

         "Idenix Patent Rights". Idenix Patent Rights shall mean Patent Rights that (a) Cover Idenix Know-How and (b) are Controlled by Idenix, including without limitation the Patent

Rights set forth on Exhibit C, which shall be identified specifically as to the owner[s] thereof and whether relating to the treatment of HBV, HCV or HIV infection, or relating to an Other Drug Candidate; provided, however, that Idenix Patent Rights in any event excludes Idenix' rights in Joint Patent Rights.

         "Idenix Sole Inventions". Idenix Sole Inventions shall have the meaning assigned to it in Section 10.1(a).

         "Indemnified Party". Indemnified Party shall have the meaning assigned to it in Section 11.5(c)(i).

         "Indemnifying Party". Indemnifying Party shall have the meaning assigned to it in Section 11.5(c)(i).

         "Initial HCV Drug Candidate". Initial HCV Drug Candidate shall have the meaning assigned to it in the definition of "Selected HCV Drug Candidate".

         "Initial Response Period". Initial Response Period shall have the meaning assigned to it in Section 7.1(b)(i).

         "Insolvent Party". Insolvent Party shall have the meaning assigned to it in Section 12.5.

         "Intellectual Property". Intellectual Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Interferon". Interferon shall have the meaning assigned to it in
Section 4.5.

         "Interferon Acceptance Notice". Interferon Notice shall have the meaning assigned to it in Section 4.5.

         "Interferon Availability Notice". Interferon Notice shall have the meaning assigned to it in Section 4.5.

         "Interferon License". Interferon License shall have the meaning assigned to it in Section 6.2(b)(i).

         "Invalidity Claim". Invalidity Claim shall have the meaning assigned to it in Section 10.5.

         "IP Contracts". IP Contracts shall have the meaning assigned to it in
Section 11.1(f)(i).

         "Joint Country Commercialization Committee". Joint Country Commercialization Committee shall have the meaning assigned to it in Section 2.3(d).

         "Joint Intellectual Property". Joint Intellectual Property shall mean Joint Know-How and Joint Patent Rights, collectively.

         "Joint Inventions". Joint Inventions shall have the meaning assigned to it in Section 10.1(b).

         "Joint Know-How". Joint Know-How shall mean any Know-How that is developed or acquired jointly by the Parties in connection with their collaborative activities pursuant to this Agreement, including Joint Inventions.

         "Joint Manufacturing Committee". Joint Manufacturing Committee shall have the meaning assigned to it in Section 2.3(c).

         "Joint Operations Committee". Joint Operations Committee shall have the meaning assigned to it in Section 2.3(b).

         "Joint Patent Rights". Joint Patent Rights shall mean Patent Rights that Cover Joint Know-How.

         "Joint Steering Committee". Joint Steering Committee shall have the meaning assigned to it in Section 2.3(a).

         "Joint Sub-Committee". Joint Sub-Committee shall mean the Joint Operations Committee, the Joint Manufacturing Committee, any Joint Country Commercialization Committee or any other joint committee established by the Joint Steering Committee in accordance with Section 2.3(a)(viii).

         "Judgment". Judgment shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Know-How". Know-How shall mean any information or materials, whether or not proprietary or patentable and whether stored or transmitted in oral, documentary, electronic or other form, Controlled by a Party during the Term that is necessary or useful for the Development, Commercialization or Manufacture of the Drug Candidates or the Products. Know-How may include, without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, developments, works of authorship, biological materials, and any information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and Manufacturing, marketing, financial, regulatory, personnel and other business information and plans, and any scientific, clinical, regulatory, marketing, financial and commercial information or data; in each case, to the extent necessary or useful for the Development, Commercialization or Manufacture of the Drug Candidates or the Products.

         "Late-Stage In-Licensed ODC". Late-Stage In-Licensed ODC shall have the meaning assigned to it in Section 3.3(c)(i).

         "Launch Date". Launch Date shall mean, with respect to a Product in a country, the first date on which such Product becomes available for commercial sale to Third Party purchasers in such country in the ordinary course of business after: (a) receipt of all required Regulatory Approvals, including, if applicable, Pricing Approval and import approval; (b) establishment of full commercial channels of distribution prior to the First Commercial Sale in such country; and (c) sufficient Product inventory has been procured to meet reasonably anticipated levels of demand.

         "Law". Law shall mean any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

         "Lead Commercialization Party". Lead Commercialization Party shall mean, with respect to each Product in a Co-Commercialization Country, whichever of Novartis or Idenix has been designated hereunder (or by the Joint Steering Committee) as having responsibility for the distribution and sale of such Product in such country, and with respect to each Product in a Co-Marketing Country, both Novartis and Idenix.

         "Lead Regulatory Party". Lead Regulatory Party shall mean, with respect to each Product, whichever of Novartis or Idenix has been designated hereunder (or by the Joint Steering Committee) as having responsibility for preparing, prosecuting and maintaining Registration Filings and Regulatory Approvals relating to such Product, and for related regulatory duties, as further set forth in Section 4.7 or Exhibit K, as applicable

         "LdC". LdC shall mean beta-L-deoxy-cytidine, including prodrugs (e.g., valtorcitabine), active metabolites, polymorphs, salts, hydrates, solvates, enantiomers, and/or esters having the same active moiety as beta-L-deoxy-cytidine, as more specifically described in Exhibit A to this Agreement.

         "LdC Product". LdC Product shall have the meaning assigned to it in the definition of "Product".

         "LdC+LdT Product". LdC+LdT Product shall have the meaning assigned to it in the definition of "Product".

         "LdT". LdT shall mean beta-L-deoxy-thymidine (also known as telbuvidine), including prodrugs, active metabolites, polymorphs, salts, hydrates, solvates, enantiomers, and/or esters having the same active moiety as beta-L-deoxy-thymidine, as more specifically described in Exhibit B to this Agreement.

         "LdT Product". LdT Product shall have the meaning assigned to it in the definition of "Product".

         "Licensed Compound". Licensed Compound shall have the meaning assigned to it in Section 3.3(a)(i).

         "License Fee Percentage". License Fee Percentage shall have the meaning assigned to it in Section 8.8(c).

         "License Notice". License Notice shall have the meaning assigned to it in Section 3.3(c)(i).

         "License Opportunity". License Opportunity shall have the meaning assigned to it in Section 3.3(c)(i).

         "License Response". License Response shall have the meaning assigned to it in Section 3.3(c)(i).

         "License Response Period". License Response Period shall have the meaning assigned to it in Section 3.3(c)(i).

         "License Terms". License Terms shall have the meaning assigned to it in
Section 3.3(c)(i).

         "Major EU Countries". Major EU Countries shall mean the United Kingdom, France, Germany, Italy and Spain, and their respective territories and possessions.

         "Majority Equity Standard Period". Majority Equity Standard Period shall mean the period commencing on the Effective Date and terminating on the later of (a) the sixtieth (60th) consecutive day on which Novartis and its Affiliates own less than fifty-one percent (51%) of the Voting Stock of Idenix and (b) if applicable, the cure by Idenix of any then-outstanding breach of its obligations under Section 4 of that certain Stockholders' Agreement, dated as of the date hereof, by and among Idenix U.S., Novartis and the other stockholders of Idenix U.S. signatory thereto (the "Stockholders' Agreement"); provided, that the question of whether or not there has occurred such a breach shall be resolved under the provisions of Section 13.6 (unless such a determination has been made or a dispute resolution process has been commenced under the relevant provisions of the Stockholders' Agreement, in which case such determination shall control).

         "Manufacture" or "Manufacturing". Manufacture or Manufacturing shall mean any and all operations involved or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing and/or packaging, for clinical and/or commercial purposes, of, as applicable, each HCV Drug Candidate (to the extent contemplated under the Supply Agreement), each Selected Drug Candidate and each Product.

         "Manufacturing Plan". Manufacturing Plan shall mean, with respect to each HCV Drug Candidate (to the extent contemplated under the Supply Agreement), each Selected Drug Candidate and each Product, the plan for the Parties' worldwide development of Manufacturing capability, including Technical Development, for such Drug Candidates and Products to support the Development and Commercialization thereof as such plan is developed, adopted and amended from time to time by the Joint Manufacturing Committee. Each Manufacturing Plan shall contain a budget for the Manufacturing development activities set forth therein, which budget shall be considered part of the corresponding Development Budget for the applicable Drug Candidate and Product[s].

         "Market Exclusivity Period". Market Exclusivity Period shall mean, with respect to each Product in each country, that period of time during which (a) [a] Party[ies] has [have] the exclusive legal right, whether by means of [a] Valid Claim[s] in [a] Patent Right[s] or through other rights granted by a governmental authority in such country (each Patent Right containing such claim or each such other right, a "Market Exclusivity Right"), to market, price and sell such Product in such country, and (b) no generic equivalent of such Product is marketed in such country.

         "Market Exclusivity Right". Market Exclusivity Right shall have the meaning assigned to it in the definition of "Market Exclusivity Period".

         "Matching Rights Period". Matching Rights Period shall mean the period commencing on the date, if any, that the ODC Rights Period ends, and ending on the second anniversary thereof.

         "Material Owned Property". Material Owned Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Minimum Equity Standard Period". Minimum Equity Standard Period shall mean the period commencing on the Effective Date and terminating on the later of
(a) the sixtieth (60th) consecutive day on which Novartis and its Affiliates own less than thirty percent (30%) of the Voting Stock of Idenix and (b) if applicable, the cure by Idenix of any then-outstanding breach of its obligations under Section 4 of the Stockholders' Agreement, subject to the proviso to the definition of "Majority Equity Standard Period".

         "Monitoring Party". Monitoring Party shall have the meaning assigned to it in Section 5.18.

         "MR Opportunity". MR Opportunity shall have the meaning assigned to it in Section 3.3(b)(i).

         "MR Opportunity Agreement". MR Opportunity Agreement shall have the meaning assigned to it in Section 3.3(b)(ii).

         "MR Response". MR Response shall have the meaning assigned to it in
Section 3.3(b)(ii).

         "MR Response Period". MR Response Period shall have the meaning assigned to it in Section 3.3(b)(ii).

         "MR Terms". MR Terms shall have the meaning assigned to it in Section 3.3(b)(i).

         "NDA". NDA shall have the meaning assigned to it in the definition of "Registration Filing".

         "Net Sales". Net Sales shall mean, with respect to any Product, the gross invoiced sales price of such Product by a Party, its Affiliates and its sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise directly paid or incurred by such Party, its Affiliates or sublicensees with respect to the sale of such Product:

                  (a) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of such Product;

                  (b) amounts repaid or credited by reason of rejections, recalls, returns, rebates and allowances;

                  (c) chargebacks and other amounts paid on sale or dispensing of such Product;

                  (d) retroactive price reductions that are actually allowed or granted;

                  (e) tariffs, duties, excise, sales, value-added or other taxes (other than taxes based on income);

                  (f)      cash discounts for timely payment;

                  (g)      delayed ship order credits; and

                  (h) discounts pursuant to patient discount programs, including without limitation Together Rx and coupon discounts.

         In the case of any sale of Products for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received.

         In the event a Product (for purposes of this paragraph, the "relevant Product") comprises a Selected Drug Candidate and an additional active pharmaceutical ingredient sold in a country in combination for use as a fixed-dose Product as a Combination Therapy, and both a Product comprising the Selected Drug Candidate as the sole active ingredient and a pharmaceutical product containing such additional active pharmaceutical ingredient as the sole active ingredient are sold separately in such country, the Net Sales for the relevant Product in such country shall be calculated by multiplying Net Sales in such country (as would otherwise be determined in accordance with the definition of "Net Sales" as set forth in this Article 1 (i.e., without giving effect to this paragraph or the immediately following paragraph) based on the gross invoiced sales price of the relevant Product minus applicable deductions and taking into account the fair market value of any non-cash consideration) by the fraction A/(A+B), where A is the gross invoiced sales price in such country of the Product comprising the Selected Drug Candidate as the sole active ingredient (when sold separately from the Combination Therapy), and B is the gross invoiced sales price in such country of the pharmaceutical product comprising the additional active pharmaceutical ingredient as the sole active ingredient (when sold separately from the Combination Therapy). Notwithstanding the foregoing, the fractional adjustment set forth in this paragraph shall not apply (and the fractional adjustment and procedures in the immediately following paragraph shall apply instead) in the event actual sales of the separate pharmaceutical product comprising the additional active pharmaceutical ingredient as the sole active ingredient are not more than incidental in such country.

         In the event a Product (for purposes of this paragraph, the "relevant Product") comprises a Selected Drug Candidate and an additional active pharmaceutical ingredient sold in a country in combination for use as a fixed-dose Product as a Combination Therapy, and either a Product comprising the Selected Drug Candidate as the sole active ingredient or the pharmaceutical product comprising the additional active pharmaceutical ingredient as the sole active ingredient is not sold separately in such country, the Net Sales for the relevant Product in such country shall be calculated by multiplying Net Sales in such country (as would otherwise be determined in accordance with the definition of "Net Sales" in this Article 1 (i.e., without giving effect to this paragraph or the immediately preceding paragraph) based on the gross invoiced sales price of the relevant Product minus applicable deductions and taking into account the fair market value of any non-cash consideration) by the fraction A/(A+B), where A is the fair market value in such country of the Product comprising the Selected Drug Candidate as the sole active ingredient (when or if it were (as applicable) sold separately from the Combination Therapy), and B is the fair market value in such country of the pharmaceutical product comprising the additional active pharmaceutical ingredient as the sole active ingredient (when or if it were (as applicable) sold separately from the Combination Therapy). For purposes of calculating the fraction specified in the immediately preceding sentence, Novartis shall make a written proposal to the Joint Steering Committee, for its review and approval, of the fair market value of each component of such fraction, reasonably supported by written documentation. If the Joint Steering Committee is unable to reach agreement on such matters, the provisions of
Section 13.6 shall apply.

         For clarification purposes, there shall be no fractional adjustment in the calculation of Net Sales (i.e., no effect shall be given to the immediately preceding two paragraphs) with respect to any Product comprising a Selected Drug Candidate that is sold together or promoted as a combination with a separate pharmaceutical product (including any interferon) for co-administration as a Combination Therapy.

         "NM-283". NM-283 shall mean a 2'-C-Methyl-cytidine-3'-O-L-valine ester (dihydrochloride salt) or val-mCyd.

         "Non-Breaching Party". Non-Breaching Party shall have the meaning assigned to it in Section 12.3.

         "Non-Competition Period". Non-Competition Period means, on a country-by-country basis, the period beginning on the Effective Date and ending on the earlier of (a) five (5) years after the Effective Date, and (b) the expiration or termination of this Agreement with respect to each country.

         "Non-Material IP". Non-Material IP shall have the meaning assigned to it in Section 11.1(f)(i).

         "Notice of Disagreement". Notice of Disagreement shall have the meaning assigned to it in Section 4.7(f).

         "Novartis". Novartis shall have the meaning assigned to it in the introductory paragraph.

         "Novartis HSE Standards". Novartis HSE Standards shall have the meaning assigned to it in Section 11.3(b).

         "Novartis HCV License". Novartis HCV License shall have the meaning assigned to it in Section 6.1(c)(i).

         "Novartis HCV Option". Novartis HCV Option shall have the meaning assigned to it in Section 3.2(a).

         "Novartis HCV Option Exercise Notice". Novartis HCV Option Exercise Notice shall have the meaning assigned to it in Section 3.2(b).

         "Novartis Intellectual Property". Novartis Intellectual Property shall mean Novartis Know-How and Novartis Patent Rights, collectively.

         "Novartis Know-How". Novartis Know-How shall mean any Know-How that (a) either (i) is Controlled by Novartis on the Effective Date or (ii) comes within Novartis' Control during the Term, and (b) relates to the Development, Manufacture and/or Commercialization of an Early Selection Compound or a Selected Drug Candidate, or related Products; provided, however, that Novartis Know-How in any event excludes Novartis' rights in Joint Know-How.

         "Novartis ODC Option Exercise Notice". Novartis ODC Option Exercise Notice shall have the meaning assigned to it in Section 3.3(a)(ii).

         "Novartis Patent Rights". Novartis Patent Rights shall mean Patent Rights that (a) Cover Novartis Know-How and (b) are Controlled by Novartis; provided, however, that Novartis Patent Rights in any event excludes Novartis' rights in Joint Patent Rights.

         "Novartis Sole Inventions". Novartis Sole Inventions shall have the meaning assigned to it in Section 10.1(a).

         "Novartis Territory". Novartis Territory shall mean worldwide, except for the Co-Commercialization Countries and the Co-Marketing Countries.

         "NPV". NPV shall mean net present value, calculated in accordance with Exhibit E.

         "ODC Late Stage Agreement". ODC Late Stage Agreement shall have the meaning assigned to it in Section 3.3(c)(i).

         "ODC License". ODC License shall have the meaning assigned to it in
Section 6.1(d)(i)(B).

         "ODC Option". ODC Option shall have the meaning assigned to it in
Section 3.3(a)(i).

         "ODC Rights Period". ODC Rights Period shall mean the period beginning on the Effective Date and ending either (a) on the date on which the Majority Equity Standard Period is first terminated, if, on such date, the Minimum Equity Standard Period is also first terminated, or (b) on the earlier of (i) the third
(3rd) anniversary of the date on which the Majority Equity Standard Period is first terminated or (ii) the date on which the Minimum Equity Standard Period is first terminated, if, in the cases of clauses (i) and (ii), on the date that the Majority Equity Standard Period is first terminated, the Minimum Equity Standard Period has not yet terminated.

         "Operating Payments". Operating Payments shall have the meaning assigned to it in Section 8.2.

         "Other Drug Candidate". Other Drug Candidate shall mean any compound which is Controlled by Idenix, other than the HBV Drug Candidates, the Selected HCV Drug Candidate and the Selected Other Drug Candidates, and any prodrugs, active metabolites, polymorphs, salts, hydrates, solvates, enantiomers and/or esters having the same active moiety as such compound.

         "Other HCV Product". Other HCV Product shall have the meaning assigned to it in the definition of "Product".

         "Other Non-HCV Product". Other Non-HCV Product shall have the meaning assigned to it in the definition of "Product".

         "Other Product". Other Product shall have the meaning assigned to it in the definition of "Product".

         "Out-Of-Pocket Costs". Out-of-Pocket Costs shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP or IAS) by either Party and/or its Affiliates.

         "Overpaid Party". Overpaid Party shall have the meaning assigned to it in Section 5.13(b).

         "Owned Property". Owned Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Party". Party shall mean either Idenix or Novartis; Parties shall mean Idenix and Novartis.

         "Patents". Patents shall have the meaning assigned to it in the definition of "Patent Rights".

         "Patent Applications". Patent Applications shall have the meaning assigned to it in the definition of "Patent Rights".

         "Patent Offices". Patent Offices shall have the meaning assigned to it in Section 11.1(f)(v).

         "Patent Rights". Patent Rights shall mean patents and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and supplemental protection certificates relating thereto, and all counterparts thereof or substantial equivalents in any country (collectively, "Patents") and any applications for any of the foregoing ("Patent Applications").

         "PDE". PDE shall mean, unless otherwise specified in a Country Co-Commercialization Plan or Consolidated Co-Commercialization Plan, a primary detail equivalent which is either (a) one (1) Primary Product Presentation, or
(b) two (2) Secondary Product Presentations.

         "Permits". Permits shall have the meaning assigned to it in Section 11.1(i)(i).

         "Person". Person shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

         "Phase I Clinical Trial". Phase I Clinical Trial shall mean a clinical study, conducted in accordance with a protocol approved by the Joint Operations Committee, of a Product in human volunteers with the endpoint of determining initial tolerance, safety and/or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

         "Phase I/IIA Clinical Trial". Phase I/II Clinical Trial shall mean (a) a Phase I Clinical Trial and a Phase IIA Clinical Trial, collectively, or (b) a single clinical study meeting the requirements of a Phase I Clinical Trial and a Phase IIA Clinical Trial.

         "Phase IIA Clinical Trial". Phase IIA Clinical Trial shall mean a clinical study, conducted in accordance with a protocol approved by the Joint Operations Committee, of a Product in patients with the endpoint of determining initial tolerance, safety and/or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

         "Phase IIB Clinical Trial". Phase IIB Clinical Trial shall mean a clinical study, conducted in accordance with a protocol approved by the Joint Operations Committee, of a Product in patients to determine initial efficacy and dose range finding.

         "Phase III Clinical Trial". Phase III Clinical Trial shall mean a clinical study in patients, conducted in accordance with a protocol approved by the Joint Operations Committee, which protocol is designed to ascertain efficacy and safety of a Product for the purpose of preparing and submitting a Registration Filing to the competent Regulatory Authority in a particular country in the Territory.

         "Phase IIIB Clinical Trial". Phase IIIB Clinical Trial shall mean Phase III Clinical Trials commenced before receipt of Regulatory Approval in the jurisdiction where such trials are being conducted, but which are not required for receipt of Regulatory Approval and are conducted primarily for the purpose of Product support (i.e., providing additional drug profile data).

         "Phase IV Clinical Trial". Phase IV Clinical Trial shall mean a clinical study initiated in a country after receipt of Regulatory Approval for a Product in such country.

         "Pirate Good". Pirate Good shall mean any good sold in a country which infringes a Market Exclusivity Right in such country.

         "Pivotal Clinical Trial". Pivotal Clinical Trial shall mean a clinical trial, other than a Phase III Clinical Trial, which will constitute the last clinical trial required to establish the basis upon which a Regulatory Approval could be obtained.

         "PRC". PRC shall mean the People's Republic of China.

         "Pricing Approval". Pricing Approval shall mean such approval, agreement, determination or governmental decision establishing prices for a Product that can be charged to consumers and will be reimbursed by governmental authorities in countries in the Territory where governmental authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

         "Primary Product Presentation". Primary Product Presentation shall mean a full product presentation during a call in which key messages related to a Product are presented in the first position and in a balanced manner consistent with the terms of this Agreement, and at least fifty percent (50%) of the total time of the call is spent on such presentation.

         "Prior Meeting". Prior Meeting shall have the meaning assigned to it in
Section 13.6(a).

         "Proceeding". Proceeding shall have the meaning assigned to it in
Section 11.1(e).

         "Product". Product shall mean each of the following products, in galenic form (packaged and labeled): (a) (i) a product containing LdT as the sole active ingredient or as one of two or more active ingredients (other than the LdC+LdT Product) (the "LdT Product") (ii) a product containing as the sole active ingredients LdT and LdC in a fixed dose combination formulation (the "LdC+LdT Product"), or (iii) a product containing LdC as the sole active ingredient or as one of two or more active ingredients (other than the LdC+LdT Product) (the "LdC Product") (the LdT Product, the LdC+LdT Product and the LdC Product to be collectively referred to as the "HBV Products"), (b) a product containing the Selected HCV Drug Candidate as the sole active ingredient or as one of two or more active ingredients, which additional active ingredient[s] may be an interferon (the "HCV Product"), or (c) each product containing a Selected Other Drug Candidate as the sole active ingredient or as one of two or more active ingredients (each, an "Other Product"), which Other Product shall be either (i) an "Other HCV Product", if the Selected Other Drug Candidate is an HCV Drug Candidate (a "Selected Other HCV Drug Candidate"), or (ii) an "Other Non-HCV Product", if the Selected Other Drug Candidate is not an HCV Drug Candidate (a "Selected Other Non-HCV Drug Candidate"). Without limitation to the foregoing, each Other HCV Product may contain an interferon as an additional active ingredient.

         "Product/Drug-Specific Termination". Product/Drug-Specific Termination shall have the meaning assigned to it in Section 12.3.

         "Product Strategic Plan". Product Strategic Plan shall mean, with respect to each Product, the five (5) year strategic plan prepared by the Joint Operations Committee and approved by the Joint Steering Committee to optimize the Development and Commercialization of such Product in the Co-Commercialization Countries (including establishing pricing and rebate strategies).

         "Product Trademark[s]". Product Trademark[s] shall mean such trademark[s] and service mark[s] as may be proposed by the Joint Operations Committee and approved by the Joint Steering Committee, or otherwise in accordance with this Agreement, for use in connection with the distribution, marketing, promotion and sale of the Products in the Territory and/or accompanying logos, trade dress and/or indicia of origin.

         "Professional". Professional shall mean a physician or other health care practitioner who is permitted, under the Laws of the country of the Territory in which he or she works, to prescribe Products.

         "Projected NPV in the United States". Projected NPV in the United States shall mean that amount of Global Projected NPV which is attributable to sales in the U.S. Territory of the relevant Selected Other Drug Candidate and corresponding Other Products.

         "Promotional Materials". Promotional Materials shall mean promotional, advertising, communication and educational materials relating to a Product for use in connection with the marketing, promotion and sale of such Product in the Territory.

         "Promotion Expenses". Promotion Expenses shall mean those types of marketing, promotional and educational costs and expenses listed in Exhibit I which are Out-of-Pocket Costs and other costs incurred by a Party or any of its Affiliates in connection with the Co-Promotion and Co-Branding of the Products under the approved Consolidated Co-Commercialization Plan as determined in accordance with each Party's standard accounting procedures.

         "Property". Property shall have the meaning assigned to it in Section 11.1(h)(ii).

         "Proposed Resolution Deadline". Proposed Resolution Deadline shall have the meaning assigned to it in Section 13.6(b)(iii).

         "Purchase Price". Purchase Price shall have the meaning assigned to it in Section 8.3(b)(ii)(B).

         "Registered Intellectual Property". Registered Intellectual Property shall have the meaning assigned to it in Section 11.1(f)(i).

         "Registration Expenses". Registration Expenses shall mean, with respect to a Product, all Out-of-Pocket Costs and Fully Allocated Costs incurred by or on behalf of a Party in connection with the preparation and filing of Registration Filings and the maintenance of Regulatory Approvals.

         "Registration Filing". Registration Filing shall mean an application submitted to a Regulatory Authority for marketing approval of a Product for a particular indication which application contains complete details of the Manufacture and testing of such Product, including (a) a New Drug Application ("NDA") filed with the FDA (as more fully defined in 21 CFR 314.5 et seq.) or any successor applications or procedures, (b) except where otherwise specifically provided in this Agreement, any equivalent of an NDA in the Territory, and (c) all supplements and amendments that may be filed with respect to the foregoing.

         "Regulated Products". Regulated Products shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Regulatory Approval". Regulatory Approval shall mean, with respect to a Product in a country, the approval of the applicable Regulatory Authority necessary for the marketing and sale of such Product in such country.

         "Regulatory Authority". Regulatory Authority shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, pricing and/or sale of a pharmaceutical product in a country, including without limitation FDA in the United States and EMEA in the Major EU Countries.

         "Regulatory Law". Regulatory Law shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Rejected Compound". Rejected Compound shall mean any compound Controlled by Idenix with respect to which (a) Novartis has been offered the opportunity to obtain a license therefor as required hereunder and Idenix has complied with its obligations with respect to such compound (including, without limitation, with respect to any rights of first refusal and matching rights),
(b) all licenses, if any, granted hereunder to Novartis with respect to such compound have terminated or expired, and (c) all options or other rights granted hereunder to Novartis to obtain [a] license[s] with respect to such compound have terminated or expired.

         "Release". Release shall have the meaning assigned to it in Section 11.1(h)(i).

         "Restated Certificate". Restated Certificate shall have the meaning assigned to it in the Stock Purchase Agreement.

         "Sales Milestone Payments". Sales Milestone Payments shall have the meaning assigned to it in Section 8.6(a).

         "Sales Representative". Sales Representative shall mean an individual who performs Details and other promotional activities with respect to a Product and who has been appropriately trained and equipped by either Party or its Affiliates to make calls concerning such Product and its approved indications as is customary for the country wherever such individuals are employed.

         "Secondary Product Presentation". Secondary Product Presentation shall mean a full product presentation during a call in which one or more key messages related to a Product are presented in the second position and in a balanced manner consistent with the terms of this Agreement, and at least twenty-five percent (25%) of the total time of the call is spent on such presentation.

         "Selected Drug Candidate". Selected Drug Candidate shall mean an HBV Drug Candidate, the Selected HCV Drug Candidate or a Selected Other Drug Candidate.

         "Selected HCV Drug Candidate". Selected HCV Drug Candidate shall mean either (a) NM-283, including any prodrugs, active metabolites (e.g., NM-107), polymorphs, sales, hydrates, solvates, enantiomers and/or esters having the same active moiety (the "Initial HCV Drug Candidate"), if Novartis exercises the Novartis HCV Option, or (b) in the event and to the extent the Parties mutually agree, in their reasonable discretion, at any time after the Selection Date for the HCV Product, that a Product containing the Initial HCV Drug Candidate cannot achieve Regulatory Approval in the U.S. Territory (an "HCV Failure"), the Backup HCV Drug Candidate, provided that Novartis funds the applicable Backup HCV Development Expenses pursuant to Section 8.3(b)(ii).

         "Selected Other Drug Candidate". Selected Other Drug Candidate shall mean an Other Drug Candidate for which, as applicable, (a) Novartis has submitted to Idenix the Novartis ODC Option Exercise Notice, (b) Novartis has submitted to Idenix an MR Response which includes acceptance of the applicable MR Terms or, if Novartis specifies Alternative MR Terms in the MR Response, the Parties have entered into a mutually agreed MR Opportunity Agreement, or (c) Novartis has submitted to Idenix a License Response which includes acceptance of the applicable License Terms or, if Novartis specifies Alternative License Terms in the License Response, the Parties have entered into a mutually agreed ODC Late Stage Agreement.

         "Selected Other HCV Drug Candidate". Selected Other HCV Drug Candidate shall have the meaning assigned to it in the definition of "Product".

         "Selected Other Non-HCV Drug Candidate". Selected Other Non-HCV Drug Candidate shall have the meaning assigned to it in the definition of "Product".

         "Selection Date". Selection Date shall mean (a) with respect to each HBV Product, the Effective Date, (b) with respect to the HCV Product, the date on which Novartis submits to Idenix the Novartis HCV Option Exercise Notice, and
(c) with respect to each Other Product, the date on which, as applicable, (i) Novartis submits to Idenix the Novartis ODC Option Exercise Notice for the Other Drug Candidate at issue, (ii) Novartis submits to Idenix an MR Response for the Other Drug Candidate at issue which includes acceptance of the applicable MR Terms or, if Novartis specifies Alternative MR Terms in the MR Response, upon effectiveness of an MR Opportunity Agreement, if any, entered into by the Parties, or (iii) Novartis submits to Idenix a License Response for the Other Drug Candidate at issue which includes acceptance of the applicable License Terms or, if Novartis specifies Alternative License Terms in the License Response, upon effectiveness of an ODC Late Stage Agreement, if any, entered into by the Parties.

         "Severed Clause". Severed Clause shall have the meaning assigned to it in Section 13.3.

         "Shortfall Party". Shortfall Party shall have the meaning assigned to it in Section 5.7(c).

         "Sole Inventions". Sole Inventions shall have the meaning assigned to it in Section 10.1(a).

         "Stockholders' Agreement". Stockholders' Agreement shall have the meaning assigned to it in the definition of "Majority Equity Standard Period".

         "Stock Purchase Agreement". Stock Purchase Agreement shall mean the Stock Purchase Agreement by and among Novartis, Idenix U.S. and certain holders of equity securities of Idenix U.S., dated as of March 21, 2003.

         "Subject Affiliate". Subject Affiliate shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party. For purposes of this definition of Subject Affiliate, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of one hundred percent (100%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of one hundred percent (100%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than one hundred percent (100%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.

         "Subject Patents". Subject Patents shall have the meaning assigned to it in Section 11.1(f)(i)

         "Subject Trade Secrets". Subject Trade Secrets shall have the meaning assigned to it in Section 11.1(f)(viii).

         "Subsidiary[ies]". Subsidiary[ies] shall mean, with respect to a Person, any and all corporations, partnerships, joint ventures, associations and other entities controlled by such Person directly or indirectly through one or more intermediaries.

         "Sumitomo Settlement Agreement" Sumitomo Settlement Agreement shall mean the Final Settlement Agreement, dated as of March 26, 2003, between Idenix B.V. and Sumitomo Pharmaceuticals Co., Ltd., a copy of which is attached as Exhibit R.

          "Supply Agreement". Supply Agreement shall mean the Manufacturing and Supply Agreement, dated as of the Effective Date, between the Parties or their respective Affiliates, in the form attached as Exhibit D.

         "Technical Development". Technical Development shall mean, with respect to a Drug Candidate and Products derived therefrom, activities utilizing chemical, pharmaceutical (galenical/formulation science), analytical, engineering and quality assurance principles to produce API or finished pharmaceutical products (i.e., in galenic form) corresponding to such Drug Candidate or Products for clinical or commercial use, including, without limitation, development of (a) chemical processes for manufacturing of API, (b) pharmaceutical processes for the manufacturing of finished pharmaceutical products, (c) analytical methods and testing procedures for API and finished pharmaceutical products, (d) packaging for finished pharmaceutical products, and
(e) stability testing, manufacturing, validation, quality assurance, quality control and documentation standards and/or capabilities as necessary or appropriate. Technical Development shall not include any clinical development activities or preclinical safety activities (e.g., toxicology, pathology, drug metabolism, bioanalytics, pharmacokinetics and pharmacodynamics).

         "Territory". Territory shall mean, with respect to a Product, the Co-Commercialization Countries, the Co-Marketing Countries and the Novartis Territory, collectively.

         "Term". Term shall have the meaning assigned to it in Section 12.1.

         "Third Party". Third Party shall mean any Person other than a Party and its Affiliates.

         "Title 11". Title 11 shall have the meaning assigned to it in Section 13.12.

         "Trade Secrets". Trade Secrets shall have the meaning assigned to it in
Section 11.1(f)(i).

         "UAB License". UAB License shall mean the License Agreement, dated as of June 20, 1998, by and between Idenix U.S., as successor to Novirio Pharmaceuticals Limited, and UAB Research Foundation, as amended.

         "Underpaying Party". Underpaying Party shall have the meaning assigned to it in Section 5.13(c).

         "U.S. Acceptance Date". U.S. Acceptance Date shall have the meaning assigned to it in Section 8.2(a).

         "U.S. Territory". U.S. Territory shall mean the United States of America and all of its territories and possessions, and shall include Puerto Rico.

         "Valid Claim". Valid Claim shall mean a claim (a) of any issued, unexpired Patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any Patent Application that has not been cancelled, withdrawn or abandoned or been pending for more than seven (7) years.

         "Voting Stock". Voting Stock shall have the meaning assigned to it in the Stockholders' Agreement.

                                   ARTICLE 2.

                           MANAGEMENT OF COLLABORATION

                  2.1 General. The goal of the Parties is to effectively and efficiently Develop and Commercialize the Products in a manner to maximize their commercial value, and, subject to the terms and conditions of this Agreement and the Supply Agreement, the Parties shall use their Commercially Reasonable Efforts to conduct their Development and Commercialization activities to so maximize such commercial value for both Parties in all applicable countries in the Territory. To achieve this and other objectives, the Parties desire to provide for (a) joint worldwide Development of the Products, (b) Co-Promotion, Co-Branding and Co-Marketing, as applicable, of the Products in the Co-Commercialization Countries and Co-Marketing Countries, and (c) Commercialization of the Products by Novartis in the Novartis Territory.

                  2.2 Alliance Management Representatives. Each of Novartis and Idenix shall appoint a senior representative having a general understanding of development, regulatory, manufacturing and marketing issues to act as its Alliance Manager ("Alliance Manager"). Each Party will notify the other Party as to the name of the individual so appointed within thirty (30) days after the Effective Date, and each Party may replace its Alliance Manager at any time, upon written notice to the other Party in accordance with Section 13.2. Each Alliance Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communications and collaboration within and among the Joint Steering Committee and Joint Sub-Committees, between the Parties and internally within the Parties. Each Alliance Manager will also be responsible for:

                  (a) facilitating coordination among the various functional representatives of Novartis or Idenix, as appropriate;

                  (b) providing single-point communication for seeking consensus both internally within the respective Party's organization and together regarding key global strategy and plan issues, as appropriate, including facilitating review of external corporate communications in accordance with Section 9.5; and

                  (c) raising cross-country, cross-Party and/or cross-functional disputes to the Joint Steering Committee in a timely manner.

                  2.3 Committees.

                  (a) Joint Steering Committee. The Parties shall establish a Joint Steering Committee (the "Joint Steering Committee"), comprised of two
(2) senior executives of Idenix, two (2) senior executives of Novartis and each Party's Alliance Manager. Each Party shall make its designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall designate as its representatives individuals who have the requisite experience, knowledge and seniority to be able to make decisions on behalf of the Party designating such individual. The Joint Steering Committee shall meet within sixty (60) days after the Effective Date and, thereafter, at least quarterly during the Term to:

                           (i) approve target profiles for the Products and Drug Candidates;

                           (ii) review the efforts of the Parties in performing their respective Development activities;

                           (iii) review and, except as otherwise provided in this Agreement, approve recommendations made by the Joint Manufacturing Committee regarding proposed amendments to the budget in the applicable Manufacturing Plan;

                           (iv)     review and approve Consolidated
         Co-Commercialization Plans, Consolidated Co-Commercialization Budgets, Country Co-Commercialization Plans, Country Co-Commercialization Budgets, Product Strategic Plans and other plans (including the budgets contained therein) prepared by the Joint Sub-Committees;

                           (v) review and approve Product Trademarks as proposed by the Joint Operations Committee;

                           (vi) review the efforts of the Parties in performing their respective Co-Promotion and Co-Branding activities, as applicable, in the Co-Commercialization Countries;

                           (vii) review information concerning Novartis' Commercialization efforts in the Novartis Territory;

                           (viii) establish, as and when necessary and/or appropriate, Joint Sub-Committees in addition to the Joint Operations Committee, the Joint Manufacturing Committee and the Joint Country Commercialization Committees, which additional Joint Sub-Committees shall be organized in such a manner, be delegated such responsibilities and report to the Joint Steering Committee or such other Joint Sub-Committee(s) as the Joint Steering Committee deems appropriate;

                           (ix) review relevant information regarding, and determine, whether Drug Candidates shall be designated as Early Selection Compounds, as further set forth in Section 4.1(b);

                           (x) consider and act upon such other matters as are specified in this Agreement; and

                           (xi) attempt to resolve any disputes relating to this Agreement that may arise between the Parties.

Idenix shall designate the first chairperson of the Joint Steering Committee for the first Contract Year, which designation shall thereafter be rotated between the Parties at the end of each Contract Year. Each Party may from time to time invite a reasonable number of participants (in addition to its designated representatives) to attend meetings of the Joint Steering Committee. The chairperson shall set agendas for the meetings of the Joint Steering Committee; provided that the agendas shall include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of meetings of the Joint Steering Committee, which draft minutes shall be reviewed, modified and approved by the members of the Joint Steering Committee. All decisions of the Joint Steering Committee shall be made by unanimous vote of the Parties, with each Party's representatives collectively having one vote. If the Joint Steering Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Executive Officers for resolution. If the Executive Officers are unable to resolve a matter referred to them under this Section 2.3 within thirty
(30) days after the matter is referred to them, the provisions of Section 13.6 shall apply.

                  (b) Joint Operations Committee. The Parties shall establish a Joint Operations Committee (the "Joint Operations Committee"), comprised of three (3) representatives of Idenix and three (3) representatives of Novartis. Each Party shall make its designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall designate as its representatives to the Joint Operations Committee individuals who have the requisite experience, knowledge and seniority to be able to make the relevant decisions on behalf of the Party designating such individual. The Joint Operations Committee shall meet within sixty (60) days after the Effective Date and, thereafter, as determined by the Joint Steering Committee, to:

                           (i) make recommendations to the Joint Steering Committee with respect to target profiles for the Products and Selected Drug Candidates (including key labeling claims required for commercial success of the Products and Selected Drug Candidates given the competitive environment and any other key Product or Selected Drug Candidate features and benefits that would be used to develop or support a promotional message for the Products or Selected Drug Candidates);

                           (ii) review and, as appropriate, approve, in accordance with Section 4.2, an updated Development Plan (excluding the Development Budget) prepared by Idenix for each Product for Development activities following the relevant Selection Date;

                           (iii) monitor the Parties' activities pursuant to the applicable Development Plan and approve proposed amendments to the applicable Development Plan (excluding, in any event, proposed amendments to the Development Budget);

                           (iv) make recommendations to Novartis with respect to proposed amendments to the Development Budgets;

                           (v) approve protocols for pre-clinical studies and Clinical Trials of the Selected Drug Candidates and Products in the Territory;

                           (vi) monitor and make modifications to the Clinical Trials and studies set forth in clause (v) above;

                           (vii) review and approve material regulatory correspondence, final study reports and submissions to Regulatory Authorities;

                           (viii) facilitate an exchange between the Parties of data, information, material and results relating to the Development of the Selected Drug Candidates and Products in the Territory;

                           (ix) establish and implement procedures regarding the collection, sharing and reporting of adverse event information related to the Selected Drug Candidates and Products in each country in the Territory;

                           (x) establish the overall strategy for the Commercialization of the Products in the Co-Commercialization Countries;

                           (xi)     prepare Product Strategic Plans for the
         Products;

                           (xii) prepare, for review and approval by the Joint Steering Committee, an annual Consolidated Co-Commercialization Plan (including timelines, recommendations on pricing and pricing reimbursement strategies, discounting and rebating), based on the then-current relevant Product Strategic Plans and Country Co-Commercialization Plans prepared by the Joint Country Commercialization Committees, and a Consolidated Co-Commercialization Budget for the Products and updating such Plan and Budget in no event less frequently than once per calendar year;

                           (xiii) prepare and maintain the overall plan for Commercialization in the Co-Commercialization Countries, defining joint planning and executing items, including, without limitation, timelines, Product branding, Product positioning, Product message, tactical plan, staffing, Detailing, budgets and amendments thereto;

                           (xiv) define target groups to be covered by overall marketing efforts in the Co-Commercialization Countries, including without limitation key opinion leaders, physician groups, hospitals and regional buying groups, managed care organizations and governmental and government-affiliates buyers;

                           (xv) review the Parties' respective marketing and promotional activities for consistency with the Consolidated Co-Commercialization Plan;

                           (xvi) develop and propose Product Trademarks for approval by the Joint Steering Committee and as further set forth in
         Section 10.8;

                           (xvii) develop and implement plans and policies regarding journal and other publications;

                           (xviii) develop concepts for potential Phase IIIB Clinical Trials and Phase IV Clinical Trials; and

                           (xix) consider and act upon such other matters as are specified in this Agreement or by the Joint Steering Committee.

Novartis shall designate the first chairperson of the Joint Operations Committee for the first Contract Year, which designation shall thereafter be rotated between the Parties at the end of each Contract Year. Each Party may from time to time invite a reasonable number of participants (in addition to its designated representatives) to attend meetings of the Joint Operations Committee. The chairperson shall set agendas for each of the meetings of the Joint Operations Committee; provided that the agendas shall include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of meetings of the Joint Operations Committee, which draft minutes shall be reviewed, modified and approved by the members of the Joint Operations Committee. All decisions of the Joint Operations Committee shall be made by unanimous vote of the Parties, with each Party's representatives collectively having one vote. If the Joint Operations Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Joint Steering Committee for resolution. The Joint Operations Committee shall provide the Joint Manufacturing Committee with reasonable prior notice of each meeting of the Joint Operations Committee so that a representative from the Joint Manufacturing Committee may be present at such meetings.

                  (c) Joint Manufacturing Committee. The Parties shall establish a Joint Manufacturing Committee (the "Joint Manufacturing Committee") comprised of three (3) representatives of Idenix and three (3) representatives of Novartis. Each Party shall make its designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall designate as its representatives individuals who have the requisite experience, knowledge and seniority to be able to make the relevant decisions on behalf of the Party designating such individual. The Joint Manufacturing Committee shall meet (I) within thirty

(30) days after the Effective Date to discuss and initiate development of a Manufacturing Plan for the HBV Drug Candidates, (II) within ninety (90) days after the Effective Date to discuss and initiate development of a Manufacturing Plan for the Initial HCV Drug Candidate, (III) within thirty (30) days after each applicable Selection Date to discuss and initiate development of a Manufacturing Plan for each Selected Drug Candidate, and (IV) at such other times as determined by the Joint Steering Committee. The Joint Manufacturing Committee will:

                           (i) make specification, supply, fill and finish determinations and oversee Technical Development and production and quality issues with respect to the Initial HCV Drug Candidate, any other HCV Drug Candidate to the extent Novartis makes an applicable election in accordance with Section 2.4(a) of the Supply Agreement, Selected Drug Candidates and Products;

                           (ii) prepare, review and (except with respect to the budgets contained therein) approve the Manufacturing Plans for the HCV Drug Candidates (to the extent contemplated under and/or necessary or appropriate in connection with the Supply Agreement) and for each Selected Drug Candidate and Product;

                           (iii)    in connection with developing the
         Manufacturing Plans, (A) forecast Manufacturing development tasks, timelines, costs/budgets and deliverables, including Product and relevant API validation and certification of specifications and cGMP and quality assurance compliance, (B) perform supply chain risk assessments (which risks assessed shall include, without limitation, risks relating to personnel, location, natural conditions, suppliers, infrastructure, utilities, materials, processes, past supply performance, lead times, information technology systems and quality and regulatory issues), and (C) prepare action plans which shall provide for, among other things, second supply points, adequate safety stock, adequate capacity and key performance indicators, in each case as needed to support the approved Development Plan[s];

                           (iv) monitor the Parties' activities pursuant to the Manufacturing Plans and prepare, review and (except with respect to the budgets contained therein) approve proposed amendments, including updates, to the Manufacturing Plans;

                           (v) make recommendations to the Joint Steering Committee with respect to proposed amendments, including updates, to the budgets contained in the Manufacturing Plans;

                           (vi) review Technical Development and related information regarding Early Selection Candidates that it requests and receives from Idenix from time to time; and

                           (vii) consider and act upon such other matters relating to the Supply Agreement as necessary or appropriate, or such matters as are specified in this Agreement or by the Joint Steering Committee.

Idenix shall designate the first chairperson of the Joint Manufacturing Committee for the first Contract Year, which designation shall thereafter be rotated between the Parties at the end of each Contract Year. The chairperson shall set agendas for each of the meetings of the Joint Manufacturing Committee; provided that the agendas shall include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of meetings of the Joint Manufacturing Committee, which draft minutes shall be reviewed, modified and approved by the members of the Joint Manufacturing Committee. All decisions of the Joint Manufacturing Committee shall be made by unanimous vote of the representatives of the two Parties, with each Party's representatives collectively having one vote. If the Joint Manufacturing Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Joint Steering Committee for resolution. A representative from the Joint Manufacturing Committee shall be present at all meetings of the Joint Operations Committee to provide reports and updates on the activities of the Joint Manufacturing Committee.

                  (d) Joint Country Commercialization Committee. The Parties shall establish a separate Joint Country Commercialization Committee for each Product in each Co-Commercialization Country (each, a "Joint Country Commercialization Committee"), each committee being comprised of three (3) representatives of Idenix and three (3) representatives of Novartis. Each Party shall make its designation of its representatives not later than thirty (30) days after the applicable Selection Date. Each Party shall designate as its representatives to the Joint Commercialization Product Committees individuals who have the requisite experience, knowledge and seniority to be able to make relevant decisions on behalf of the Party designating such individual.

                           (i) Each such Joint Country Commercialization Committee shall meet within sixty (60) days after the applicable Selection Date and, thereafter, as determined by the Joint Steering Committee, to:

                           (A) prepare and recommend to the Joint Steering Committee (and to Joint Operations Committee so that it may prepare Consolidated Co-Commercialization Plans and Consolidated Co-Commercialization Budgets) an annual Country Co-Commercialization Plan and Country Co-Commercialization Budget for its Co-Commercialization Country, provided, that the Joint Country Commercialization Committee shall consider whether to reflect any of the Commercialization and marketing guidelines set forth in Exhibit O in such Country Co-Commercialization Plan[s];

                           (B) monitor compliance with the Joint Steering Committee-approved Country Co-Commercialization Plan for its respective Co-Commercialization Country;

                           (C) provide written notification to the Joint Operations Committee of (1) any overspends or underspends with respect to the approved Country Co-Commercialization Budget for its respective Co-Commercialization Country, or (2) any divergence from the approved Country Co-Commercialization Plan for its respective Co-Commercialization Country, in each case stating in reasonable detail the reasons therefor and the action being taken, or proposed to be taken, with respect thereto;

                           (D) report details of Promotion Expenses incurred by each Party in its respective Co-Commercialization Country to the Joint Operations Committee;

                           (E)      develop and implement local
                  scientific/promotional messages and advertising strategies consistent with the approved Country Co-Commercialization Plan for its respective Co-Commercialization Country and core scientific/promotional messages and advertising guidelines approved by the Joint Operations Committee;

                           (F) develop and implement strategies for the Detailing and marketing of the Product in its respective Co-Commercialization Country, including allocation of responsibility for such activities, and monitoring the Parties' performance of such activities under Section 5.7;

                           (G) manage allocations and spending parameters for the relevant Product within its respective Co-Commercialization Country, including, without limitation, sample allocations per Sales Representative and allocation of spending for grants, symposia and speaker programs, in accordance with the relevant approved Country Co-Commercialization Plan and Country Co-Commercialization Budget;

                           (H)      plan and conduct educational and
                  professional symposia in accordance with the relevant approved Country Co-Commercialization Plan and Country
                  Co-Commercialization Budget;

                           (I) recommend to the Joint Operations Committee for approval, appropriate Clinical Trials (including investigator initiated studies and medical affairs studies) in its respective Co-Commercialization Country;

                           (J) monitor advertising placement and market responses;

                           (K) initiate and monitor market research and pharmacoeconomic studies, plan medical/scientific liaison and managed markets/health authority liaison support, in accordance with the relevant approved Country
                  Co-Commercialization Plan and Country Co-Commercialization Budget;

                           (L) recommend to the Joint Operations Committee the number of Details to be made by each Party's Sales Representatives in its respective Co-Commercialization Country for each calendar quarter during the Term;

                           (M) prepare, and submit to the Joint Operations Committee, Country Co-Promotion Reports for its respective Co-Commercialization Country;

                           (N)      monitor, and coordinate appropriate
                  responses to, routine medical and consumer inquiries received by the Parties and responded to by the Parties;

                           (O) develop and implement local regulatory strategy and labeling in accordance with the relevant approved Product Strategic Plan, approved Development Plan, Country Co-Commercialization Plan and Country Co-Commercialization Budget and global guidelines;

                           (P) develop and implement local publication and communication strategies in accordance with the relevant approved Country Co-Commercialization Plan, Country Co-Commercialization Budget and global guidelines;

                           (Q)      make recommendations to the Joint
                  Manufacturing Committee regarding final product images and packaging for the Products in its respective
                  Co-Commercialization Country; and

                           (R) determine local terms and conditions of sale for the relevant Product (including without limitation rebates and managed market matters) in accordance with the relevant approved Country Co-Commercialization Plan and Country Co-Commercialization Budget and global guidelines.

                           (ii) In addition to the foregoing, each Joint Country Commercialization Committee shall manage the performance of the approved Development Plan insofar as it relates to its relevant Product and its respective Co-Commercialization Country. In particular, solely with respect to its relevant Product in its respective Co-Commercialization Country, each Joint Country Commercialization Committee will:

                           (A) facilitate the exchange and reporting to the Joint Operations Committee of all relevant Development information and data relating to the relevant Product;

                           (B) at the request of the Joint Operations Committee, provide input with respect to the proposed Development Plan and Development Budget; and

                           (C) review and report to the Joint Operations Committee on country-specific Development activities against the then-applicable approved Development Plan.

Idenix shall designate the first chairperson of the each Joint Country Commercialization Committee for a Product in the U.S. Territory, in each case for the Contract Year in which the applicable Selection Date falls (or portion thereof) plus the next succeeding Contract Year, which designation shall thereafter be rotated between the Parties at the end of every two Contract Years. Novartis shall designate the chairperson of each Joint Country Commercialization Committee for a Product in each Major EU Country, and such designation shall in no event rotate to Idenix. The chairperson shall set agendas for each of the meetings of the applicable Joint Country Commercialization Committee; provided that the agendas shall include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of meetings of the applicable Joint Country Commercialization Committee, which draft minutes shall be reviewed, modified and approved by the members of the applicable Joint Country Commercialization Committee. All decisions of each Joint Country Commercialization Committee shall be made by unanimous vote of the Parties, with each Party's representatives collectively having one vote. If a Joint Country Commercialization Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Joint Operations Committee for resolution.

                  (e) Meeting Logistics for Joint Steering Committee and Joint Sub-Committees. The location of the meetings of each of the Joint Steering Committee and the Joint Sub-Committees shall alternate between Boston, Massachusetts, on the one hand, and, at the discretion of Novartis, Basel, Switzerland or East Hanover, New Jersey, on the other hand, or as otherwise agreed by the Parties. The Joint Steering Committee and Joint Sub-Committees may also meet by means of a telephone or video conference call, and may take action by vote at a meeting or telephone or video conference call, or pursuant to a written vote. Each Party may change any one or more of its representatives to the Joint Steering Committee and/or the Joint Sub-Committees at any time upon notice to the other Party in accordance with Section 13.2. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee and the Joint Sub-Committees. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors (provided they are engaged under obligations of confidentiality) to attend the meetings of the Joint Steering Committee and/or the Joint Sub-Committees.

                  (f) Costs of Committee Participation. Each Party shall bear its own costs associated with its participation in the Joint Steering Committee and the Joint Sub-Committees. For clarity, such costs shall not be includable in Development Expenses or Registration Expenses.

                                   ARTICLE 3.

                             DESIGNATION OF PRODUCTS

                  3.1 HBV Products. The Parties acknowledge and agree that the HBV Drug Candidates are Selected Drug Candidates.

                  3.2      HCV Option.

                  (a) Option. Subject to the terms and conditions of this Agreement, Idenix hereby grants to Novartis an exclusive option (the "Novartis HCV Option") to obtain the Novartis HCV License.

                  (b) Exercise. Without limitation to Idenix' obligations to provide Novartis quarterly written reports pursuant to Section 4.1, Idenix shall provide written notice to Novartis of its anticipated commencement of a Phase III Clinical Trial or a Pivotal Trial with respect to the Initial HCV Drug Candidate at least ninety (90) days prior to such anticipated commencement (the "Commencement Notice"), such notice to include a proposed Development Plan and Development Budget. Novartis may exercise the Novartis HCV Option by submitting a written notice to Idenix requesting the Novartis HCV License together with the fee to be paid by Novartis pursuant to Section 8.1(b) (such notice and fee together, the "Novartis HCV Option Exercise Notice") on or before the later of the commencement of a Phase III Clinical Trial or a Pivotal Clinical Trial with respect to the Initial HCV Drug Candidate, on the one hand, or the expiration of ninety (90) days after Novartis' receipt of the Commencement Notice, on the other hand (such later date, the "Commencement Notice Due Date").

                  (c) Idenix Rights. So long as Idenix has provided Novartis with the Commencement Notice in accordance with paragraph (b) above, if Novartis has not submitted to Idenix a Novartis HCV Option Exercise Notice on or before the Commencement Notice Due Date, then Idenix shall be thereafter free, without any further obligation to Novartis, to Develop and Commercialize, in all areas of the world, the Initial HCV Drug Candidate and any products of which the Initial HCV Drug Candidate constitutes a part, either alone or with Third Parties. Notwithstanding the foregoing, if a Clinical Trial other than a Phase III Clinical Trial or a Pivotal Trial with respect to the Initial HCV Drug Candidate is converted into or otherwise becomes the equivalent of a Phase III Clinical Trial or a Pivotal Trial, then Idenix shall provide written notice thereof to Novartis, such notice to include a proposed Development Plan and Development Budget, as soon as commercially practicable and Novartis shall thereafter have ninety (90) days after the date of receipt of such notice to exercise the Novartis HCV Option by submitting to Idenix a Novartis HCV Option Exercise Notice; provided, however, that Novartis shall use Commercially Reasonably Efforts to make a decision (and submit to Idenix a Novartis HCV Option Exercise Notice) as soon as practicable so as not to delay the commencement of any additional Clinical Trials. In any event, if Novartis has not submitted to Idenix a Novartis HCV Option Exercise Notice prior to the expiration of such ninety (90) day period, then Idenix shall be thereafter free, without any further obligation to Novartis, to Develop and Commercialize, in all areas of the world, the Initial HCV Drug Candidate and any products of which the Initial HCV Drug Candidate constitutes a part, either alone or with Third Parties.

                  3.3      ODC Options.

                  (a)      Option.

                           (i) Subject to the terms and conditions of this Agreement, Idenix hereby grants to Novartis, during the ODC Rights Period, an exclusive option (each, an "ODC Option") to obtain the relevant ODC License with respect to each Other Drug Candidate and the Other Products derived therefrom, once such Other Drug Candidate has reached the endpoints of (A) a Phase I/IIA Clinical Trial with respect to such Other Drug Candidate, in the case of any compound discovered by Idenix or on behalf of Idenix incident to a directed research contract or sponsored research agreement (a "Discovered Compound"), or (B) a Phase IIB Clinical Trial with respect to such Other Drug Candidate, in the case of any compound licensed-in by Idenix (other than a Discovered Compound) (a "Licensed Compound").

                           (ii) Exercise. Without limitation to Idenix' obligations to provide quarterly written reports pursuant to Section 4.1, Idenix shall provide written notice to Novartis not later than forty-five (45) days after the last patient to be enrolled in the trial has completed treatment in the relevant Phase I/IIA Clinical Trial, in the case of a

         Discovered Compound, or of the relevant Phase IIB Clinical Trial, in the case of a Licensed Compound. Such notice will include a proposed Development Plan and Development Budget and efficacy, safety and such other related material information from the final data set for the relevant Phase I/IIA (in the case of a Discovered Compound) or Phase IIB Clinical Trial (in the case of a Licensed Compound) (the "Completion Notice"). In addition, Idenix shall include in the Completion Notice its proposals for milestone payments, including a proposed payment schedule, as determined by Idenix, and to be considered by Novartis, in accordance with Section 8.8. Such proposals shall be considered by Novartis and, if Novartis exercises its ODC Option, agreed upon by the Parties in accordance with Section 8.8. Novartis may exercise the ODC Option with respect to the relevant Other Drug Candidate and the Other Products derived therefrom, by submitting a written notice to Idenix requesting the relevant ODC License (the "Novartis ODC Option Exercise Notice") on or before the later of (A) the completion of the Phase I/IIA Clinical Trial or Phase IIB Clinical Trial, on the one hand and as the case may be, or (B) the expiration of ninety (90) days after Novartis' receipt of the Completion Notice, on the other hand (such later date (A) or (B), the "Completion Notice Due Date"), and upon such submission the applicable license to Novartis under Section 6.1(d)(i) shall be deemed effective; provided, however, that in the event the Parties cannot agree on projections, milestone payments and/or payment schedules and, in accordance with the provisions of Section 8.8, the disagreement becomes subject to the provisions of Section 13.6, the Completion Notice Due Date shall be extended to a date that is sixty (60) days after the disagreement is resolved in accordance with Section 13.6.

                           (iii)    Idenix Rights. Subject to the provisions of
         Section 3.4, so long as Idenix has provided Novartis with the Completion Notice in accordance with paragraph (ii) above, if Novartis has not submitted to Idenix a Novartis ODC Option Exercise Notice on or before the Completion Notice Due Date, then Idenix shall be thereafter free, without any further obligation to Novartis, to Develop and Commercialize, in all areas of the world, the relevant Other Drug Candidate and the Other Products derived therefrom, either alone or with Third Parties.

                  (b)      Matching Rights.

                           (i) Opportunities. If, at any time during the Matching Rights Period, (A) an Other Drug Candidate has reached the endpoints of (1) a Phase I/IIA Clinical Trial, in the case of a Discovered Compound, or (2) a Phase IIB Clinical Trial, in the case of a Licensed Compound, and (B) Idenix intends to Develop or Commercialize, in collaboration with one or more Third Parties, such Other Drug Candidate and the Other Products derived therefrom (an "MR Opportunity"), then Idenix shall provide written notice of such intent to Novartis, which notice shall include information reasonably necessary to enable Novartis to make an informed decision with respect to such MR Opportunity, including all materials terms and conditions, a proposed Development Plan and Development Budget and all efficacy, safety and such other related material information from the final data set for the relevant Phase I/IIA Clinical Trial (in the case of a Discovered Compound) or Phase IIB Clinical Trial (in the case of a Licensed Compound) (the "MR Terms"). For purposes of clarity, Idenix shall be free, without any obligation to Novartis, to itself, to the exclusion of all Third Parties (other than subcontractors of Idenix such as contract research organizations, contract manufacturers, contract employees, consultants and the like which merely conduct activities on behalf of Idenix and subject to Idenix' supervision and control), to Develop and Commercialize anywhere in the world any Other Drug Candidate, and the Other Products derived therefrom, which reached the endpoints of (C) a Phase I/IIA Clinical Trial, in the case of a Discovered Compound, or (D) a Phase IIB Clinical Trial, in the case of a Licensed Compound, at any time during or after the Matching Rights Period.

                           (ii) Process. Novartis shall notify Idenix in writing within [**] days after receipt of the MR Terms (the "MR Response Period"; such notice, the "MR Response") if it wishes to accept such MR Terms, upon which acceptance the Parties shall be bound by such MR Terms and, without prejudice to the binding nature of such MR Terms, the Parties shall use Commercially Reasonable Efforts to execute a definitive agreement (each, an "MR Opportunity Agreement") reflecting such MR Terms within [**] days after the date of the MR Response. However, Novartis may specify in the MR Response terms other than the MR Terms which Novartis is willing to accept (the "Alternative MR Terms"), in which case the Parties shall not be bound to any terms unless and until they enter into an MR Opportunity Agreement on mutually agreed to terms.

                           (iii)    Idenix Rights. Subject to the provisions of
         Section 3.4, if (A) Novartis does not respond during the MR Response Period, (B) Novartis indicates during the MR Response Period that it has no interest in accepting the MR Terms, or (C) Novartis specifies Alternative MR Terms (and the Parties do not enter into an applicable MR Opportunity Agreement), then Idenix shall be free thereafter, without any further obligation to Novartis, to Develop and Commercialize such Other Drug Candidate and Other Products derived therefrom anywhere in the world, itself or through Third Parties, which, if done in conjunction with [a] Third Party[ies], shall be on terms not more favorable, taken as a whole, to such Third Party[ies], than the MR Terms (if Novartis did not propose Alternative MR Terms) or the Alternative MR Terms (if Novartis did propose Alternative MR Terms).

                  (c)      Other Drug Candidates In-Licensed At or After Phase
                           III.

                           (i) Right of First Refusal. If, at any time during the Term, (A) an Other Drug Candidate (and any Other Products derived therefrom) is licensed-in by Idenix which, at the time of such in-license, is in or beyond Phase III Clinical Trials (a "Late-Stage In-Licensed ODC"), and (B) Idenix intends to license to any Third Party the right to Develop or Commercialize such Late-Stage In-Licensed ODC or Idenix considers a bona fide offer from a Third Party to Develop or Commercialize such Late-Stage In-Licensed ODC (each, a "License Opportunity"), then Idenix shall provide written notice of such intent to Novartis, which notice shall include, as applicable, all material terms and conditions to be offered by Idenix or a copy of such bona fide offer from such Third Party containing all material terms and conditions (such material terms and conditions offered by Idenix or contained in the Third Party bona fide offer, as appropriate, the "License Terms"), and information reasonably necessary to enable Novartis to make an informed decision with respect to such License Opportunity (the "License Notice"). If

         Novartis notifies Idenix in writing within [**] days after receipt of the License Notice (the "License Response Period"; such notice, the "License Response") that it wishes to accept such License Terms, the Parties shall be bound by such License Terms and, without prejudice to the binding nature of such License Terms, the Parties shall use Commercially Reasonable Efforts to execute a definitive agreement (an "ODC Late Stage Agreement") reflecting such License Terms within [**] days after the date of the License Response. However, Novartis may specify in the License Response terms other than the License Terms which Novartis is willing to accept (the "Alternative License Terms"), in which case the Parties shall not be bound to any terms unless and until they enter into an ODC Late Stage Agreement on mutually agreed to terms. For purposes of clarity, Idenix shall be free, without any obligation to Novartis, to itself, to the exclusion of all Third Parties (other than subcontractors of Idenix such as contract research organizations, contract manufacturers, contract employees, consultants and the like which merely conduct activities on behalf of Idenix and subject to Idenix' supervision and control), Develop and Commercialize anywhere in the world any Late-Stage In-Licensed ODC at any time during or after the Term.

                           (ii)     Idenix Rights. Subject to the provisions of
         Section 3.4, if (A) Novartis does not respond during the License Response Period, (B) Novartis indicates during the License Response Period that it has no interest in accepting the License Terms, or (C) Novartis specifies Alternative License Terms (and the Parties do not enter into an applicable ODC Late Stage Agreement), then Idenix shall be free thereafter, without any further obligation to Novartis, to Develop and Commercialize such Late-Stage In-Licensed ODC and the Other Products derived therefrom anywhere in the world, itself or through Third Parties, which, if done in conjunction with [a] Third Party[ies], shall be on terms not more favorable, taken as a whole, to such Third Party[ies] than the License Terms (if Novartis did not propose Alternative License Terms) or the Alternative License Terms (if Novartis did propose Alternative License Terms).

                  3.4 Rejected Compounds. Except to the extent prohibited by any other written agreement between the Parties, Idenix may, in its sole discretion and without any obligation to Novartis, determine whether and how (itself or through Third Parties) to develop, commercialize and/or manufacture any Rejected Compound and products derived therefrom anywhere in the world; provided, however, that if Novartis believes in good faith that Idenix did not offer to Novartis the right to obtain a license to any compound Controlled by Idenix as required hereunder, or that any license, or any option or other right to obtain a license, granted hereunder to Novartis with respect to such compound have not terminated or expired, then in each case the provisions of Section 13.6 shall apply and such compound shall not be deemed a Rejected Compound unless it is so determined in accordance with the procedures set forth in Section 13.6.

                                   ARTICLE 4.

                             DEVELOPMENT OF PRODUCTS

                  4.1      Idenix Development Activities.

                  (a) Pre-ESC Development. With respect to any Drug Candidate that is neither an Early Selection Compound nor a Selected Drug Candidate, Idenix alone may, in its sole discretion, determine whether and how to Develop such Drug Candidate and corresponding products, and shall be responsible for all related Development expenses; provided that Idenix shall provide Novartis with quarterly written reports regarding the status of such Development activities.

                  (b) Early Selection Compounds. Either Party may, at any time and from time to time, in good faith provide written notice to the Joint Steering Committee requesting that a Drug Candidate which is neither an Early Selection Compound nor a Selected Drug Candidate be considered as an Early Selection Compound. The Joint Steering Committee shall determine, in accordance with criteria and procedures to be established by such committee, whether such Drug Candidate shall be an Early Selection Compound. If the Joint Steering Committee determines that such Drug Candidate shall not be an Early Selection Compound, the provisions of Section 4.1(a) shall apply with respect to such Drug Candidate; provided that either Party may again, with good reason and from time to time, present such Drug Candidate to the Joint Steering Committee for consideration as an Early Selection Compound under this Section 4.1(b).

                  4.2      Development Plan.

                  (a) Prior to Selection Date. Promptly after the determination by the Joint Steering Committee that a particular Drug Candidate is an Early Selection Compound, Idenix shall prepare, in consultation with Novartis, a Development Plan for the Development of such Early Selection Compound, and thereafter, until such Early Selection Compound becomes a Selected Drug Candidate or a Rejected Compound, Idenix shall review, in consultation with Novartis, such Development Plan on an annual basis and shall make any amendments or modifications as Idenix deems necessary or appropriate. Idenix shall provide to the Joint Manufacturing Committee technical development information regarding Early Selection Candidates as reasonably requested by the Joint Manufacturing Committee from time to time.

                  (b) From and After Selection Date. Promptly after the Selection Date for each Product, and except to the extent covered by an applicable Development Plan attached hereto as Exhibit H (as may be amended pursuant to this Agreement), Idenix shall prepare a proposed Development Plan for such Product for review and consideration by the Joint Operations Committee; provided that if the Drug Candidate corresponding to such Product was an Early Selection Compound, such proposed Development Plan may comprise an update of the Development Plan for such Early Selection Compound. The Parties shall review and consider, and approve or reject, through their representatives on the Joint Operations Committee, each proposed Development Plan (excluding, in any event, the related Development Budget) for a Product and any amendments and modifications thereto on an expeditious basis, and no Development Plan or any amendments or modifications thereto (excluding, in any event, the related Development Budget) shall be considered final unless and until approved by the Joint Operations Committee. The Joint Operations Committee shall review any previously approved Development Plans (excluding, in any event, the related Development Budgets) on an annual basis and shall consider and/or approve any amendments or modifications as necessary or appropriate. The Development Plans attached hereto as Exhibit H shall be considered initial Development Plans that have been approved by the Joint Operations Committee. For purposes of this Agreement, references to approval of a Development Plan or an approved Development Plan (in each case, excluding the related Development Budget) shall mean, respectively, approval by the Joint Operations Committee of a Development Plan, or a Development Plan that has been approved by the Joint Operations Committee, pursuant to this Section 4.2(b).

                  4.3      Development Budget.

                  (a) Proposals Prior to Selection Date. In connection with the proposed Development Plans to be developed by Idenix for each Early Selection Compound and related Product[s] in accordance with Section 4.2(a), Idenix shall prepare and submit to Novartis for its review and approval, pursuant to Section 4.3(c), a proposed Development Budget for each such Early Selection Compound and related Product[s].

                  (b) Proposals From and After Selection Date. Promptly after the Selection Date for each Product, the Joint Operations Committee shall prepare a proposed Development Budget for such Product for review and approval by Novartis pursuant to Section 4.3(c); provided that if the Drug Candidate corresponding to such Product was an Early Selection Compound, such proposed Development Budget may comprise an update of the Development Budget for such Early Selection Compound.

                  (c) Approval. Novartis shall review, consider and, in its reasonable discretion, approve or reject each proposed Development Budget for an Early Selection Compound, and the related Product[s], and any proposed amendments and modifications thereto on an expeditious basis. Novartis shall review, consider and, in its sole discretion, approve or reject each proposed Development Budget for a Selected Drug Candidate, and the related Product[s], and any proposed amendments and modifications thereto on an expeditious basis. Novartis may, in its reasonable discretion, amend or modify any proposed or previously-approved Development Budget for an Early Selection Compound. Novartis may, in its sole discretion, amend or modify any proposed or previously-approved Development Budget for a Selected Drug Candidate. No Development Budget shall be considered final unless and until approved by Novartis and, for purposes of this Agreement, references to approval of a Development Budget or an approved Development Budget shall mean, respectively, approval by Novartis of a Development Budget, or a Development Budget that has been approved by Novartis, pursuant to this Section 4.3(c). Notwithstanding the foregoing, Idenix shall be under no obligation to undertake Development activities with respect to any Product for which Novartis has not approved the relevant Development Budget, and, in the event of any rejection by Novartis of any proposed amendments or modifications to a Development Budget, Idenix may continue to operate under the most-recently approved Development Budget until Novartis approves an amended or modified Development Budget. The Development Budgets included in the Development Plans attached hereto as Exhibit H shall be considered initial Development Budgets that have been approved by Novartis.

                  4.4 Development Responsibilities. Except to the extent specified to the contrary in the relevant approved Development Plan, Idenix shall be responsible for administering and executing the Development of the Early Selection Compounds and the Selected Drug Candidates, and the Products derived therefrom, in accordance with, respectively, the Development Plans developed in consultation with Novartis and the approved Development Plans. Each Party shall use Commercially Reasonable Efforts to carry out the Development activities assigned to such Party in such Development Plans and to conduct such work in material compliance with all applicable Laws, including, without limitation, Good Practices and export and import control laws.

                  4.5 Interferon. Novartis shall use Commercially Reasonable Efforts to be in a position to provide, within twenty-four (24) months after the Effective Date, a sustained release interferon formulation that is comparable and not clinically inferior to the current standard once-a-week pegylated interferon treatment for HCV ("Interferon") for inclusion in a Combination Therapy either (a) as a fixed-dose Product containing as active ingredients Interferon, on the one hand, and the Selected HCV Drug Candidate or any Selected Other HCV Drug Candidate, on the other hand, or (b) as a separate co-administration product sold together or promoted as a combination with a Product containing as an active ingredient the Selected HCV Drug Candidate or any Selected Other HCV Drug Candidate. Within such twenty-four (24) month period, Novartis shall be deemed to be in a position to provide such Interferon to Idenix at such time as Novartis determines, in its reasonable discretion during such twenty-four (24) month period, that it has sufficient data to submit an Investigational New Drug Application to the FDA for such Interferon. Notwithstanding anything to the contrary contained herein, (a) Novartis, if it does not exercise the Novartis HCV Option, or an ODC Option for an Other HCV Product, shall not be liable for any failure to use such Commercially Reasonable Efforts within the aforementioned twenty-four (24) month period, and (b) Novartis shall in no event have any obligation to use such Commercially Reasonable Efforts after the expiration of such twenty-four (24) month period. If, subject to the provisions of the foregoing sentence, Novartis is in such a position to provide an Interferon, whether internally developed by Novartis or licensed or otherwise acquired by Novartis from a Third Party, within such time period, Novartis shall provide notice thereof to Idenix (the "Interferon Availability Notice") and Idenix shall have, subject to Novartis' exercise of the Novartis HCV Option or an ODC Option for an Other HCV Product, the exclusive option to obtain the Interferon License (notwithstanding the exclusive nature of any license granted to Novartis pursuant to Sections 6.1(c) and (d) and subject to the terms and conditions of this Agreement and the Supply Agreement). Idenix may exercise such option by providing written notice to Novartis within ninety
(90) days after Novartis' provision of the Interferon Availability Notice (the "Interferon Acceptance Notice"). If Idenix does not exercise such option within such time period, then Novartis shall be thereafter free, without any further obligation to Idenix, to, alone or with Third Parties, Develop, Commercialize, and Manufacture such Interferon, and any products containing such Interferon (other than the Products hereunder), anywhere in the world.

                  4.6 Global Harmonized Clinical Trials. The Parties shall use Commercially Reasonable Efforts to design and conduct the Clinical Trials with respect to the Drug Candidates and Products in accordance with the Global Harmonized Clinical Trial Guidelines.

                  4.7      Regulatory Filings and Approvals.

                  (a) Major EU Countries and Novartis Territory. Subject to the provisions of paragraph (g) below, Novartis shall be the Lead Regulatory Party, and shall own all Registration Filings and Regulatory Approvals, with respect to each Product in the Major EU Countries and in the Novartis Territory.

                  (b) U.S. Territory. Subject to the provisions of paragraph (g) below, Idenix shall be the Lead Regulatory Party with respect to each Product in the U.S. Territory, provided, however, that Novartis shall perform the regulatory tasks set forth on Exhibit M with respect to each Product in the U.S. Territory, or as otherwise deemed appropriate by the Joint Operations Committee.

                  (c) Assistance. The Lead Regulatory Party shall license, transfer, provide a letter of reference with respect to, or take other action necessary to make available the relevant Registration Filings and resulting Regulatory Approvals to the other Party.

                  (d)      Regulatory Coordination.

                           (i) The Lead Regulatory Party shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to each applicable Regulatory Authority with respect to each Product. The Lead Regulatory Party shall perform all such activities in accordance with the Joint Steering Committee-approved Development Plan, relevant Country Co-Commercialization Plans and pricing strategies and guidelines.

                           (ii) The Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable the Lead Regulatory Party to comply with all regulatory obligations on a global basis, including, without limitation, filing updates, pharmacovigilance filings and investigator notifications. The Parties shall provide to each other prompt notice of any approved Registration Filing.

                  (e) Regulatory Meetings and Correspondence. The Lead Regulatory Party shall be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to each Product. To the extent practicable in the Novartis Territory and the Major EU Countries, and in all cases in the U.S. Territory, the other Party shall have the right to have a reasonable number of representatives participate in all material meetings and telephone discussions between representatives of the Lead Regulatory Party and applicable Regulatory Authorities with respect to each Product.

                  (f) Review of Correspondence. The Lead Regulatory Party shall promptly provide to the other Party copies of any documents or other correspondence received from the applicable Regulatory Authorities pertaining to each Product (including, without limitation, any meeting minutes). To the extent practicable, the Lead Regulatory Party shall, subject to applicable Law, provide the other Party with drafts of any documents or other correspondence to be submitted to Regulatory Authorities pertaining to each Product, sufficiently in advance of submission so that such other Party may review and comment on such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions, as it may affect the Development or Commercialization of such Product. The Lead

Regulatory Party agrees to consider all such comments in good faith, taking into account the best interest of such Product on a global basis. If, after considering in good faith the other Party's comments regarding the content of a proposed submission to a Regulatory Authority, the Lead Regulatory Party disagrees with such other Party's view, the Lead Regulatory Party shall notify such other Party in writing (a "Notice of Disagreement"). If such other Party believes that the Lead Regulatory Party's proposed submission is likely to have a material adverse effect on the Development or Commercialization of such Product on a global basis, it shall so notify the Lead Regulatory Party, and, provided that such notification is delivered to the Lead Regulatory Party within three (3) Business Days following receipt of the Notice of Disagreement, such other Party shall have the right to request that the Joint Operations Committee immediately convene, either in person or by telephone, in order to discuss the matter, in which case such meeting shall occur within three (3) Business Days following such other Party's request. If, after the discussions of the Joint Operations Committee, the Parties remain in disagreement regarding the proposed submission, the Lead Regulatory Party may file such submission as it reasonably deems appropriate; provided, however, that any such submission shall not be inconsistent with the best interest of such Product on a global basis, and shall not be inconsistent with the relevant approved Development Plan. Notwithstanding anything to the contrary contained herein, Idenix shall not file any submissions with respect to any Early Selection Compound or Selected Drug Candidate (including any corresponding Products) without the prior written consent of Novartis.

                  (g) Review of Lead Regulatory Party Appointments. At least six (6) months prior to the planned submission of the first Registration Filing for each Product in each Co-Commercialization Country, the Joint Steering Committee shall review the appointment of the Lead Regulatory Party for each Co-Commercialization Country. In conducting such review, the Joint Steering Committee evaluation shall be based upon the following factors: (i) the most expeditious route to Regulatory Approval with the desired labeling for the relevant Product in the relevant country; and (ii) each Party's ability to certify that it is not presently subject to, and does not reasonably anticipate becoming subject to, an FDA mandated application integrity program or other equivalent form of regulatory review that would adversely affect such Party's ability to obtain Regulatory Approval in the country in an expeditious manner. At that time, the Joint Steering Committee shall have the right to modify the Lead Regulatory Party appointment based upon such evaluation. In addition, if the Lead Regulatory Party in a Co-Commercialization Country is different from the Lead Commercialization Party in such country, then, following Regulatory Approval for the relevant Product in such country, the Joint Steering Committee may appoint a Party as both the Lead Regulatory Party and the Lead Commercialization Party so that there is one lead party for all purposes in that country; provided, however, that Idenix' right to record sales in the U.S. Territory may be abridged only if Idenix has provided its prior written consent thereto or if the Joint Steering Committee has made such a decision in which Idenix concurred.

                  (h)      Assistance.

                           (i) Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law applicable to any Product.

                           (ii) Such assistance and actions shall include, among other things, keeping the other Party informed, commencing within twenty-four (24) hours after notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority or other governmental authority, which (A) raises any material concerns regarding the safety or efficacy of any Product, (B) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Product, or (C) is reasonably likely to lead to a recall or market withdrawal of any Product. Information that shall be disclosed pursuant to this Section 4.6(h)(ii) shall include, but not be limited to:

                           (1) governmental or regulatory inspections of Manufacturing, distribution or other related facilities used for the Products;

                           (2) inquiries by Regulatory Authorities or other governmental authorities concerning clinical investigation activities (including inquiries of investigators, clinical research organizations and other related parties) relating to the Products;

                           (3)      any communication from Regulatory
                  Authorities or other governmental authorities pertaining to the Manufacture, sale, promotion or distribution of the Products;

                           (4) any other Regulatory Authority or other governmental authority reviews or inquiries relating to the Products;

                           (5) receipt of a warning letter relating to a Product; and

                           (6) an initiation of any Regulatory Authority or other governmental authority investigation, detention, seizure or injunction concerning any Product.

                  (i)      Pharmacovigilance and Safety Data Exchange.

                           (i) Each Party shall designate a qualified person responsible for pharmacovigilance in the countries in which such Party owns a Regulatory Approval. Such qualified person shall be responsible for (A) the collection of adverse event reports for the relevant Product reported to its corresponding Party and Affiliates thereof, (B) notification to the other Party of such reports in accordance with paragraph (ii) below, (C) the preparation and timely submission of individual written reports to the relevant Regulatory Authority in compliance with applicable Law, (D) the preparation and timely submission of periodic safety update reports, (E) answering pharmacovigilance questions, and (F) all notifications and communications with the appropriate Regulatory Authorities relating to pharmacovigilance.

                           (ii) Each Party shall promptly notify the other Party of all material information coming into its possession during the Term concerning side effects, injury, toxicity or sensitivity reactions, including non-trivial unexpected increased incidence and severity thereof, associated with commercial or clinical uses, studies, investigations or tests with the Products (animal or human), throughout the world, whether or not determined to be attributable to a Product ("Adverse Reaction Reports"). Each Party and its Affiliates shall assist the other Party and its Affiliates by promptly obtaining any follow-up information to the initial report from the reporter as reasonably requested by the other Party or its Affiliate. Without limitation to the foregoing, the Parties shall follow the specific procedures to coordinate the timing and handling of Adverse Reaction Reports set forth in Exhibit G, to ensure prompt communications of such notifications and compliance with reporting obligations to Regulatory Authorities.

                  4.8 Manufacturing Capability Development. Promptly after the Effective Date with respect to the Initial HCV Drug Candidate, and promptly following the applicable Selection Date for any Product, the Parties shall undertake development of the Manufacturing capability, including Technical Development, for such Initial HCV Drug Candidate (and related Products) and Products (and related Selected Drug Candidates) in accordance with the respective Manufacturing Plan. The Joint Manufacturing Committee shall prepare, review and (except with respect to the budget contained therein) approve each Manufacturing Plan on at least an annual basis and shall prepare, review and approve (except with respect to the budget contained therein) amendments, including updates, to such Manufacturing Plan. The Joint Manufacturing Committee shall submit the budget contained in each Manufacturing Plan, and any amendments, including updates, to each such budget, to the Joint Steering Committee for its review and approval; any such budgets and amendments, including updates, thereto shall not become effective until approved by the Joint Steering Committee. The Parties agree to review, consider and approve or reject, through their representatives to the Joint Manufacturing Committee, the Manufacturing Plans (excluding the budgets contained therein) and any amendments, including updates, thereto on an expeditious basis. Except to the extent specified to the contrary in the relevant Manufacturing Plan or in the Supply Agreement, the Joint Manufacturing Committee shall be responsible for administering and executing the development of the Manufacturing capability, including Technical Development, with regard to APIs for the Products in accordance with the Manufacturing Plans. Each Party shall use Commercially Reasonable Efforts to carry out the activities assigned to such Party in the Manufacturing Plans and to conduct such work in material compliance with all applicable Laws, including, without limitation, Good Practices and export and import control laws.

                                   ARTICLE 5.

                            PRODUCT COMMERCIALIZATION

                  5.1 Supply of Product. Idenix (Cayman) Limited or an Affiliate thereof shall supply, and Novartis shall purchase, and shall ensure that its Affiliates and sublicensees purchase, exclusively from Idenix (Cayman) Limited their complete requirements of Products (for clarification purposes, as Packaged Products (as defined in the Supply Agreement, i.e., in final finished form and including labeling, primary packaging and secondary packaging) in the Territory, upon the terms and conditions contained in the Supply Agreement. Each Party shall be liable for its own acts and omissions, and for those of its Affiliates that perform obligations and exercise rights of such Party, under the Supply Agreement.

                  5.2 Commercialization of Products in Co-Marketing Countries. The following provisions of this Article 5 (such provisions, the "Co-Commercialization Provisions") shall apply in each Co-Commercialization Country. In the event (and for so long as) the Parties are not permitted under local Law to Co-Promote or Co-Brand the Products in any Major EU Country, but are permitted to Co-Market the Products in such country (i.e., a "Co-Marketing Country"), then the Parties shall Co-Market the Products in such Co-Marketing Country in accordance with the provisions of Exhibit K and, to the extent not prohibited by applicable Law in such Co-Marketing Country or inconsistent with the provisions of Exhibit K, in accordance with (a) the obligations set forth in the Co-Commercialization Provisions applicable to the Co-Commercialization Countries and (b) the other provisions of this Agreement (including without limitation the provisions of Article 10) and the Supply Agreement. In the event any such provisions of this Agreement or the Supply Agreement are prohibited by applicable Law in a Co-Marketing Country and are not covered by Exhibit K, then such provision shall be considered a Severed Clause under Section 13.3 solely with respect to such Co-Marketing Country.

                  5.3 Commercialization of Products in Co-Commercialization Countries. Novartis and Idenix (through their respective Affiliates where appropriate) shall Co-Promote and Co-Brand the Products under the applicable Product Trademarks in each Co-Commercialization Country during the Term in accordance with the then-current Joint Steering Committee-approved Consolidated Co-Commercialization Plan, Consolidated Co-Commercialization Budget, Country Co-Commercialization Plans and Country Co-Commercialization Budgets. The Joint Steering Committee shall determine general pricing strategy and guidelines for the Products in the Co-Commercialization Countries. The relevant Joint Country Commercialization Committee shall establish the actual terms and conditions of sale for each Product in each Co-Commercialization Country in accordance with the approved Country Co-Commercialization Plan and the pricing strategy and guidelines established by the Joint Steering Committee. It is anticipated that each Party will Co-Promote and Co-Brand, as applicable, the Products in each Co-Commercialization Country using substantially equivalent quantity and quality of efforts, resources and compensation to Sales Representatives; provided, however, that, during the first two (2) years after the applicable Launch Date of a Product in each Major EU Country, each Party shall be responsible for undertaking its respective percentage of the total efforts to Co-Promote and Co-Brand the Products in such country as is reflected in the Benefit Allocation. Each Party may delegate any of its Co-Promotion or Co-Branding obligations or responsibilities in any Co-Commercialization Country to its local Affiliate[s] in such country. Each Party shall use or, if it has made an applicable delegation to any local Affiliate[s], shall cause its local Affiliate[s] to use, Commercially Reasonable Efforts in performing such obligations and fulfilling such responsibilities.

                  5.4 Co-Commercialization Plans. The initial Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget for each Product will be prepared by the Joint Operations Committee for Joint Steering Committee approval at least two (2) years before the anticipated first Launch Date of such Product in any Co-Commercialization Country. The Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget for each subsequent calendar year shall be prepared by the Joint Operations Committee to enable Joint Steering Committee approval at least four (4) months prior to end of the then current calendar year. The initial and subsequent annual Country Co-Commercialization Plans and Country Co-Commercialization Budgets will be prepared by the applicable Joint Country Commercialization Committees and submitted to the Joint Operations Committee in accordance with timelines to be established by the Joint Operations Committee, so that they are available to the Joint Operations Committee for use in preparing the annual

Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget. Each Country Co-Commercialization Plan and Consolidated Co-Commercialization Plan will set forth the detailed plan for Commercialization of the Product in the Co-Commercialization Countries on a calendar-year basis, including: (a) strategies for the Detailing and Co-Promotion or Co-Branding, as applicable, of the Products, including recommended target Professionals for such activities; (b) allocation between the Parties of responsibilities for marketing activities; (c) anticipated marketing, sales and promotion efforts by each Party (or its Affiliates) (including number and position of Details, and sampling activities); (d) market and sales forecasts in a form to be agreed between the Parties via the Joint Operations Committee; (e) advertising, public relations and other promotional programs and sampling, to be used in the Co-Promotion and Co-Branding; (f) medical affairs programs, including professional symposia and other educational activities, and medical affairs studies based upon Joint Operations Committee-approved protocols; (g) Phase IV Clinical Trials (based upon Joint Operations Committee-approved protocols) in the Co-Commercialization Countries relating to the Products; and (h) as appropriate, a training plan for the Parties' Sales Representatives. In addition to the detailed plan and budget for the current calendar year, each Country Co-Commercialization Plan, Country Co-Commercialization Budget, Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget will include an outline of the projected plan and estimated budget for the next calendar year.

                  5.5 Distribution and Sale of Product. The Lead Commercialization Party (or its designated local Affiliate) shall be responsible for the distribution and sale of the Products and for invoicing and booking sales in each Co-Commercialization Country for which it is responsible. Idenix shall be the Lead Commercialization Party in the U.S. Territory and Novartis shall be the Lead Commercialization Party in all other Co-Commercialization Countries. Product pricing in the Co-Commercialization Countries, including, without limitation, the timing of pricing changes, requests for reimbursement and the offering of any discounts or rebates, shall be established in accordance with the then-current approved Country Co-Commercialization Plan, and Joint Steering Committee-approved pricing guidelines. In those Co-Commercialization Countries where a Pricing Approval is required, the Lead Commercialization Party will be solely responsible for negotiating such approvals, or any adjustments thereto, with the relevant Regulatory Authority in accordance with the Joint Steering Committee-approved Country Co-Commercialization Plan and pricing strategies and guidelines. The Lead Commercialization Party shall promptly provide the other Party with copies of all correspondence with Regulatory Authorities with respect to such Pricing Approvals, and such other Party shall be notified of and (except as precluded by applicable Law) be entitled to attend all such negotiations. In the U.S. Territory, the Lead Commercialization Party shall be responsible for negotiating pricing and contracts for the sale of Product with managed care companies and Regulatory Authorities in accordance with the Joint Steering Committee-approved Country Co-Commercialization Plan and pricing strategies and guidelines. The Lead Commercialization Party will give due consideration to the other Party's comments on any Pricing Approval negotiations, and/or managed care and government pricing and contracts for the Product, and may delegate certain responsibilities to the other Party so as to take advantage of the respective strengths and expertise of the Parties.

                  5.6 Field Forces(a) Field Force Activities. In Co-Promoting and Co-Branding the Products in the Co-Commercialization Countries, each Party (through its local Affiliates, as appropriate) shall provide such internal administrative and logistical support of its Sales Representative field force as is usual and customary in the pharmaceutical industry in the relevant Co-Commercialization Countries, consistent with its normal practices. Each Party (through its local Affiliates, as appropriate) shall diligently Co-Promote or Co-Brand, as applicable, the Product in such country in accordance with the then-applicable Joint Steering Committee-approved Country Co-Commercialization Plans. Such efforts shall include, without limitation, performing the following types of activities, each in accordance with the approved Country Co-Commercialization Plan:

                           (i) training, maintaining and managing Sales Representatives to Detail Professionals and potential purchasers, including target physicians;

                           (ii) distributing Promotional Materials through each Party's respective Sales Representatives or other customary methods;

                           (iii) subject to Section 5.14, responding to inquiries regarding the Products (other than consumer and medical inquiries)

                           (iv) providing administrative support services (such as an electronic territory management system, where applicable); and

                           (v) setting, monitoring and implementing Sales Representative incentives related to the Co-Promotion, Co-Branding and sale of the Products.

                  (b) Cooperation. The Joint Country Commercialization Committee that is responsible for a Product in each Co-Commercialization Country shall coordinate the Co-Promotion or Co-Branding, as the case may be, of such Product by Novartis, Idenix, their respective local Affiliates and their respective Sales Representatives in such Co-Commercialization Country. The Parties will cooperate in the conduct of such activities with respect to scheduling, geographical allocation, alignment of the weighting of the Product-related incentives within the Sales Representatives' overall incentives, and Professional or other customer targeting in order to optimize sales and profits under the Consolidated Co-Commercialization Plan and the relevant Country Co-Commercialization Plan.

                  (c) Contract Sales Force. Neither Party shall be entitled to discharge more than five percent (5%) of its annual Detailing obligations for the Product in any Co-Commercialization Country by engaging a Contract Sales Force. A Party (or its local Affiliate) desiring to retain a Contract Sales Force to provide more than five percent (5%) of its annual Detailing obligations for a Product in a Co-Commercialization Country shall notify the other Party to that effect and may only do so with the prior written consent of the other Party. Upon receipt of such notice, the other Party shall have the option, exercisable in its sole discretion, to perform the additional PDEs (i.e., those in excess of five percent (5%)) itself, in which case such Party will be compensated for such additional PDEs in accordance with the provisions set forth in Section 5.7(b). If a Party (or its local Affiliate) retains a Contract Sales Force in a Co-Commercialization Country, that Party (or its local Affiliate) will be responsible for all costs associated with retaining such Contract Sales Force and for the Contract Sales Force's compliance with this Agreement, including, without limitation, the training and monitoring of such Contract Sales Force and ensuring compliance with all applicable Laws.

                  5.7      Detailing

                  (a) Detailing. Each Party's (or its local Affiliate's) Sales Representatives shall Detail the Products in each Co-Commercialization Country in accordance with the approved Country Co-Commercialization Plan. Each Party shall be obligated to perform at least the required number of PDEs for the Products set forth in the Country Co-Commercialization Plan. During the first twelve (12) months following the Launch Date of each Product in each Co-Commercialization Country, at least seventy-five percent (75%) of all Details by each Party or its local Affiliates in such Co-Commercialization Country shall be Primary Product Presentations.

                  (b) Pre-Launch Date Commitment. At least eighteen (18) months prior to the expected Launch Date of each Product in each Co-Commercialization Country, each Party shall agree with the other Party to commit to the Co-Promotion or Co-Branding of such Product in such Co-Commercialization Country in accordance with the applicable Consolidated Co-Commercialization Plan and Country Co-Commercialization Plan and as otherwise agreed by the Parties (including through their representatives on the Joint Steering Committee or any Joint Sub-Committee), or elect not to Co-Promote or Co-Brand such Product in such Co-Commercialization Country, in which case the Parties shall in good faith re-negotiate their respective applicable Co-Promotion or Co-Branding rights and obligations with respect to such Product in such Co-Commercialization Country.

                  (c) Projected PDE Shortfalls. There may be occasions, including prior to an applicable Launch Date (but in all cases subject to Section 5.7(b)), when a Party (or its local Affiliate) believes in good faith that, notwithstanding Commercially Reasonable Efforts, it will be unable to perform the number of Details for a Product in one or more Co-Commercialization Countries for which it is responsible under the then-current Country Co-Commercialization Plans. In such an event, such Party (or its local Affiliate) (the "Shortfall Party") shall promptly give written notice to the other Party (or its local Affiliate) and the Joint Country Commercialization Committee for each such Co-Commercialization Country that it will not be able to meet its Detailing obligations and the projected shortfall in PDEs. Upon receipt of such notice, the other Party (or its local Affiliate) shall have the option, exercisable in its sole discretion, to perform such additional PDEs. If the other Party agrees to perform the additional PDEs, (i) the Shortfall Party's minimum PDE obligation under the then-current Country Co-Commercialization Plan for purposes of determining any penalties or additional compensation under
Section 5.7(f) shall be reduced by the number of additional PDEs agreed to be performed by the other Party for that year, (ii) the Shortfall Party shall reimburse the other Party for the cost of performing the additional PDEs during the relevant calendar year at a fixed cost per PDE to be determined by the Joint Steering Committee on a Product-by-Product and country-by-country basis, based upon the average of each Party's actual PDE cost in the country, and (iii) the then-current Benefit Allocation in each such Co-Commercialization Country for the relevant calendar year to be paid pursuant to Section 5.13 will be adjusted using the following formula:

Adjusted BA = [**] where the "Adjusted BA" is the adjusted Benefit Allocation for [**] "current BA" is the then-current Benefit Allocation for [**]. For purposes of clarity and avoidance of doubt, a sample calculation is set forth in Exhibit L. Any payments to be made under this Section 5.7(c) shall be paid to the local Affiliate of the other Party within thirty (30) days after determination that such payments are due.

                  (d) Detailing; Record Keeping. Each Party (through its local Affiliates where appropriate) shall maintain records of its Detailing of the Products in the Co-Commercialization Countries in a manner sufficient to permit the determination of the number and position of Details performed by such Party with respect to the Products in each Co-Commercialization Country. Any shortfall by a Party (or its Affiliates) in performing the number of annual PDEs specified in the Joint Steering Committee-approved Country Co-Commercialization Plan shall, at the end of each year, be addressed in accordance with the provisions of Section 5.7(f). Each Party shall adopt a code of conduct for its sales force strictly and explicitly prohibiting falsification of Detail reporting and imposing penalties for non-compliance, which penalties shall be enforced.

                  (e) PDE Reporting. Each Party (through its local Affiliates where appropriate) shall provide the other Party and the relevant Joint Country Commercialization Committee with periodic reports of the number and position of Details actually performed by it for the Product in each Co-Commercialization Country. Such PDE reports shall be provided quarterly, within sixty (60) days after the close of the calendar quarter covered by the report; provided that more frequent reporting may be required as determined by the Joint Operations Committee. Notwithstanding the foregoing, during the first two (2) years immediately following the Launch Date of each Product in each Co-Commercialization Country, such PDE reports shall be provided by each Party on a monthly basis, within sixty (60) days after the end of each month, with respect to the relevant Co-Commercialization Country.

                  (f) Failure to Perform PDEs. In the event that either Party (or its local Affiliate) fails to perform one hundred percent (100%) of its agreed Detailing obligations for a Product in any Co-Commercialization Country for any calendar year (as set forth in the then-current Joint Steering Committee-approved Country Co-Commercialization Plan for such country), the Party failing to perform (or its applicable local Affiliate) shall pay to the other Party (or its applicable local Affiliate) a penalty and additional compensation to be determined as follows, which payment shall be the exclusive liability and sole remedy for such failure to perform:

                                                                    Additional
Percentage [**]     Penalty to be paid as a percentage [**]        Compensation
---------------     ---------------------------------------      ---------------
                         [**]                   [**]

[**]% to [**]%           [**]                   [**]                     A

[**]% to [**]%           [**]%                  [**]%            greater of A or B

[**]% to [**]%           [**]%                  [**]%            greater of A or B

[**]% to [**]%           [**]%                  [**]%            greater of A or B

[**]% to [**]%           [**]%                  [**]%            greater of A or B

[**]% to [**]%           [**]%                  [**]%            greater of A or B

    [**]%                [**]%                  [**]%            greater of A or B

         Any penalty payments determined in accordance with this table will be [**]

         A =      [**]
         and
         B =       [**]

         Adjusted BA = [**]

where the "Adjusted BA" is the adjusted Benefit Allocation [**] "current BA" is the then-current Benefit Allocation [**] For purposes of clarity and avoidance of doubt, a sample calculation is set forth in Exhibit N. In determining whether or not a Party has performed its annual Detailing obligations for a Co-Commercialization Country, such Party shall not receive credit for any PDEs performed during a given calendar quarter in the relevant calendar year in excess of [**] percent [**]%) of its PDE obligations for such calendar quarter, as set forth in the approved Country Co-Commercialization Plan. In addition, Secondary Product Presentations cannot be used by a Party to offset any shortfall in the Primary Product Presentations required to be performed by the Party under the approved Country Co-Commercialization Plan, unless otherwise agreed by the Parties. Any penalty payments and/or additional compensation to be paid under this Section 5.7(f) in respect of a PDE shortfall shall be paid to the other Party (or its local Affiliate) within thirty (30) days after determination that such payments are due. Notwithstanding the foregoing, neither Party shall have any liability to the other Party under this Section 5.7(f) for any actual shortfall with respect to any additional PDEs which the other Party has agreed to perform pursuant to Section 5.7(c).

                  5.8      Training.

                  (a) Each Party (through its local Affiliates where appropriate) shall, each at its own expense, comply with the training plan contained in any Consolidated Co-Commercialization Plan or Country Co-Commercialization Plan.

                  (b) Prior to the Launch Date for a Product in any Co-Commercialization Country, the Parties (through their local Affiliates where appropriate) shall jointly develop sales training materials for use in training each Party's Sales Representatives. The Parties (through their local Affiliates where appropriate) will thereafter cause their training personnel to train their field Sales Representatives with such training materials and Promotional Materials.

                  (c) If either Party (including through their respective local Affiliates) organizes Product-related meetings of its employees (such as launch meetings or periodic briefings of its Sales Representatives), it will make reasonable efforts to give the other Party (or its local Affiliate) advance notice of such meetings. If requested by the other Party (or its local Affiliate), the Party (or its local Affiliate) organizing such meetings will permit representatives of the other Party (or its local Affiliate) to attend and participate in such meetings or such portions thereof which relate to the Co-Promotion of the Products at their own cost. In such event, the Party organizing such meeting shall keep the Product-related portions of such meetings independent from other matters.

                  (d) In a manner determined by the relevant Joint Country Commercialization Committee, the Parties (through their local Affiliates where appropriate) will coordinate the Detailing, sales meetings, contacts with wholesalers and retailers, targeting of healthcare organizations, speaker programs and, as appropriate, medical affairs and/or support activities for Phase IV Clinical Trials as provided in the Consolidated Co-Commercialization Plan and relevant Country Co-Commercialization Plan.

                  5.9 Promotional Materials. The Parties and their Affiliates shall only use approved Promotional Materials and only conduct marketing and promotional activities for the Products which, in each case, are provided for in the relevant approved Country Co-Commercialization Plan. The Parties will jointly prepare Promotional Materials for the Products which are intended for use within the Co-Commercialization Countries. The Lead Commercialization Party will generally have primary responsibility for the preparation of Promotional Materials intended for use in a Co-Commercialization Country, and shall ensure that all such Promotional Materials are consistent with the approved Consolidated Co-Commercialization Plan and Country Co-Commercialization Plan, and comply with all applicable Laws. The Lead Commercialization Party shall be responsible for the distribution of Promotional Materials for use in the Co-Commercialization Country, shall ensure that the other Party's local Affiliates have equal access to all Promotional Materials for use in the Co-Commercialization Country, and shall treat its own Affiliates and those of the other Party equally in connection with the distribution of Promotional Materials in accordance with the approved Country Co-Commercialization Plan. Promotional Materials which constitute Detail hand-outs for distribution to Professionals shall be allotted according to each Party's (or its local Affiliate's) Detail requirements under the approved Country Co-Commercialization Plan. Promotional Materials for use in Detail presentations and retained by the Sales Representatives shall be allotted according to the number of Sales Representatives to be engaged by each Party (or their respective local Affiliates) under the approved Country Co-Commercialization Plan for the relevant country. The Parties shall jointly own all rights to all Promotional Materials, including all copyrights thereto. All locally generated Promotional Materials for a Co-Commercialization Country shall be maintained in confidence and shall not be disclosed or distributed to Third Parties, until such time as they have been reviewed and approved under a core review process to be established by the relevant Joint Country Commercialization Committee.

                  5.10 Promotional Claims/Compliance. Neither Party (nor any of their respective Affiliates) shall make any medical or promotional claims for any Products beyond the scope of the relevant Regulatory Approval[s] then in effect for such Product or that are beyond the scope of or inconsistent with the approved Consolidated Co-Commercialization Plan, Country Co-Commercialization Plans and Promotional Materials. When distributing information related to any Product or its use (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party (and their respective Affiliates) shall comply with all applicable Laws (and with respect to the U.S. Territory, in accordance with the Pharmaceutical Research Manufacturers of America Code on Interactions with Healthcare Professionals).

                  5.11 Reporting of Net Sales and Expenses. Each Party shall provide to the other Party quarterly reports detailing its Net Sales (and adjustments thereto), cost of goods sold, and Promotion Expenses with respect to each Product in each Co-Commercialization Country. The Lead Commercialization Party in each Co-Commercialization Country shall be responsible for preparing Consolidated Net Sales and Expense Reports, based upon such country specific reports and the reports provided by each Party pursuant to Section 5.7(d), for all Co-Commercialization Countries for which it is responsible. All reports generated pursuant to this Section 5.11 shall be in such level of detail so as to enable each Party to independently verify each Party's rights and obligations with respect to Benefit Allocation. The format and timing for such reports shall be as recommended by the Joint Operations Committee and approved by the Joint Steering Committee.

                  5.12 Country Co-Promotion Reports. Each Party (through its local Affiliates where appropriate) shall provide to the other Party (or its local Affiliate) and to the relevant Joint Country Commercialization Committee a quarterly Country Co-Promotion Report for the relevant Products in each Co-Commercialization Country. In addition, each Party (through its local Affiliates where appropriate) shall keep the relevant Joint Country Commercialization Committees informed regarding the activities of its (or its local Affiliate's) Sales Representatives in Co-Promoting or Co-Branding, as applicable, the Products in each Co-Commercialization Country, including information relating to market developments, acceptance of the Products, Product complaints and similar information. The foregoing reporting procedures may be modified by the Joint Operations Committee.

                  5.13 Co-Promotion Payments(a) Benefit Allocation. Subject to any adjustment in accordance with Section 5.7 or otherwise under this Agreement or the Supply Agreement, the Parties shall share commercial benefits arising from their and their Affiliates' respective activities in connection with the Commercialization of the Products hereunder (the "Benefit Allocation")
(i) on an equal basis with respect to the U.S. Territory, and (ii) in accordance with the percentages set forth in the table below with respect to each of the Major EU Countries:

                                                           Percentage Allocation of Benefit for
                                                                  the Major EU Countries
Period During the Applicable Country Term in each of       ------------------------------------
the Major EU Countries                                         Idenix               Novartis
------------------------------------------------------     ---------------      ---------------
The 12-month period beginning on the Launch Date in             [**]%                [**]%
such country

The 12-month period beginning on the first anniversary          [**]%                [**]%
of the Launch Date in such country

Each 12-month period beginning on the second and                [**]%                [**]%
subsequent anniversaries of the Launch Date in such
country through the end of the applicable Country Term

                  (b) With respect to each Co-Commercialization Country, the Lead Commercialization Party shall pay, or shall cause its relevant local Affiliate to pay, to the other Party or its relevant local Affiliate, such other Party's share of Gross Margin for such Co-Commercialization Country. To the extent that the Gross Margin received by each Party in the Co-Commercialization Countries for a calendar quarter are not equal (with respect to Gross Margin for the U.S. Territory) or not in accordance with the relevant assigned percentages (with respect to Gross Margin in the Major EU Countries), the Party receiving more than its assigned percentage/portion of Gross Margin (the "Overpaid Party") shall make an equalizing payment to the other Party equal to, with respect to the relevant calendar quarter, (i) the amount of Gross Margin received by such Overpaid Party, minus (ii) the amount that corresponds to such Overpaid Party's assigned percentage/portion of Gross Margin.

                  (c) Promotion Expense-Sharing. Novartis (or its relevant local Affiliate) and Idenix (or its relevant local Affiliate) shall share Promotion Expenses incurred in accordance with the relevant approved Country Co-Commercialization Plan and Country Co-Commercialization Budget (i) on an equal basis with respect to the U.S. Territory, and (ii) in accordance with the percentages set forth in the table in Section 5.13(a) with respect to the Major EU Countries. To the extent that Promotion Expenses incurred by each Party in the Co-Commercialization Countries for a calendar quarter are not equal (with respect to such expenses for the U.S. Territory) or not in accordance with the relevant assigned percentages (with respect to such expenses in the Major EU Countries), the Party incurring less than its assigned percentage/portion of Promotion Expenses (the "Underpaying Party") shall make an equalizing payment to the other Party equal to, with respect to the relevant calendar quarter, (iii) an amount that corresponds to such Underpaying Party's assigned percentage/portion of Promotion Expenses, minus (iv) the amount of Promotion Expenses incurred by such Underpaying Party.

                  (d) Timing of Payments and Annual Reconciliation. All payments due under Sections 5.13(b) or 5.13(c) shall be made quarterly, not more than sixty (60) days after the end of the relevant calendar quarter. All such payments shall be subject to annual reconciliation (including any adjustments pursuant to Section 5.7(b)) in the manner agreed to by the Joint Steering Committee. In the event that annual reconciliations reveal any overpayment or underpayment with respect to Gross Margin or Promotion Expenses in any Co-Commercialization Country, a payment will be made by one Party (or its local Affiliate) to the other Party (or its local Affiliate) to correct for such overpayment or underpayment, such correction payment to be paid within thirty (30) days after determination of the discrepancy amount.

                  (e) Invoices and Documentation. The Joint Steering Committee shall, on a country-by-country basis, recommend the form of any necessary documentation relating to sharing of Gross Margin, Promotion Expenses and locally incurred Development and/or miscellaneous costs so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder, which documentation may include, without limitation, invoices, bills of account, work orders and purchase orders.

                  5.14 Medical and Consumer Inquiries. Each Party (through its local Affiliates, as appropriate) shall be entitled to respond to routine medical and consumer inquiries received by it concerning the Products; provided that all such responses shall be in accordance with the approved Product labeling information and, as appropriate, the recommendations of the applicable Joint Country Commercialization Committee, and that all such inquiries and responses shall be shared, as appropriate, with the other Party to the extent not prohibited by applicable Law. Any non-standard inquiries should be directed to the attention of such person[s] as is [are] designated pursuant to Section 4.7(i).

                  5.15 Commercially Reasonable Efforts in the Novartis Territory. Novartis shall use, and shall ensure that its Affiliates and sublicensees use, in each country in the Novartis Territory where Novartis elects (which election shall be in Novartis' commercially reasonable discretion) to launch a Product, Commercially Reasonable Efforts consistent with applicable Laws to Commercialize such Product. In general, such efforts may include: (a) keeping the Products reasonably available to the public following the applicable Launch Date, (b) maintaining, at its own cost and expense, or causing its Affiliates or sublicensees to maintain, marketing and sales organizations adequate to enable Novartis, its Affiliates and sublicensees to promote, market, distribute and sell the Product in accordance with the applicable global plan, and (c) requiring its Affiliates or sublicensees in any country in the Novartis Territory to use Commercially Reasonable Efforts to optimize the sales of Products in such country.

                  5.16 Customer Referrals. Idenix shall promptly refer to Novartis any solicitations or requests to purchase a Product which Idenix may receive from any customer, prospective customer or sales prospect that has a principal address or place of business within the Novartis Territory or which Idenix knows or has reason to know intends to sell such Product to a Third Party located in the Novartis Territory.

                  5.17 Compliance with Laws. Each Party shall use, and shall ensure that its Affiliates and sublicensees use, Commercially Reasonable Efforts to carry out its Commercialization activities with respect to the Products in material compliance with all applicable Laws governing the conduct of such activities, including, without limitation, all applicable export and import control laws.

                  5.18 Pirate Goods. Novartis shall use Commercially Reasonable Efforts to actively monitor the markets in the U.S. Territory and each Major EU Country and in each country within the Novartis Territory, and Idenix shall use Commercially Reasonable Efforts to actively monitor the markets in the U.S. Territory and each Major EU Country. Each Party (the "Monitoring Party") shall use Commercially Reasonable Efforts, including legal action, to prevent the trade in Pirate Goods in the countries it is obligated to monitor. Each Party shall use Commercially Reasonable Efforts, at the Monitoring Party's expense, to cooperate with the Monitoring Party in such actions. If the Monitoring Party becomes aware of the presence of any Pirate Goods in any Co-Commercialization Countries it is obligated to monitor, the Monitoring Party shall promptly notify the other Party of such presence and the Joint Operations Committee shall promptly meet to discuss and propose to the Joint Steering Committee appropriate actions to minimize the sale of Pirate Goods in such countries, which actions may include, among other things, legal actions, providing appropriate notices to customers, and encouraging government action. All such actions in the Co-Commercialization Countries shall be subject to the approval of the Joint Steering Committee, which shall meet promptly to consider any actions proposed by the Joint Operations Committee.

                  5.19 Phase IV Clinical Trials. Subject to the provisions of this Agreement, the Parties shall use Commercially Reasonable Efforts to comply with any Phase IV Clinical Trial obligations, with respect to any Product in any country in the Territory, imposed by applicable Law or pursuant to the applicable Regulatory Approvals. The Parties shall use Commercially Reasonable Efforts to conduct Phase IV Clinical Trials with respect to any Product in any country in the Territory which has been recommended by the Joint Operations Committee and which has been approved by the Joint Steering Committee.

                  5.20 Market Exclusivity Extensions. Each Party shall use Commercially Reasonable Efforts to maintain and, to the extent available, extend any Market Exclusivity Right (other than Patent Rights, for which the provisions of Sections 10.1 through 10.6 shall apply), granted to [a] Party[ies] with respect to a Product in any country in the Territory.

                                   ARTICLE 6.

                                 LICENSE GRANTS

                  6.1      Idenix Grants.

                  (a)      Development License.

                           (i) Subject to the terms and conditions of this Agreement, Idenix hereby grants to Novartis a right and license in the Territory, with the right to grant sublicenses only as permitted under
         Section 6.1(f), under Idenix' rights in the Idenix Intellectual Property and in the Joint Intellectual Property, to perform Novartis' Development obligations and to exercise Novartis' Development rights as set forth in this Agreement.

                           (ii)     The license granted to Novartis in
         subsection (i) above shall be non-exclusive; provided, however, that such license shall be co-exclusive with Idenix with respect to (A) each HBV Drug Candidate, (B) the Initial HCV Drug Candidate, and (C) each other Drug Candidate upon such Drug Candidate becoming an Early Selection

         Candidate, and provided, further, however, that such license shall terminate with respect to any Drug Candidate upon such Drug Candidate becoming a Rejected Compound.

                  (b)      HBV License.

                           (i) Subject to the terms and conditions of this Agreement (including the other subsections of this paragraph (b)), Idenix hereby grants to Novartis a right and license (with the right to grant sublicenses only as permitted under Section 6.1(f)) under Idenix' rights in the Idenix Intellectual Property and in the Joint Intellectual Property to use, market and promote, import and export, offer for sale, sell and distribute HBV Products in the Field within the Territory during the applicable Country Terms for such Products (the "HBV License").

                           (ii)     The license granted to Novartis in
         subsection (i) above shall be exclusive (even with respect to Idenix) as to the Novartis Territory, and shall be co-exclusive with Idenix with respect to the Co-Commercialization Countries and the Co-Marketing Countries; provided that during the effectiveness of such license on a co-exclusive basis in each Co-Commercialization Country and Co-Marketing Country, Idenix (A) shall use the co-exclusive rights retained by it solely to market, promote, import, export, offer for sale, sell or distribute HBV Products in such country as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement, and (B) shall not authorize, or grant the right to, any Third Party (other than an Affiliate or a sublicensee of Idenix to perform obligations or exercise rights under this Agreement) to market, promote, import, export, offer for sale, sell or distribute an HBV Product in such country, either directly or indirectly, or expressly or by implication.

                           (iii) Novartis shall exercise the co-exclusive rights granted to it in subsection (i) above solely to market, promote, import, export, offer for sale, sell, or distribute HBV Products within the Co-Commercialization Countries and Co-Marketing Countries as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement.

                  (c)      HCV License.

                           (i) Subject to the terms and conditions of this Agreement (including the other subsections of this paragraph (c)), and effective upon (A) the relevant Selection Date for the HCV Product and
         (B) Idenix' receipt of the payment from Novartis of the fee pursuant to
         Section 8.1(b), Idenix shall grant to Novartis a right and license (with the right to grant sublicenses only as permitted under Section 6.1(f)) under Idenix' rights in the Idenix Intellectual Property and in the Joint Intellectual Property to use, market and promote, import and export, offer for sale, sell and distribute the HCV Product for treatment of human HCV infection as either a monotherapy and/or as part of a Combination Therapy, within the Territory during the applicable Country Terms for such Product (the "Novartis HCV License").

                           (ii)     The license granted to Novartis in
         subsection (i) above shall be exclusive (even with respect to Idenix) as to the Novartis Territory and shall be co-exclusive with Idenix with respect to the Co-Commercialization Countries and the Co-Marketing Countries; provided that during the effectiveness of such license on a co-exclusive basis in each Co-Commercialization Country and Co-Marketing Country, Idenix (A) shall use the co-exclusive rights retained by it solely to market, promote, import, export, offer for sale, sell or distribute the HCV Product in such country as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement, and (B) shall not authorize, or grant the right to, any Third Party (other than an Affiliate or a sublicensee of Idenix to perform obligations or exercise rights under this Agreement) to market, promote, import, export, offer for sale, sell or distribute the HCV Product in such country, either directly or indirectly, or expressly or by implication.

                           (iii) Idenix hereby covenants to Novartis that, during the term of each license granted to Novartis pursuant to subsection (i), Idenix shall not, and shall not license Third Parties to, use, market and promote, import and export, offer for sale, sell and distribute the HCV Product for treatment of any indication other than human HCV infection as either a monotherapy and/or as part of a Combination Therapy, within the Territory unless otherwise agreed by the Parties.

                           (iv) Novartis shall exercise the co-exclusive rights granted to it in subsection (i) above solely to market, promote, import, export, offer for sale, sell, or distribute the HCV Product within the Co-Commercialization Countries and Co-Marketing Countries as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement.

                  (d)      Other Product License.

                           (i) Subject to the terms and conditions of this Agreement (including the other subsections of this paragraph (d)), and effective upon the relevant Selection Date for an Other Product, Idenix shall grant to Novartis a right and license (with the right to grant sublicenses only as permitted under Section 6.1(f)) under Idenix' rights in the Idenix Intellectual Property and in the Joint Intellectual Property:

                           (A) in the case such Other Product is an Other HCV Product, to use, market and promote, import and export, offer for sale, sell and distribute such Other Product for treatment of human HCV infection as either a monotherapy and/or as part of a Combination Therapy, within the Territory during the applicable Country Terms for such Products; or

                           (B) in the case such Other Product is an Other Non-HCV Product, to use, market and promote, import and export, offer for sale, sell and distribute such Other Product in the Field within the Territory during the applicable Country Terms for such Products (the license granted in subsection (A) or (B), as applicable to an Other Product, an "ODC License").

                           (ii)     The licenses granted to Novartis in
         subsection (i) above shall be exclusive (even with respect to Idenix) as to the Novartis Territory and shall be co-exclusive with Idenix with respect to the Co-Commercialization Countries and the Co-Marketing Countries; provided that during the effectiveness of such licenses on a co-exclusive basis in each Co-Commercialization Country and Co-Marketing Country, Idenix (A) shall use the co-exclusive rights retained by it solely to market, promote, import, export, offer for sale, sell or distribute the Other Products in such country as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement, and (B) shall not authorize, or grant the right to, any Third Party (other than an Affiliate or a sublicensee of Idenix to perform obligations or exercise rights under this Agreement) to market, promote, import, export, offer for sale, sell or distribute an Other Product in such country, either directly or indirectly, or expressly or by implication.

                           (iii) Idenix hereby covenants to Novartis that, during the term of the license granted to Novartis pursuant to subsection (i)(A) above, Idenix shall not, and shall not license Third Parties to, use, market and promote, import and export, offer for sale, sell and distribute the Other HCV Product for treatment of any indication other than human HCV infection as either a monotherapy and/or as part of a Combination Therapy, within the Territory unless otherwise agreed by the Parties.

                           (iv) Novartis shall exercise the co-exclusive rights granted to it in subsection (i) above solely to market, promote, import, export, offer for sale, sell, or distribute Other Products within the Co-Commercialization Countries and Co-Marketing Countries as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement.

                  (e) Other Interferon. Notwithstanding any provisions to the contrary contained in Sections 6.1(c) or 6.1(d), each Party may, alone or through Third Parties and without any further obligation to the other Party, use, market and promote, import and export, offer for sale, sell and distribute in the Co-Commercialization Countries and the Co-Marketing Countries one (1) and only one (1) interferon product (other than Interferon subject to the Interferon License, if any) which receives approval from the relevant Regulatory Authority to be labeled for co-administration with the HCV Product and/or an Other HCV Product and provided that such co-administration labeling is Covered by Idenix Intellectual Property. For clarification purposes, the foregoing provision shall not restrict any of Novartis' rights with respect to any interferon products within the Novartis Territory, or any Party's rights with respect to any interferon products that are not labeled for co-administration with the HCV Product or an Other HCV Product.

                  (f)      Sublicensing and Extension of Rights.

                           (i) With Idenix' approval on a case-by-case basis (such approval not to be unreasonably withheld or delayed), Novartis may grant to Third Parties sublicenses under the licenses granted to Novartis pursuant to Section 6.1; provided that any such sublicense is granted pursuant to a written agreement that subjects the sublicensee to all relevant restrictions, limitations and obligations in this Agreement, including without limitation those set forth in Sections 5.3, 6.1(f) and 8.10 and Article 9, and provided further that any such sublicensee shall not further sublicense except on terms consistent with this Section 6.1(f). No consent or any agreement from Idenix shall be required for Novartis to extend to its Affiliates the rights licensed to it pursuant to this
         Section 6.1.

                           (ii) Novartis shall be jointly and severally responsible with each of its sublicensees and Affiliates for failure by such sublicensee or Affiliate to comply with, and Novartis guarantees to Idenix the compliance by each of its sublicensees and Affiliates with, all relevant restrictions, limitations and obligations in this Agreement.

                           (iii) Novartis shall provide Idenix with a copy of each executed sublicense agreement within ninety (90) days after execution in the case of any sublicense agreements that Idenix is required, pursuant to a written agreement with its applicable licensor[s], to provide to such licensor[s].

                  (g) Technology Transfer. To the extent reasonably necessary for Novartis to exercise its rights and perform its obligations under this Agreement, Idenix shall provide to Novartis one (1) copy of each physical embodiment of the Idenix Intellectual Property Controlled by Idenix on the Effective Date promptly after the Effective Date (and, from time to time thereafter during the Term, promptly after Idenix obtains Control of any additional Idenix Intellectual Property). Without limiting the generality of any other provision of this Agreement, Idenix shall make its scientific and technical personnel available to Novartis to answer any questions or provide instruction as determined by the Joint Operations Committee with respect to the Idenix Intellectual Property.

                  (h) Survival of Licenses. Upon the expiration of the Country Term with respect to each Product in each country, the licenses granted to Novartis pursuant to Section 6.1(b), (c) and (d) shall be deemed to be perpetual, fully paid up, but non-exclusive, with respect to such Product in such country.

                  6.2      Novartis Grants.

                  (a)      Development and Commercialization License.

                           (i) Subject to the terms and conditions of this Agreement (including the other provisions of this Section 6.2), Novartis hereby grants to Idenix the right and license (with the right to grant sublicenses only as permitted under Section 6.2(c)) under Novartis' rights in the Joint Intellectual Property:

                           (A) to use and Develop Early Selection Compounds and Selected Drug Candidates, and Products derived therefrom, during the Term; and

                           (B) to market and promote, import and export, offer for sale, sell and distribute Selected Drug Candidates and Products within the Co-Commercialization Countries and the Co-Marketing Countries during the applicable Country Terms for such Products pursuant to this Agreement.

                           (ii) Novartis may, in its sole discretion from time to time during the Term, grant to Idenix the right and license under Novartis' rights in the Novartis Intellectual Property (with the right to grant sublicenses to the extent and as determined by Novartis at the time of grant):

                           (C) to use and Develop Early Selection Compounds and Selected Drug Candidates, and Products derived therefrom, during the Term; and

                           (D) to market and promote, import and export, offer for sale, sell and distribute Selected Drug Candidates and Products within the Co-Commercialization Countries and Co-Marketing Countries during the applicable Country Terms for such Products pursuant to this Agreement.

         Notwithstanding anything to the contrary contained herein, the licenses that Novartis may grant in accordance with the above provisions shall not include any Novartis Intellectual Property that relates solely to a product or compound that Novartis may develop or commercialize independent of Idenix without violating any provisions of this Agreement.

                           (iii)    The license granted to Idenix in subsection
         (i) above, and any licenses that Novartis may grant to Idenix in subsection (ii) above, shall be co-exclusive with Novartis; provided that during the effectiveness of such licenses on a co-exclusive basis in each Co-Commercialization Country and Co-Marketing Country (respectively, in the case of the license granted in subsection (i) above and, in the event and to the extent Novartis grants any license to Idenix under subsection (ii) above), Novartis (A) shall use the co-exclusive rights retained by it solely to Develop, market, promote, import, export, offer for sale, sell or distribute Selected Drug Candidates or Products in such country as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement, and (B) shall not authorize, or grant the right to, any Third Party (other than an Affiliate or a sublicensee of Novartis to perform obligations or exercise rights under this Agreement) to Develop, market, promote, import, export, offer for sale, sell or distribute Early Selection Compounds, Selected Drug Candidates or Products derived therefrom in such country, either directly or indirectly, or expressly or by implication.

                           (iv) Idenix shall exercise the co-exclusive rights granted to it under subsection (i) above, and any co-exclusive rights that Novartis may grant to Idenix in subsection (ii) above, solely to Develop Early Selection Compounds, Selected Drug Candidates and Products derived therefrom in accordance with this Agreement and the Supply Agreement, and to market, promote, import, export, offer for sale, sell, or distribute Products within the Co-Commercialization Countries and Co-Marketing Countries as permitted in accordance with the provisions of Article 5 or Exhibit K, as applicable, and the Supply Agreement.

                  (b)      Interferon License.

                           (i) Subject to the terms and conditions of this Agreement and the Supply Agreement, and effective upon Idenix' provision to Novartis of the Interferon

         Acceptance Notice in accordance with Section 4.5, Novartis shall grant to Idenix a right and license, co-exclusive with Novartis, with the right to grant sublicenses only as permitted under Section 6.2(c), under Novartis' rights in any intellectual property Controlled by Novartis and relating to Interferon, to develop and commercialize Interferon for inclusion in a Combination Therapy within the Co-Commercialization Countries and the Co-Marketing Countries either
         (A) as a fixed-dose Product containing as active ingredients Interferon, on the one hand, and the Selected HCV Drug Candidate or any Selected Other HCV Drug Candidate, on the other hand, or (B) as a separate co-administration product sold together or promoted as a combination with a Product containing as an active ingredient the Selected HCV Drug Candidate or any Selected Other HCV Drug Candidate (the "Interferon License").

                           (ii)     With respect to the development or
         commercialization of Interferon for inclusion in a Combination Therapy approved for the treatment of HCV infection, Novartis, in the event Idenix has been granted the Interferon License and Novartis has exercised the Novartis HCV Option or an ODC Option for an Other HCV Product, during the effectiveness of the license granted in subsection
         (i) above on a co-exclusive basis in each Co-Commercialization and Co-Marketing Country, (A) shall use the co-exclusive rights retained by it under such license in such country solely to develop and commercialize Interferon for inclusion in a Combination Therapy as described in subsection (i) above in accordance with this Agreement and the Supply Agreement, and (B) shall not authorize, or grant the right to, any Third Party (other than an Affiliate or a sublicensee of Novartis to perform obligations or exercise rights under this Agreement) to develop or commercialize Interferon within such country for inclusion in a Combination Therapy as described in subsection (i) above, either directly or indirectly, or expressly or by implication.

                           (iii) Idenix shall exercise the co-exclusive rights granted to it in subsection (i) above solely to develop and commercialize Interferon within the Co-Commercialization Countries and the Co-Marketing Countries for inclusion in a Combination Therapy as described in subsection (i) above in accordance with this Agreement and the Supply Agreement.

                  (c)      Sublicensing.

                           (i) With Novartis' approval on a case-by-case basis (such approval not to be unreasonably withheld or delayed), Idenix may grant to Third Parties sublicenses under the licenses granted to Idenix pursuant to Section 6.2(a)(i); provided that any such sublicense is granted pursuant to a written agreement that subjects the sublicensee to all relevant restrictions, limitations and obligations in this Agreement, including without limitation those set forth in Sections 5.3, 6.2(c) and 8.10 and Article 9, and provided further that any such sublicensee shall not further sublicense except on terms consistent with this Section 6.2(c). No consent or any agreement from Novartis shall be required for Idenix to extend to its Affiliates the rights licensed to it pursuant to Section 6.2(a)(i).

                           (ii) Idenix shall be jointly and severally responsible with each of its sublicensees and Affiliates for failure by such sublicensee or Affiliate to comply with, and Idenix guarantees to Novartis the compliance by each of its sublicensees and Affiliates with, all relevant restrictions, limitations and obligations in this Agreement.

                           (iii) Idenix shall provide Novartis with a copy of each executed sublicense agreement within ninety (90) days after execution in the case of any sublicense agreements that Novartis is required, pursuant to a written agreement with its applicable licensor[s], to provide to such licensor[s].

                  (d) Technology Transfer. To the extent reasonably necessary for Idenix to exercise its rights and perform its obligations under this Agreement with respect to any Novartis Intellectual Property that Novartis may determine to license to Idenix pursuant to Section 6.2(a)(ii), and from time to time during the Term as applicable, Novartis shall provide to Idenix one (1) copy of each physical embodiment of the applicable Novartis Intellectual Property Controlled by Novartis promptly after Novartis grants to Idenix such a license. Without limiting the generality of any other provision of this Agreement, Novartis shall make its scientific and technical personnel available to Idenix to answer any questions or provide instruction as determined by the Joint Operations Committee with respect to any Novartis Intellectual Property licensed by Novartis to Idenix.

                  (e) Survival of Licenses. Upon the expiration of the Country Term with respect to each Product in each country, the licenses that Novartis grants or may grant to Idenix pursuant to Sections 6.2(a)(i) and 6.2(b), respectively, shall be deemed to be perpetual, fully paid up, but non-exclusive, with respect to such Product in such country.

                  6.3      Additional License Provisions

                  (a) Covenant Intellectual Property. Novartis agrees that neither it nor any of its Subject Affiliates will bring a claim for infringement of any Covenant Intellectual Property against Idenix or any of its Affiliates or permitted sublicensees with respect to actions by Idenix or any of its Affiliates or permitted sublicensees which (i) are solely in connection with the Development or Commercialization of the Products, and (ii) which would, but for this Section 6.3, give rise to such a claim. Notwithstanding anything contained herein to the contrary: (A) this Section 6.3(a) shall have no further force or effect upon termination of this Agreement by Novartis pursuant to Section 12.3 (or, in the event of a Country-Specific Termination by Novartis pursuant to Section 12.3, no further force or effect with respect to the Covenant Intellectual Property relating to the relevant Product[s] within the relevant country[ies], or in the event of a Product/Drug-Specific Termination by Novartis pursuant to Section 12.3, no further force or effect with respect to Covenant Intellectual Property relating to the relevant Product or Drug Candidate, as applicable); and (B) the right set forth in this Section 6.3(a) may be assigned only in connection with an assignment in accordance with Section 13.8, and provided that in connection with such an assignment the obligation of Novartis and its Subject Affiliates under this Section 6.3(a) shall apply only with respect to that portion of the assignee's business represented by Idenix' business succeeded to by such assignee.

                  (b) Limitation. Notwithstanding any other provision to the contrary contained in this Agreement but subject to the express grant of any right or license by Novartis pursuant to Section 6.2(a)(ii), Novartis and its Affiliates do not and shall not grant hereunder any rights or licenses under, or covenant not to sue with respect to, any intellectual property of Novartis or its Affiliates that is not first developed by Novartis or one of its Subject Affiliates primarily in connection with, and used primarily in connection with, the activities of Novartis or one of its Subject Affiliates pursuant to this Agreement.

                                   ARTICLE 7.

                                  EXCLUSIVITY

                  7.1      Competing Products.

                  (a) Novartis Obligations. During the Non-Competition Period, Novartis shall not, and shall ensure that its Affiliates do not, either alone or in conjunction with a Third Party, directly or indirectly, market, sell or promote, or license any Third Party to market, sell or promote, any Competing Product anywhere in the world. Notwithstanding the foregoing, if Novartis or any of its Affiliates seeks, either alone or in conjunction with a Third Party, to, directly or indirectly, market, sell or promote, or license any Third Party to market, sell or promote, any Competing Product anywhere in the world (the "Competing Product Opportunity"), Novartis shall first provide written notice thereof to Idenix (the "Competing Product Opportunity Notice"), whereupon the provisions of Section 7.1(b) shall apply:

                  (b)      Process.

                           (i) If, within thirty (30) days of Idenix' receipt of the Competing Product Opportunity Notice (the "Initial Response Period"), Idenix notifies Novartis in writing that it has a bona fide interest in discussing with Novartis such Competing Product Opportunity, then the Parties shall, for a period not to exceed sixty
         (60) days (the "Competing Product Negotiation Period"), enter into exclusive good faith negotiations with respect to the Competing Product Opportunity.

                           (ii) If: (A) Idenix indicates during the Initial Response Period that it has no interest in the Competing Product Opportunity; (B) Idenix fails to engage in good faith negotiations during the Competing Product Negotiation Period; (C) despite good faith negotiations, the Parties are unable, during the Competing Product Negotiation Period, to reach mutual agreement on material terms with respect to the Competing Product Opportunity; or (D) despite good faith efforts, the Parties have failed to conclude definitive agreements incorporating such terms within sixty (60) days of reaching such mutual agreement, then Novartis and its Affiliates shall be thereafter free, without any further obligation to Idenix, to either alone or in conjunction with a Third Party, directly or indirectly, market, sell or promote, or license any Third Party to market, sell or promote, any Competing Product anywhere in the world.

                  7.2 Limitation of Restrictions. Idenix acknowledges that Novartis is in the business of developing, manufacturing and selling medical processes and products and, subject to the specific provisions of this Agreement (including, without limitation, Sections 2.1, 5.3 and 5.15), nothing in this Agreement shall be construed as restricting such business or imposing on Novartis a duty to market and/or sell and exploit the Products to the exclusion of, or in preference to, any other product or process, or in any way other than in accordance with its normal commercial practices.

                                   ARTICLE 8.

                              FINANCIAL PROVISIONS

                  8.1      License Payment

                  (a) HBV License. In consideration of the grant by Idenix of the HBV License, Novartis shall make a non-refundable, non-creditable license payment to Idenix of U.S.$75,000,000 on the Selection Date for the HBV Products (i.e., the Effective Date); provided, however, that such amount shall be reduced by set-off in an amount equal to the aggregate of such amounts owing by Idenix to Novartis under, and as contemplated by, Section 2.2(a) of the Credit Agreement.

                  (b) HCV License. In consideration of the grant by Idenix of the Novartis HCV License, Novartis shall [**].

                  8.2 Operating Funds. Novartis shall make the payments to Idenix set forth below (the "Operating Payments") not later than thirty (30) days after the date on which it receives written notice from Idenix that the corresponding event has been achieved for the HCV Product for the primary indication and patient population for which the HCV Product is intended; provided, however, that Novartis shall have no obligation to pay any such Operating Payments if the corresponding event has not been achieved for the HCV Product, if Idenix has not granted to Novartis the Novartis HCV License or, in the event Idenix has granted to Novartis the Novartis HCV License, if any notice of termination has been given to terminate this Agreement in its entirety or with respect to the HCV Product or if the Novartis HCV License is terminated before the achievement of the corresponding event for the HCV Product. Idenix agrees that it shall use any and all amounts it receives under this Section 8.2 solely in accordance with an annual operating plan and budget that has been authorized in accordance with Section 3.3 of the Stockholders' Agreement, if applicable.

                              Event                                 Payment Amount
                              -----                                 --------------
(a)      [**]                                                           US$[**]

(b)      [**]                                                           US$[**]

(c)      [**]                                                           US$[**]

(d)      [**]                                                           US$[**]

Each of the Operating Payments shall only be payable once, regardless of how many times the corresponding event is achieved. Achievement of the events above may be based on Registration Filings filed by either Party or any Affiliate of either Party.

                  8.3 Development Expenses. Except as specifically provided to the contrary in this Section 8.3, Novartis shall pay all Development Expenses incurred for a Product on or after the relevant Selection Date (but not before the relevant Selection Date, including with respect to any corresponding Drug Candidates, whether or not such Drug Candidates are determined to be Early Selection Candidates), but only if such Development Expenses are incurred in accordance with an approved Development Budget and an approved Development Plan.

                  (a) HBV Drug Candidates. Novartis shall be solely responsible for all Development Expenses incurred with respect to the Development of the HBV Drug Candidates and the HBV Products anywhere in the world on or after the applicable Selection Date.

                  (b)      HCV Drug Candidate.

                           (i) Initial HCV Drug Candidate. Novartis shall be solely responsible for all Development Expenses incurred with respect to the Development of the Initial HCV Drug Candidate and the HCV Product anywhere in the world on and after the applicable Selection Date, and for all Development Expenses incurred with respect to Technical Development of the Initial HCV Drug Candidate on and after the Effective Date.

                           (ii) Backup HCV Drug Candidate. Notwithstanding the provisions of Section 8.3(b)(i), if there is an HCV Failure, then, within sixty (60) days after the HCV Failure, Idenix shall notify Novartis and the Joint Operations Committee in writing (the "Backup HCV Drug Candidate Notice") of another HCV Drug Candidate for which a corresponding Selection Date has not occurred (the "Backup HCV Drug Candidate"). The Backup HCV Drug Candidate Notice shall include a written proposed Development Plan and Development Budget for such Backup HCV Drug Candidate (the Development Expenses set forth in the proposed Development Budget, the "Backup HCV Development Expenses") for consideration and approval by, respectively, the Joint Operations Committee in accordance with Section 4.2(b) and Novartis in accordance with Section 4.3(c).

                           (A) If the Backup HCV Development Expenses are
                  budgeted to be less than or equal to U.S.$[**], the proposed Development Budget shall reflect the full amount of the Backup HCV Development Expenses and Novartis shall pay the full amount of the Backup HCV Development Expenses in accordance with the provisions of Section 8.3(d), and such amounts paid by Novartis shall be credited against the Sales Milestone Payment otherwise due from Novartis to Idenix pursuant to
                  Section 8.6(a)(ii)(A).

                           (B) If the Backup HCV Development Expenses are
                  budgeted to be greater than U.S.$[**], the proposed Development Budget shall reflect the full amount of the Backup HCV Development Expenses but Novartis shall pay only the first U.S.$[**] of the Backup HCV Development Expenses in accordance with the provisions of Section 8.3(d); provided that Novartis will have no obligation to pay any of the Backup HCV Development Expenses unless Idenix is able to fund the entire amount of the Backup HCV Development Expenses in excess of U.S.$[**] (the "Excess Amount"). Any such amounts paid by Novartis shall be credited against the Sales Milestone Payment otherwise due from Novartis to Idenix pursuant to Section 8.6(a)(ii)(A).

                  For purposes of clarity and avoidance of doubt, sample calculations of the foregoing are set forth on Exhibit Q.

                           (iii) Notwithstanding anything to the contrary contained in this Section 8.3(b), Novartis shall have no obligation to pay any of the Backup HCV Development Expenses unless it approves the Development Budget for the Backup HCV Drug Candidate.

                  (c) Other Drug Candidates. Novartis shall be solely responsible for all Development Expenses incurred with respect to the Development of each Selected Other Drug Candidate and the corresponding Other Products anywhere in the world on or after the applicable Selection Date, and, if Novartis elects in accordance with Section 2.4(a) of the Supply

Agreement, for all Development Expenses incurred with respect to Technical Development of any other HCV Drug Candidate on and after the Effective Date, except that:

                           (i) Idenix shall be responsible for fifty percent (50%) of the Development Expenses incurred with respect to those Development activities for each Selected Other Drug Candidate supporting only Registration Filings in the U.S. Territory; and

                           (ii) With respect to the Development Expenses relating to the Development activities for each Selected Other Drug Candidates supporting Registration Filings in the U.S. Territory and other countries, Idenix shall bear the Idenix NPV Proportionate Development Expense Share. For purposes hereof, the Idenix NPV Proportionate Development Expense Share shall be calculated for each Selected Other Drug Candidate in the following manner: Projected NPV in the United States of such Selected Other Drug Candidate multiplied by fifty percent (50%), divided by the Global Projected NPV of such Selected Other Drug Candidate, multiplied by the total Development Expense relating to such Selected Other Drug Candidate. An example of the foregoing calculations is set forth on Exhibit P.

                  (d)      Payment.

                           (i) Within thirty (30) days following the end of each calendar quarter, Idenix shall submit to Novartis an invoice setting forth in reasonable detail the Development Expenses incurred by or on behalf of Idenix during such calendar quarter for which Novartis is responsible pursuant to this Section 8.3. In submitting such invoice, Idenix shall submit costs and expenses for inclusion in the reconciliation of Development Expenses only to the extent such costs and expenses were made or incurred in accordance with the budget contained in the relevant approved Development Plan, as amended from time to time by the relevant Joint Steering Committee.

                           (ii) Novartis shall pay Idenix such Development Expenses within thirty (30) days after receipt of such invoice. In the event of a dispute with respect thereto, (A) Novartis shall remit on a timely basis all amounts not disputed and shall provide written notice within such thirty (30) day period after receipt of the invoice, specifying in detail the amounts in dispute and the basis for such dispute, (B) the matter shall be referred to the Joint Steering Committee for resolution, and (C) interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 8.15.

                  8.4      Registration Expenses.

                  (a)      Responsibilities.

                           (i) Each Party shall bear fifty percent (50%) of the Registration Expenses with respect to each Product in the Co-Commercialization Countries.

                           (ii) Novartis shall bear all Registration Expenses with respect to each Product in the Novartis Territory.

                  (b)      Payment.

                           (i) Within thirty (30) days following the end of each calendar quarter, each Party shall submit to the other Party a report setting forth in reasonable detail the Registration Expenses incurred by or on behalf of the submitting Party during such calendar quarter for which such other Party is responsible pursuant to Section 8.4(a). In submitting such report, the submitting Party shall submit costs and expenses for inclusion in the reconciliation of Registration Expenses only to the extent such costs and expenses were made or incurred in accordance with the budget contained in the relevant approved Development Plan, as amended from time to time by the relevant Joint Steering Committee.

                           (ii) The Parties shall reconcile the reports within sixty (60) days after the end of each calendar quarter. To the extent that one Party must make a payment to the other Party to ensure that each Party bears the appropriate responsibility with respect to the Registration Expenses in accordance with Section 8.4(a), the paying Party shall pay the other Party such Registration Expenses within thirty (30) days after reconciliation of such reports. In the event of a dispute with respect thereto, (A) the paying Party shall remit on a timely basis all amounts not disputed and shall provide written notice within such thirty (30) day period after reconciliation of such reports, specifying in detail the amounts in dispute and the basis for such dispute, (B) the matter shall be referred to the Joint Steering Committee for resolution, and (C) interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 8.15.

                  8.5      Approval Milestones

                  (a) Novartis shall make the non-refundable, non-creditable payments ("Approval Milestone Payments") to Idenix set forth below not later than thirty (30) days after the date on which it receives written notice from Idenix that the corresponding milestone event set forth below has been achieved for a Product for the primary indication and patient population for which such Product is intended:

                           (i)      HBV Products.

Milestone Event for HBV Products                                    Payment Amount
(A)      [**]                                                          US$[**]

(B)      [**]                                                          US$[**]

(C)      [**]                                                          US$[**]

(D)      [**]                                                          US$[**]

                           (ii)     HCV Product.

Milestone Event for HCV Products                                    Payment Amount
(A)      [**]                                                          US$[**]

(B)      [**]                                                          US$[**]

(C)      [**]                                                          US$[**]

(D)      [**]                                                          US$[**]

With respect to the milestone payment due to Idenix pursuant to Section 8.5(a)(ii)(A), (a) NM-283 shall be deemed to be safe upon the satisfaction of those regulatory standards in the U.S. Territory and the Major EU Countries which are necessary to allow NM-283 to enter into Phase IIB Clinical Trials or Pivotal Clinical Trials, and (b) NM-283 shall be deemed to be effective if data collected during the Phase I/IIA Clinical Trial for NM-283 demonstrates a mean reduction of not less than 1.0 log of virus in patients infected with the genotype I strain of HCV who are resistant to treatment with a combination of once weekly pegylated interferon plus ribavirin, in accordance with the applicable approved Development Plan.

                           (iii) Other Products. The timing and amount of the milestone payments for Other Products based on obtaining Regulatory Approvals will be determined in accordance with Section 8.8.

                  (b) Each of the Approval Milestone Payments shall only be payable once, regardless of how many times the corresponding milestone event is achieved. Achievement of the milestone events above may be based on Registration Filings filed by either Party or any Affiliate of either Party.

                  8.6      Sales Milestones

                  (a) In addition to all other amounts payable under this Agreement, Novartis shall make the non-refundable, non-creditable (except as provided in Section 8.3(b)(ii)) payments ("Sales Milestone Payments") to Idenix set forth below not later than thirty (30) days after the date on which it receives written notice from Idenix that the corresponding milestone event set forth below has been achieved for a Product:

                           (i)      HBV Products.

Milestone Event for HBV Products                                    Payment Amount
(A)      [**]                                                          US$[**]

(B)      [**]                                                          US$[**]

(C)      [**]                                                          US$[**]

(D)      [**]                                                          US$[**]

(E)      [**]                                                          US$[**]

(F)      [**]                                                          US$[**]

                           (ii)     HCV Product.

Milestone Event for HCV Products                                    Payment Amount
(A)      [**]                                                           US$[**]

(B)      [**]                                                           US$[**]

(C)      [**]                                                           US$[**]

(D)      [**]                                                           US$[**]

(E)      [**]                                                           US$[**]

                           (iii) Other Products. The timing and amount of the milestone payments for Other Products based on commercial sales will be determined in accordance with Section 8.8.

                  (b) Each of the Sales Milestone Payments shall only be payable once, regardless of how many times the corresponding milestone is achieved. More than one of the Sales Milestone Payments may be earned concurrently based on the Net Sales of Products during the same twelve (12) month period or any portion thereof.

                  (c) Within thirty (30) days following the end of each calendar month after the First Commercial Sale of any Product in any country in the Territory, (i) Novartis shall submit to Idenix a written report setting forth in reasonable detail, on a Product-by-Product and country-by-country basis, to the extent made or incurred by Novartis, its Affiliates or sublicensees, information regarding the Net Sales made during such calendar month and (ii) Idenix shall submit to Novartis a written report setting forth in reasonable detail, on a Product-by-Product and country-by-country basis, to the extent made or incurred by Idenix, its Affiliates or sublicensees, information regarding the Net Sales made during such calendar year.

                  8.7 Payments for Third Party Intellectual Property. Notwithstanding any funding or payment obligations of Novartis hereunder or under the Supply Agreement, Idenix shall be solely responsible for any royalties, fees or other amounts payable to Third Parties to obtain rights under any Blocking Third Party Intellectual Property Rights with respect to the HBV Drug Candidates, HBV Products, Initial HCV Drug Candidate and the HCV Product (solely if it contains the Initial HCV Drug Candidate), whether such royalties, fees or other amounts were paid prior to or become payable from and after the Effective Date. Without limiting the generality of the foregoing, Idenix shall be solely responsible for all royalties, fees or other amounts payable pursuant to the agreements set forth in Exhibit J with respect to the HBV

Drug Candidates, HBV Products, Initial HCV Drug Candidate and the HCV Product (solely if it contains the Initial HCV Drug Candidate). Novartis and Idenix shall have equal responsibility for any royalties, fees or other amounts payable to Third Parties to obtain rights under any Blocking Third Party Intellectual Property Rights with respect to any other Selected Drug Candidates or corresponding Products, or under any other Third Party intellectual property rights that may be reasonably necessary for the Development, Commercialization or Manufacture of any Selected Drug Candidate or Product. Notwithstanding the foregoing, Idenix shall be solely responsible for any royalties, fees or other amounts payable to Third Parties to obtain rights under any Blocking Third Party Intellectual Property Rights with respect to the Backup HCV Drug Candidate and any Product[s] derived therefrom if Novartis pays the Backup HCV Development Expenses in accordance with Section 8.3(b). In the event any royalties, fees or other amounts referenced in this Section 8.7 are required to be paid, the Parties shall mutually determine in good faith how each Party's responsibility may be reconciled, reflected and/or credited, as the case may be, in connection with payments to be made hereunder or under the Supply Agreement.

                  8.8 Milestones for Other Products(a) Idenix shall prepare, in connection with providing its Completion Notice with respect to an Other Drug Candidate, projections of total NPV on projected net sales of the corresponding Other Product based upon available information.

                  (b) Novartis shall consider the milestone payments (including milestones relating to commercial sales and Regulatory Approvals) and payment schedules proposed by Idenix for the relevant Other Drug Candidate and corresponding Other Product in the Completion Notice. The Parties shall meet as necessary to discuss Idenix' proposals and Idenix' underlying projections of NPV of the corresponding Other Product, and any proposals and projections that Novartis may prepare and provide. If the Parties cannot agree on projections, milestone payments and/or payment schedules, the matter will be arbitrated in accordance with Section 13.6.

                  (c) The Parties have agreed on: (i) the NPV (the "Hepatitis Products License Fees NPV") of the weighted average of the payments with respect to the HBV Products and the Initial HCV Product under Section 8.1;
(ii) the NPV (the "Hepatitis Products Approval Milestone NPV") of the weighted average of the payments with respect to the HBV Products and the Initial HCV Product under Section 8.5 (a); and (iii) the NPV of the projected weighted average earnings, adjusted as set forth in Exhibit F ("Adjusted Earnings"), from sales of the HBV Products and the Initial HCV Product (the "Hepatitis Products NPV"). The Parties have also agreed on the following ratios expressed as percentages, as set forth in Exhibit F (collectively, the "Hepatitis Product Payment Percentages"):

                                        A

                                        B

                           where A is the Hepatitis Products License Fees NPV
and B is the Hepatitis Products NPV (such ratio, expressed as a percentage, the "License Fee Percentage"; and

                                        C

                                        B

                           where C is the Hepatitis Products Approval Milestone
NPV and B is the Hepatitis Products NPV (such ratio, expressed as a percentage, the "Approval Milestone Percentage").

                  (d) The license fees and Regulatory Approval-based milestone payments payable on each Other Product shall be based on the same percentages of the projected NPV of the Adjusted Earnings from sales of such Other Product as the Hepatitis Product Payment Percentages. The commercial sales-based milestone payments payable on each Other Product shall be mutually agreed upon by the Parties.

                  8.9 Sumitomo Payments. With respect to any amounts that Idenix B.V. is obligated to pay to Sumitomo Pharmaceuticals Co., Ltd. pursuant to Section 2.1 or 2.2 of the Sumitomo Settlement Agreement, Novartis shall reimburse Idenix for each such payment not later than thirty (30) days after Idenix provides Novartis with written evidence of such payment having been made to Sumitomo Pharmaceuticals Co., Ltd. by Idenix B.V. or by Idenix on behalf of Idenix B.V. Novartis shall reimburse Idenix for such payments up to an aggregate amount of [**].

                  8.10 Audits. Each Party shall keep, and shall cause its Affiliates and sublicensees to keep, complete and accurate records of the underlying Development Expenses, Registration Expenses and Annual Net Sales data relating to the reports and payments required by Sections 8.3, 8.4 and 8.6, respectively, and all sales and promotion efforts in the Co-Commercialization Countries pursuant to this Agreement. Each Party will annually have the right at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party, its Affiliates and sublicensees in the location[s] where such records are maintained by the other Party, its Affiliates and sublicensees upon reasonable notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 8.3, 8.4 and 8.6, or the quality and quantity of sales and promotion efforts of such other Party in the Co-Commercialization Countries, its Affiliates and sublicensees, in each case within the prior thirty-six (36) month period. If the review of such records reveals that the audited Party has failed to accurately report information pursuant to Sections 8.3, 8.4 and 8.6, or failed to accurately report or perform its sales and promotion efforts in the Co-Commercialization Countries, then the audited Party shall promptly pay to the auditing Party any resulting amounts due under Sections 8.3, 8.4 and 8.6, or amounts due as a result of any failure to accurately report or perform its sales and promotion efforts in the Co-Commercialization Countries, together with interest calculated in the manner provided in Section 8.15. If any such under-payments are greater than ten percent (10%) of the amounts actually due for the reviewed period under Sections 8.3, 8.4 and/or 8.6, as applicable, or reflect a material failure to accurately report or perform its sales and promotion efforts in the Co-Commercialization Countries, the audited Party shall pay all of the costs of such review.

                  8.11 Tax Matters. The Parties shall use all reasonable and legal efforts to reduce or optimize tax withholding, to the extent permitted by applicable Law, on payments made pursuant to this Agreement. Each Party agrees to cooperate in good faith to provide the other Party with such documents and certifications as are reasonably necessary to enable such other Party to minimize any withholding tax obligations and/or liabilities. The Parties will reasonably cooperate in providing one another with documentation of the payment of any withholding taxes paid pursuant to this
Section 8.11 and in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

                  8.12 United States Dollars. All dollar ($) amounts specified in this Agreement are United States Dollar amounts.

                  8.13 Currency Exchange. With respect to Net Sales invoiced and/or expense incurred, all amounts shall be expressed in U.S. dollars. Such U.S. dollar amounts shall be retrieved from Novartis' official reporting systems (which official reports are in U.S. dollars). The currency conversion for Net Sales invoiced and/or expenses incurred in currencies other than U.S. dollars shall be based on Novartis' applicable standard SWAER (Sales Weighted Average Exchange) rates. All payments hereunder shall be made in U.S. dollars.

                  8.14 Certain Payment Procedures. Either Party may designate an Affiliate thereof as the recipient of any amounts payable hereunder to such Party. If at any time legal restrictions in any country in the Territory prevent the prompt remittance of any payments due pursuant to this Agreement, the paying Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the receiving Party's account in a bank or depository in such country designated by the receiving Party, or, if none is designated by the receiving Party within thirty (30) days, in a recognized banking institution selected by the paying Party, its Affiliates or sublicensees, as the case may be, and identified in a written notice given to the receiving Party.

                  8.15 Late Payments. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of one percent (1%) per month or the highest rate permitted by applicable Law, compounded monthly, calculated on the number of days such payments are paid after the date such payments are due.

                                   ARTICLE 9.

                            CONFIDENTIAL INFORMATION

                  9.1 Confidential Information. All Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for Regulatory Approval of the Products or for the filing, prosecution and maintenance of Patent Rights), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

                  (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

                  (b) either before or after the date of the disclosure to the receiving Party, is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

                  (c) either before or after the date of the disclosure to the receiving Party, becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business), without the receiving Party or its sublicensees violating this Article 9; or

                  (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information.

Notwithstanding anything set forth herein to the contrary, this Article 9 shall not prohibit the receiving Party from disclosing Confidential Information of the disclosing Party that is required to be disclosed by the receiving Party to comply with applicable Laws, to defend or prosecute litigation or to comply with governmental regulations; provided that, to the extent practicable, the receiving Party provides prior written notice of such disclosure to the disclosing Party and assists the disclosing Party in its reasonable and lawful efforts to avoid and/or minimize the degree of such disclosure. Notwithstanding anything set forth herein to the contrary, this Article 9 shall not prohibit Idenix or Idenix SARL from disclosing the terms of this Agreement and the Supply Agreement to Universita di Cagliari, Le Centre National de la Recherche Scientifique and L'Universite Montpellier II as required under the agreements between or among Idenix, Idenix SARL and/or such parties that are set forth on Exhibit J, as such agreements may be amended from time to time as permitted hereunder.

                  9.2 Employee and Advisor Obligations. Each Party agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein.

                  9.3 Term. All obligations of confidentiality imposed under this Article 9 shall expire five (5) years following termination or expiration of this Agreement.

                  9.4 Publications. The Parties acknowledge that scientific lead time is a key element of the value of the collaboration and further agree that scientific publications must be strictly monitored to prevent any adverse effect of the premature publication of results of the collaboration. The Parties shall establish a procedure for publication review and approval and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication. Each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the collaboration. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other

Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How of such other Party, then such Party shall delay such proposed publication for a period of reasonable length to permit the timely preparation and first filing of Patent Application[s] on the information involved.

                  9.5 Publicity. Each Party intends to issue a press release after the execution of this Agreement, subject to the provisions of the following sentence. Neither Party shall issue any press release or public announcement relating to any Products in the Territory or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may issue such a press release or public announcement if required by Law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq; provided that the other Party has received prior notice of such intended press release or public announcement if practicable under the circumstances and the Party subject to the requirement includes in such press release or public announcement only such information relating to the Product[s] or this Agreement as is required by such Law. The rights of approval and notice granted to a Party in accordance with the preceding sentence shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed.

                                  ARTICLE 10.

                        INTELLECTUAL PROPERTY OWNERSHIP,
                         PROTECTION AND RELATED MATTERS

                  10.1     Ownership of Inventions

                  (a) Sole Inventions. Each Party shall exclusively own all inventions made solely by such Party, its employees, agents and consultants ("Sole Inventions"). Sole Inventions made solely by Novartis, its employees, agents and consultants are referred to herein as "Novartis Sole Inventions". Sole Inventions made solely by Idenix, its employees, agents and consultants are referred to herein as "Idenix Sole Inventions".

                  (b) Joint Inventions. The Parties shall jointly own all inventions made jointly by employees, agents and consultants of Novartis, on the one hand, and employees, agents and consultants of Idenix, on the other hand, on the basis of each Party having an undivided interest in the whole ("Joint Inventions").

                  (c) Inventorship. For purposes of determining whether an invention is a Novartis Sole Invention, an Idenix Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws.

                  10.2     Prosecution and Maintenance of Patent Rights

                  (a) Solely-Owned Patent Rights. Idenix and Novartis shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain Patents and Patent Applications (as applicable) throughout the Territory for the Idenix Patent Rights (to the extent permitted in accordance with the terms of Third Party licenses to Idenix of Idenix Patent Rights) or Novartis Patent Rights, respectively. Each Party shall confer with and keep the other Party informed regarding the status of such Patent Right activities. In the event Idenix elects not to prosecute or maintain any Idenix Patent Rights, Novartis will have the right to do so at Novartis' sole expense. In the event Novartis elects not to prosecute or maintain any Novartis Patent Rights, Idenix will have the right to do so at Idenix' sole expense. Except as provided in the foregoing, each Party shall have the exclusive right and option, at its own cost and expense, to file and prosecute any Patent Rights Covering Sole Inventions owned by it.

                  (b) Joint Patent Rights. With respect to any Joint Patent Rights, the Parties shall consult with each other regarding the filing, prosecution and maintenance of any Patents and Patent Applications, and responsibility for such activities shall be the obligation of the Controlling Party. If the Controlling Party agrees to accept such responsibility, it shall undertake such filings, prosecutions and maintenance in the names of both Parties as co-owners. The Parties shall share all reasonable Out-Of-Pocket Costs (including legal fees and expenses) in accordance with the applicable Benefit Allocation with respect to such Joint Patent Rights in the Co-Commercialization Countries and the Co-Marketing Countries, and Novartis shall bear all Out-Of-Pocket Costs (including legal fees and expenses) with respect to such Joint Patent Rights in the Novartis Territory. The Controlling Party shall have the following obligations with respect to the filing, prosecution and maintenance of Patent Applications and Patents on any such Joint Patent Rights:
(i) the Controlling Party shall permit the non-Controlling Party to review and comment at least two (2) weeks prior to the filing of any priority Patent Application by the Controlling Party; (ii) the Controlling Party shall notify the non-Controlling Party within thirty (30) days after the filing of a Patent Application by the Controlling Party, (iii) the Controlling Party shall notify the non-Controlling Party within eight (8) months from the filing of the priority Patent Application whether and in which countries it intends to file convention Patent Applications; (iv) the Controlling Party shall provide the non-Controlling Party promptly with copies of all communications received from or filed in patent offices with respect to such filings; and (v) the Controlling Party shall provide the non-Controlling Party, a reasonable time prior to taking or failing to take action that would affect the scope or validity of rights under any Patent Applications or Patents (including but not limited to substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent Application, abandoning any Patent or not filing or perfecting the filing of any Patent Application in any country), with notice of such proposed action or inaction so that the non-Controlling Party has a reasonable opportunity to review and make comments, and take such actions as may be appropriate in the circumstances. In the event that the Controlling Party materially breaches the foregoing obligations and such breach is not cured within thirty (30) days of a written notice from the non-Controlling Party to the Controlling Party describing such breach, or in the event that the Controlling Party fails to undertake the filing of a Patent Application within ninety (90) days of a written request by the non-Controlling Party to do so, the non-Controlling Party may assume the Controlling Party's responsibility for filing, prosecution and maintenance of any such

Joint Patent Right, and will thereafter be deemed the Controlling Party for purposes hereof. Notwithstanding the foregoing, the Controlling Party may withdraw from or abandon any Patent or Patent Application relating to any Joint Patent Rights on thirty (30) days prior notice to the other Party, providing a free-of-charge option to assume the prosecution or maintenance thereof; the Out-Of-Pocket Costs (including legal fees and expenses) for which, with respect to such Joint Patent Rights in the Novartis Territory, shall be shared equally. The Parties agree that any of the periods of time specified in this Section 10.2(b) shall be shortened as may be required to ensure that rights in the relevant Joint Patent Right are not lost.

                  (c) Cooperation. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of Patents and Patent Applications pursuant to this Section 10.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Joint Patent Rights that such Party has elected not to pursue as provided for in Section 10.2(b). The Joint Operations Committee shall agree on which of the Novartis Patent Rights, Idenix Patent Rights and Joint Patent Rights for which to seek an extension of term and the Parties shall bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Patent Rights in accordance with the provisions of this Section 10.2.

                  (d) Regulatory Matters and Extensions. Each Party shall provide to the other Party (A) notice of Patents relevant to a Registration Filing, prior to the time such Registration Filing is filed, and (B) prompt notice of the issuance of any Patent which may be relevant to a Product, giving the date of issue and patent number for each such Patent and the Parties will jointly decide within twenty (20) days after the Patent issues if the Patent is to be listed pursuant to any Registration Filing for such Product. Similarly, the Parties shall provide to each other prompt notice of Patent term extensions in any country. The Joint Operations Committee shall determine whether to proceed in the filing of appropriate listing documents, and Parties shall cooperate in the preparation and filing of any Patent listings. Each Party will provide prompt notice to the other of any inquiries as to any relevant Patent which has claims to Manufacturing processes, which inquiries are provided pursuant to 35 USC Section 271(g) or the equivalent foreign Law, and will cooperate with respect to responses thereto. The Joint Operations Committee shall agree on which of the Novartis Patent Rights, Idenix Patent Rights and Joint Patent Rights for which to seek an extension of term, and the Parties shall cooperate and bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Patent Rights in accordance with the provisions of this Section 10.2.

                  10.3     Third Party Infringement

                  (a) Notice. If either Party or its Affiliates shall learn that any Third Party is violating the Collaboration Intellectual Property, then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party in writing of this claim or assertion and shall provide such other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

                  (b) Co-Commercialization Countries and Co-Marketing Countries. The Parties shall use Commercially Reasonable Efforts to protect the Collaboration Intellectual Property from infringement in the Co-Commercialization Countries and Co-Marketing Countries. The Parties shall cooperate and shall mutually agree upon an appropriate course of action with respect to the institution and direction of legal proceedings against any Third Parties in the Co-Commercialization Countries and Co-Marketing Countries who are infringing the Collaboration Intellectual Property. If only one Party initiates (and pursues) a Third Party action, the other Party and its Affiliates shall assist and cooperate in any such infringement litigation at the initiating Party's (or its Affiliates') reasonable request, including joining in such action as a named party to the extent necessary or appropriate for such action to be pursued. Neither Party shall settle or compromise any claim or proceeding relating to the Collaboration Intellectual Property without obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld. The costs of, and any and all damages (including punitive damages), fees and other amounts (including settlement amounts) recovered in connection with, any Third Party infringement action relating to any Product[s] in a Co-Commercialization Country or Co-Marketing Country, whether enforced by Novartis and/or Idenix (or its Affiliates), shall be shared by the Parties in proportion to the applicable Benefit Allocation, provided that for purposes of such sharing, the Benefit Allocation for the Co-Marketing Countries shall be deemed to be the same as for the Major EU Countries that are Co-Commercialization Countries.

                  (c) Novartis Territory. Novartis shall use Commercially Reasonable Efforts, including legal actions, to protect the Collaboration Intellectual Property from infringement in the Novartis Territory, and may bring such action in Idenix' name, if necessary. The costs of any such Third Party infringement action shall be borne solely by Novartis, and any and all damages (including punitive damages), fees and other amounts recovered in connection with any such Third Party infringement action shall be retained solely by Novartis.

                  10.4     Claimed Infringement. The provisions of this Section
10.4 shall be subject to the provisions of Section 11.5, which shall govern as to both costs and procedures in the event of infringement actions relating to the Products brought by a Third Party against Novartis and/or Idenix in which the Third Party claim[s], if true, would constitute a breach of representation, warranty or obligation covered by Section 11.5.

                  (a) Notice. If either Party or its Affiliates shall learn of a claim or assertion that the Development, Manufacture, use, marketing, promotion, importation, exportation, offer for sale, sale or distribution of the Products infringes or otherwise violates the intellectual property rights of any Third Party (a "Claimed Infringement"), then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party of such Claimed Infringement in writing.

                  (b) Procedures. The Parties (or through the Parties' Affiliates, as appropriate) shall cooperate and shall mutually agree upon an appropriate course of action with respect to any Claimed Infringement brought in any country. If only one Party defends such a Claimed Infringement action, the other Party and its Affiliates shall assist and cooperate in any such infringement litigation at the defending Party's (or its Affiliates') reasonable request. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions or any declaratory judgment actions. Such notices shall be provided promptly, but in no event after more than fifteen (15) days following receipt thereof. For clarification purposes and without limitation to any other provisions of this Agreement, the rights and obligations of the Parties under this paragraph shall be subject to the provisions of Sections 8.7 and 11.5.

                  10.5 Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Collaboration Intellectual Property is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by [a] Party[ies] pursuant to Section 10.3, in an action brought against [a] Party[ies] under Section 10.4 or otherwise, the Party becoming aware of such assertion shall promptly notify the other Party in writing of such claim. The Parties shall cooperate with each other in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

                  10.6 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which a Product is made, offered for sale, sold or imported by such Party, its Affiliates and/or sublicensees.

                  10.7 Third Party Licenses. Each Party shall use Commercially Reasonable Efforts to ensure that any licenses or other rights obtained from Third Parties existing as of the Effective Date and necessary or material to the Manufacture, Development, promotion or sale of the Products may be licensed or sublicensed to the other Party under the licenses granted in
Article 6 and to each Party's Affiliates or Third Parties engaged to manufacture, Develop, promote or sell the Products to the extent necessary hereunder. Subject to the provisions of Section 8.7, the Parties agree to coordinate as reasonably necessary to determine the necessity and availability of any new material Third Party licenses related to the manufacture, Development, promotion or sale of Products, and any such agreement shall be approved in advance by the Joint Steering Committee.

                  10.8     Trademarks.

                  (a) Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

                  (b) The Joint Operations Committee shall develop and propose, and the Joint Steering Committee shall consider and approve, one or more Product Trademarks (including [a] global trademark[s] and back-up trademarks) for use throughout the Co-Commercialization Countries and the Novartis Territory. The Products shall be promoted and sold, in accordance with the provisions of this Agreement, in the Co-Commercialization Countries and the Novartis Territory under the Product Trademark[s]. Idenix (or its local Affiliates, as appropriate) shall own and retain all rights to Product Trademarks, and all goodwill associated therewith, in or specific to the U.S. Territory. Novartis (or its local Affiliates, as appropriate) shall own and retain all rights to Product Trademarks, and all goodwill associated therewith, in or specific to the Co-Commercialization Countries (except for the U.S. Territory) and in or specific to the Novartis Territory. The Joint Operations Committee shall determine which Party shall own rights to any Internet domain names incorporating the applicable Product Trademark[s] or any variation or part of such Product Trademark[s] as its URL address or any part of such address.

                  (c) Novartis hereby grants to Idenix a royalty-free license to use the Product Trademarks owned by Novartis in connection with Idenix' Co-Promotion and Co-Branding activities for the Products. Idenix hereby grants to Novartis a royalty-free license to use the Product Trademarks owned by Idenix in the U.S. Territory in connection with Novartis' Co-Promotion and Co-Branding activities for the Products. Each of the Parties' licenses and rights to the Product Trademarks under this Section 10.7(c) may be sublicensed, but only to their Affiliates for the purposes, and subject to the terms and conditions, of this Agreement.

                  (d) Each Party agrees that the quality of the Products and the Manufacture, marketing, sale and distribution thereof shall be consistent with the highest standards of quality in the biopharmaceuticals industry. In addition, each licensor Party shall adopt such particular style or usage standards as set forth by the Joint Operations Committee with respect to the usage of the Product Trademarks, and the licensee Party shall comply strictly with such standards or make any applicable modifications as soon as commercially practicable. The licensee Party shall at its own expense, at the request of the licensor Party from time to time, submit to the licensor Party for approval a reasonable number of production samples of the relevant Products and related packaging materials. In the event that the licensor Party reasonably objects to the usage of the Product Trademarks owned by it in connection with any sample, it shall give written notice of such objection to the licensee Party within sixty (60) days of receipt by the licensor Party of the sample, specifying the way in which such usage of its Product Trademarks fails to meet the style or usage standards or, if the licensor Party is not the manufacturer of the Product, the way in which such sample fails to meet the quality standard for the Product set forth in the first sentence of this Section 10.7(d); and the licensee Party shall immediately cease sale and distribution of such Products. If the licensee Party wishes to continue to distribute and sell the relevant Products rejected by the licensor Party, it must remedy the failure and submit further samples to the licensor party for approval.

                  (e) With respect to each Co-Commercialization Country and except to the extent prohibited by local Law, each Party (through its Affiliates, as appropriate) shall include the other Party's name (or its local Affiliate's name) with equal prominence on all Product packaging and other materials related to the Products.

                  (f) To the extent permitted by applicable Law, the labeling on each Product in the Territory shall identify both Parties, which shall include, without limitation, identifying Idenix as the or an inventor or innovator of such Product in a manner reasonably agreed to by the Parties.

                  (g) Each Party will each use Commercially Reasonable Efforts to establish, maintain and enforce the Product Trademarks owned by it pursuant to Section 10.7(b) during the Term, and the costs of such efforts in the Co-Commercialization Countries shall be included within Promotion Expenses.

                  (h) Upon request by Novartis or Idenix (as the case may be), each Party shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required by the other Party for the purpose of recording the license set forth in Section 10.7(c) above with any relevant governmental authority.

                  (i) Idenix shall not have any right, title or interest or other license (except to the extent expressly set forth herein) in or to any of the Product Trademarks owned by Novartis, and all uses of such Product Trademarks by Idenix shall inure solely to the benefit of Novartis. Novartis shall not have any right, title or interest (except to the extent expressly set forth herein) or other license in or to any of the Product Trademarks owned by Idenix, and all uses of such Product Trademarks by Novartis shall inure solely to the benefit of Idenix.

                  (j) Novartis shall not acquire any rights under this Agreement in any trademark, service mark or Internet domain name including the word "idenix" or any other trademarks or trade dress of Idenix (except to the extent expressly set forth herein) and Idenix shall not acquire any rights under this Agreement in any trademark, service mark or Internet domain name including the word "novartis" or any other trademarks or trade dress of Novartis (except to the extent expressly set forth herein).

                  (k) In the event Idenix becomes aware of any infringement of any Novartis-owned Product Trademark in any country by a Third Party, Idenix shall promptly notify Novartis and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including, without limitation, by the institution of legal proceedings against such Third Party. In the event Novartis becomes aware of any infringement of any Idenix-owned Product Trademark in any country by a Third Party, Novartis shall promptly notify Idenix and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including, without limitation, by the institution of legal proceedings against such Third Party.

                                  ARTICLE 11.

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANT;
                                INDEMNIFICATION

                  11.1 Representations and Warranties of Idenix Idenix U.S. and Idenix Cayman hereby jointly and severally represent and warrant, as of the Effective Date, to Novartis as follows, except as set forth herein or in the Company Disclosure Schedule (as indicated by references to specific sections and subsections in such Schedule):

                  (a) Organization, Good Standing and Qualification. Each of Idenix U.S. and Idenix Cayman is, respectively, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each of Idenix U.S. and Idenix Cayman has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement and, solely with respect to Idenix Cayman, the Supply Agreement and to carry out its obligations hereunder. Each of Idenix U.S. and Idenix Cayman is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) Authorization, Execution and Delivery. All corporate action on the part of each of Idenix U.S., Idenix Cayman and their respective officers and directors necessary for the (i) authorization, execution and delivery of this Agreement and, solely with respect to Idenix Cayman and its officers and directors, the Supply Agreement, and (ii) performance of the obligations of each of Idenix U.S. and Idenix Cayman contemplated hereby and, solely with respect to Idenix Cayman, thereby, in the case of clauses (i) and
(ii) above, have been taken. This Agreement has been validly executed, delivered and authorized by each of Idenix U.S. and Idenix Cayman, and the Supply Agreement has been validly executed, delivered and authorized by Idenix Cayman. This Agreement and the Supply Agreement, assuming they constitute valid and legally binding obligations of Novartis, constitute valid and legally binding obligations of each of Idenix U.S. (solely with respect to this Agreement) and Idenix Cayman, enforceable against each of Idenix U.S. (solely with respect to this Agreement) and Idenix Cayman in accordance with their terms, except as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

                  (c) No Conflict. Neither the execution, delivery and performance by Idenix U.S. or Idenix Cayman of this Agreement, or by Idenix Cayman of the Supply Agreement, nor the consummation by Idenix U.S. or Idenix Cayman of the transactions contemplated hereby or thereby (as applicable), nor the compliance by Idenix U.S. or Idenix Cayman with any of the provisions hereof or thereof (as applicable), will:

                           (i) violate or conflict with any Applicable Law applicable to Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, or Judgment applicable to Idenix U.S., Idenix Cayman or any of their respective Subsidiaries;

                           (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material Contract to which Idenix U.S. or Idenix Cayman is a party or under which Idenix U.S., Idenix Cayman or any of their respective assets, is bound or affected; or

                           (iii) conflict with or violate any provision of the current applicable Restated Certificate or Amended and Restated By-laws, or of the Certificate of Incorporation, Memorandum of Association or Articles of Association of Idenix Cayman.

                  (d) Consents. No Consents of, (i) or registration, qualification, designation, declaration, notification or filing with, any Governmental Entity or (ii) any party to any Contract to which Idenix U.S., Idenix Cayman or any of their respective Subsidiaries is a party or by which it is bound, in the case of clauses (i) and (ii) above, is required in connection with the valid execution, delivery or performance of this Agreement by Idenix U.S. or Idenix Cayman, or in connection with the valid execution, delivery or performance of the Supply Agreement by

Idenix Cayman, or the consummation of the transactions contemplated hereby or thereby, except such Consents of (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, is a party or by which Idenix U.S. or Idenix Cayman is bound, in the case of clauses (x) and (y), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not reasonably be expected to result in a Company Material Adverse Effect.

                  (e) Litigation. Since January 1, 2000, there have been no, and there currently are no, material actions, suits, hearings, grievances, arbitrations, proceedings or investigations of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator ("Proceedings") or, to Idenix' knowledge, currently threatened against Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, or any assets or properties of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries. There is no Proceeding pending, or to Idenix' knowledge, currently threatened against a stockholder, officer, director, key employee or founder of Idenix U.S. or Idenix Cayman in his, her or its capacity as such. To the knowledge of Idenix, there has not occurred any event nor does there exist any condition on the basis of which any material Proceeding involving Idenix U.S. or Idenix Cayman might properly be instituted and there is no reasonable basis for any such Proceeding. To Idenix' knowledge, there are no, and since January 1, 2000 there have not been any, Proceedings involving the employment by or with Idenix U.S., Idenix Cayman or any of their respective Subsidiaries of any current or former employees, their use in connection with the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any Applicable Law with respect to their relationship with Idenix U.S., Idenix Cayman or any of their respective Subsidiaries. There is no material Proceeding by Idenix U.S. or Idenix Cayman currently pending and neither Idenix U.S. nor Idenix Cayman currently intends to initiate any material Proceeding.

                  (f)      Intellectual Property.

                           (i)      For purposes of this Agreement: (A)
         "Intellectual Property" shall mean, collectively: (1) all U.S. and non-U.S. registered, unregistered and pending (I) trademarks, trade dress, business and assumed names and internet domain names, and all registrations and applications therefor, (II) copyrights (including, without limitation, those in Computer Software (as defined below)) and all grants, registrations and applications therefor, (III) patents and registered designs, and all registrations and applications therefor (collectively, "Subject Patents"); (2) all computer software (including source and object code), programming tools and interfaces, web sites and web pages, data files and other specifications and documentation relating thereto (collectively, "Computer Software"); and (3) Trade Secrets; (B) "IP Contracts" shall mean, collectively, all license, assignment, distribution, development or other agreements relating to any Intellectual Property; (C) "Company Property" shall mean all (1) Intellectual Property in which Idenix U.S., Idenix Cayman or any of their respective Subsidiaries has an ownership interest ("Owned Property"), and (2) all Intellectual Property (other than the Owned Property) which is used or is currently intended to be used in the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as now conducted or as intended to be conducted pursuant to this Agreement or the Supply Agreement; (D) "Company Patents" shall mean (1) all Subject Patents included in the Owned Property, and (2) all other Subject Patents included in the Company Property which Idenix U.S. or Idenix Cayman has the responsibility to prosecute and maintain pursuant to IP Contracts; (E) "Candidates" shall mean the HBV Drug Candidates or the Initial HCV Drug Candidate; (F) "Candidate Intellectual Property" shall mean all Company Property covering or used in connection with the Candidates or their therapeutic use or manufacture; (G) "Registered Intellectual Property" shall mean any and all U.S. and non-U.S. (1) Subject Patents, (2) trademark and service mark registrations and applications therefor, (3) copyright registrations and applications therefor, (4) internet domain names, and
         (5) any other Intellectual Property that is the subject matter of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any Governmental Entity; (H) "Non-Material IP" shall mean Company Property which is not material to the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as now conducted or as intended to be conducted pursuant to this Agreement, it being understood that none of the Candidate Intellectual Property is included in "Non-Material IP"; (I) "Trade Secrets" shall mean proprietary inventions, processes, formulae, know-how, concepts, designs, business plans, strategies, marketing and other information and customer lists; and (J) "Material Owned Property" shall mean Owned Property that is not Non-Material IP, excluding Trade Secrets.

                           (ii) Section 4.11(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all Registered Intellectual Property that is Owned Property, indicating the owner thereof, and all material IP Contracts (other than standard employment agreements and short-form Subject Patent inventor assignments included in filed Subject Patents) with respect to the Company Property specifically indicating, as applicable, each amendment to each original agreement included in such IP Contracts.

                           (iii) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, Idenix U.S., Idenix Cayman or one of their respective Subsidiaries, is the sole and exclusive owner of each item of Material Owned Property and is listed in the records of the appropriate U.S. and/or, to the knowledge of Idenix, non-U.S. Governmental Entity, as the sole and exclusive owner of record for each registration, grant and application listed in Section 4.11(b) of the Company Disclosure Schedule.

                           (iv) To the knowledge of Idenix, no act has been done or omitted to be done by Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, or by any direct or indirect licensee, distributor or collaborator of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, or any Person or Governmental Entity with which Idenix U.S., Idenix Cayman or any of their respective Subsidiaries is a co-owner of any Material Owned Property, which has, had or is reasonably likely to have the effect of canceling, forfeiting, abandoning or dedicating to the public, or entitling any U.S. or non-U.S. Governmental Entity or any other Person to cancel, forfeit, modify or consider abandoned, any Material Owned Property, or give any Person or Governmental Entity any rights with respect thereto (other than pursuant to an IP Contract listed in Section

         4.11(b) of the Company Disclosure Schedule). To the knowledge of Idenix, all of the issued claims in the Company Patents included among the Candidate Intellectual Property, and Idenix U.S.', Idenix Cayman's and each of their respective Subsidiaries' rights therein, are valid, enforceable and free of defects. Neither Idenix U.S., Idenix Cayman nor any of their Subsidiaries has any knowledge of any facts or claims which cause or would cause any Material Owned Property to be invalid or unenforceable, other than as described in Section 4.11(d) of the Company Disclosure Schedule. Neither Idenix U.S., Idenix Cayman nor any of their Subsidiaries has received any written notice that any Person or Governmental Entity may bring a claim which would cause any Material Owned Property to be invalid or unenforceable.

                           (v) With respect to the Company Patents included among the Candidate Intellectual Property, and, to the knowledge of Idenix, with respect to the other Company Patents, except as indicated in Section 4.11(e) of the Company Disclosure Schedule: (A) all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entities for the purpose of maintaining such Company Patents; (B) there are no inventorship challenges or interferences declared or provoked with respect to such Company Patents; (C) each of Idenix U.S., Idenix Cayman and their respective Subsidiaries have complied with the required duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and similar Governmental Entities (collectively, "Patent Offices"), including the duty to disclose to the Patent Offices all information required to be disclosed under all Applicable Laws; and (D) other than through an IP Contract listed in Section 4.11(b) of the Company Disclosure Schedule, no third party, including any academic organization or Governmental Entity, possesses rights to such Company Patents which, if exercised, could enable such party to develop any of the Candidates or would otherwise have a Company Material Adverse Effect.

                           (vi) Except as set forth in Section 4.11(f) of the Company Disclosure Schedule, Idenix U.S., Idenix Cayman and each of their respective Subsidiaries owns, free and clear of any lien or encumbrance, or otherwise has the valid right to use through an IP Contract listed in Section 4.11(b) of the Company Disclosure Schedule, the terms of which have been fully disclosed to Novartis, all Candidate Intellectual Property and, to the knowledge of Idenix, all other Company Property and third party Intellectual Property which, in each case, is either used in or currently intended to be used in, or is reasonably necessary for, the conduct of the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as now conducted, or as intended to be conducted pursuant to this Agreement or the Supply Agreement.

                           (vii) Except as indicated in Section 4.11(g) of the Company Disclosure Schedule: (A) none of the Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, nor the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as previously conducted, as now conducted or as intended to be conducted pursuant to this Agreement or the Supply Agreement with respect to Candidates, or, to the knowledge of Idenix, any other activity, product or service of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, is in violation or infringement of, or has violated or infringed any rights or asserted rights of any other Person or Governmental

         Entity with respect to any Intellectual Property of such other Person or Governmental Entity; (B) neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has received any notice of any conflict with or violation or infringement of, nor are Proceedings or claims pending with respect to any conflict with or violation or infringement of, nor have any such Proceedings or claims been instituted or asserted in writing against Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, nor are any Proceedings threatened, alleging any violation of any rights or asserted rights of any other Person or Governmental Entity with respect to any Intellectual Property of such other Person or Governmental Entity; and
         (C) to the knowledge of Idenix, there is no valid basis for any such Proceeding or claim against Idenix U.S., Idenix Cayman or any of their respective Subsidiaries of any rights or asserted rights of any other Person or Governmental Entity with respect to any Intellectual Property of such other Person or Governmental Entity.

                           (viii) No Proceedings or claims in which Idenix U.S., Idenix Cayman or any of their respective Subsidiaries alleges that any Person or Governmental Entity is infringing upon, or otherwise violating, any Trade Secrets relating to the business of Idenix U.S. or Idenix Cayman as intended to be conducted pursuant to this Agreement or the Supply Agreement ("Subject Trade Secrets") or Material Owned Property, or, to Idenix' knowledge, any Company Property or Subject Trade Secrets which are not Material Owned Property, are pending, and none have been served by, instituted or asserted by Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, nor are any Proceedings threatened alleging any such violation or infringement, nor does Idenix U.S., Idenix Cayman or any of their respective Subsidiaries know of any valid basis for any such proceeding or claim, other than as described in Section 4.11(h) of the Company Disclosure Schedule.

                           (ix) All key personnel employed by Idenix U.S., Idenix Cayman any their respective Subsidiaries have signed an enforceable agreement of confidentiality. Idenix U.S. or Idenix Cayman has obtained from all individuals who are or have been involved in the development or invention of any Candidate Intellectual Property which is Owned Property (as employees of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, as consultants, as employees of consultants or otherwise) and, to the knowledge of Idenix, any other Owned Property, assignments of any and all rights of such individuals with respect thereto. No officer or, to the knowledge of Idenix, employee of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, is subject to any agreement with any other Person or Governmental Entity which requires such officer or employee to assign any interest in inventions or other Intellectual Property or to keep confidential any Trade Secrets, proprietary data, customer lists or other business information, or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

                           (x) Except as disclosed in Section 4.11(j) of the Company Disclosure Schedule: (A) Idenix U.S., Idenix Cayman or one of their respective Subsidiaries is the sole and exclusive owner of all Subject Trade Secrets; (B) neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has any knowledge of any facts or claims which cause or would cause any Subject Trade Secret to be unenforceable, nor has Idenix

         U.S., Idenix Cayman or any of their respective Subsidiaries received any written notice that any Person or Governmental Entity may bring a claim which would cause any Subject Trade Secret to be unenforceable; and (C) to Idenix' knowledge, neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has, prior to the date hereof, divulged, furnished to or made accessible to any Person or Governmental Entity, any material Trade Secrets without prior thereto having obtained an enforceable agreement of confidentiality from such Person or Governmental Entity.

                           (xi) Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries has taken and will take all actions which are necessary or reasonable in order to protect the Company Property in a manner consistent with prudent commercial practice in the biopharmaceuticals industry.

                           (xii) To Idenix U.S.' knowledge, the inventors named on PCT patent application WO 01/90121 are the first inventors of:
         (A) the method for treating HCV comprising administering an effective amount of 2'-C-methyl-cytidine, or pharmaceutically acceptable salts or esters thereof, to a patient in need of such treatment, (B) a method patentably indistinct from (A), and (C) a method generic to (A) that is patentable based on U.S. patent law.

                           (xiii) No Licensed Technology (as defined in the UAB License) or Intellectual Property Rights (as defined in the UAB License) (A) has or have been used in the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as previously conducted or as now conducted nor (B) will be used in the business of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries as intended to be conducted pursuant to this Agreement or the Supply Agreement, in each of clauses (A) and (B), with respect to the Development, Commercialization or Manufacture of the Candidates (unless Novartis consents thereto).

                  (g) Compliance with Other Instruments. Neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has taken any action that conflicts with, constitutes a default under, or results in a violation of, any provision of the current applicable Restated Certificate or Amended and Restated By-laws, the Certificate of Incorporation, Memorandum of Association or Articles of Association of Idenix Cayman, or any similar organizational or operational documents of any such Subsidiary, or a Judgment applicable to Idenix U.S., Idenix Cayman or any of their respective Subsidiaries.

                  (h)      Environmental Matters.

                           (i) Neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries is in material violation of any Environmental Law and, to Idenix' knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. As used in this Agreement, "Environmental Law" shall mean any applicable federal, state and local law, ordinance, rule or regulation of any nation or government whether federal, state, municipal, local, provincial, regional or other political subdivision thereof that regulates, fixes liability for, or otherwise relates to, the environment or workplace health and safety, including, without limitation, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage presence, actual Release (as defined below) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any Hazardous Materials (as defined below). The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment.

                           (ii) Neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has used, generated, manufactured, refined, treated, transported, stored, handled, transferred, produced, processed or Released any Hazardous Materials on, from or affecting any Property in any manner or by any means in material violation of any Environmental Laws and, to Idenix' knowledge, there is no threat of such use, generation, manufacture, refining, treatment, transportation, storage, handling, transfer, production, processing or Release. As used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased or otherwise used by Idenix U.S., Idenix Cayman or any of their respective Subsidiaries or as to which Idenix U.S., Idenix Cayman or any such Subsidiary now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which Idenix U.S., Idenix Cayman or any such Subsidiary may have such duties, responsibilities or liabilities because of past acts or omissions of Idenix U.S., Idenix Cayman or any such Subsidiary, or any of their predecessors, or because Idenix U.S., Idenix Cayman or any such Subsidiary, or any of their predecessors, in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "Hazardous Materials" shall mean any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances, pollutants, contaminants, or other materials regulated or defined as such by Environmental Laws.

                           (iii) Neither Idenix U.S. nor Idenix Cayman has received written notice that Idenix U.S., Idenix Cayman or any of their respective Subsidiaries is a party potentially responsible for environmental cleanup costs incurred at a site or for corrective action under any Environmental Laws. Neither Idenix U.S. nor Idenix Cayman has received any written requests for information in connection with any inquiry by any Governmental Entity concerning disposal sites or other environmental matters.

                           (iv) The stockholders of Idenix U.S. or Idenix Cayman have had no control over, or authority with respect to, and have not exercised control over the waste disposal operations of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries. Neither Idenix U.S. nor Idenix Cayman has exercised control over the waste disposal operations of any of their respective Subsidiaries.

                           (v) This Section 11.1(h) shall not be deemed to be a representation and warranty with respect to the subject matter of
         Section 11.1(j) (Regulatory Authority Matters), and in no event shall this Section 1.11(h) be deemed to constitute a representation and warranty relating to the administration of any Regulated Product.

                  (i)      Licenses and Other Rights; Compliance with Laws.

                           (i) Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries has all licenses, permits, franchises, Consents, concessions, registrations or similar rights and other authorizations of Governmental Entities (collectively, "Permits"), required to own and lease its properties and assets and to conduct its business as now conducted, except for such Permits the failure of which to obtain would not reasonably be expected to result in a Company Material Adverse Effect. Section 4.27(a) of the Company Disclosure Schedule sets forth a list of each material Permit so required or used by each of Idenix U.S., Idenix Cayman and their respective Subsidiaries in the operation or conduct of its business. No registrations, filings, applications, notices, transfers, Consents, audits, qualifications or other action of any kind is required by virtue of the execution and delivery of this Agreement by Idenix U.S. and Idenix Cayman, or the execution and delivery of the Supply Agreement by Idenix Cayman, or of the consummation by Idenix U.S. and Idenix Cayman of the transactions contemplated hereby or thereby (as applicable) (A) to avoid the loss of any such Permit or any material asset, property or right pursuant to the terms thereof or (B) to enable Idenix U.S., Idenix Cayman or any of their respective Subsidiaries to hold and enjoy such Permit after the Effective Date in the operation or conduct of its business as conducted prior to the Effective Date. To Idenix' knowledge, no event has occurred which (X) is reasonably likely to result in the finding that Idenix U.S., Idenix Cayman, or any of their respective Subsidiaries is unqualified to hold any material Permit, (Y) permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the material Permits or the denial of an application for the renewal thereof or (Z) would result in any impairment of the rights of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, as holder of any such material Permit.

                           (ii) Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries has been and is in compliance with all material Applicable Laws including, without limitation, all such rules, laws and regulations relating to fair employment practices. Since January 1, 2000, neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries has entered into or been subject to any material Judgment or Consent with respect to any aspect of the business, affairs, properties or assets of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries, or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any Governmental Entity with respect to any material aspect of the business, affairs, properties or assets of Idenix U.S., Idenix Cayman or any of their respective Subsidiaries.

                           (iii) Neither Idenix U.S., Idenix Cayman nor any of their respective Subsidiaries: (A) has made any contributions, payments or gifts of its property to or for the private use of any official, employee or agent of any Governmental Entity or educational institution where either the payment or the purpose of such contribution, payment or gift is illegal under any Applicable Law, (B) has established or maintained any unrecorded fund or asset for any purpose other than promotional funds, or intentionally made any false or artificial entries on its books or records for any reason, (C) has made any payments to any Person or Governmental Entity where Idenix U.S., Idenix Cayman or any such Subsidiary intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment or (D) has made any contribution, or reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of Applicable Law.

                           (iv) Sections 11.1(i)(i) and 11.1(i)(ii) do not relate to Regulatory Authority or Regulatory Law matters, which are the subject of Section 11.1(j) (Regulatory Authority Matters).

                  (j)      Regulatory Authority Matters.

                           (i) Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries possesses the Regulatory Authority approvals and applications required as of the date hereof based on the current development and marketing status of the Candidates under applicable Regulatory Laws to conduct its current businesses, to manufacture Regulated Products and to use and occupy the property used in the operation and conduct of the business of Idenix U.S., Idenix Cayman or such Subsidiary. All such Regulatory Authority approvals and applications are in full force and effect.

                           (ii) There are no facts or circumstances known to Idenix that would reasonably be expected to lead to any Regulatory Authority approvals and applications possessed by and material to Idenix U.S., Idenix Cayman or any of their respective Subsidiaries being revoked, suspended, canceled or not renewed. Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries have submitted all necessary reports and filings to all Regulatory Authorities.

                           (iii) The execution and delivery of this Agreement and the Supply Agreement, and the consummation of the transactions contemplated hereby or thereby, will not adversely affect the validity or require the transfer of any Regulatory Authority approvals and applications held by Idenix U.S., Idenix Cayman or any of their respective Subsidiaries.

                           (iv) Each of Idenix U.S., Idenix Cayman and their respective Subsidiaries is in material compliance with, and has materially complied with, all applicable Regulatory Laws and has not received any notice citing action or inaction by Idenix U.S., Idenix Cayman or any of their respective Subsidiaries that would constitute any material non-compliance with any Regulatory Laws within the past three (3) years.

                           (v)      There is no civil, criminal or
         administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent), in each case, for failure to comply with any Regulatory Laws that requires any material change in any manufacturing procedures by Idenix U.S. or Idenix Cayman, or any of their respective Subsidiaries, or any material repair, reinstatement or clean-up of any property, assets or equipment used in the operation and conduct of the business of Idenix U.S. or Idenix Cayman, or any of their respective Subsidiaries. There is no act, omission, event or circumstance of which Idenix has knowledge that would reasonably be expected to give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information or any such liability (A) against, involving or of Idenix U.S. or Idenix Cayman, or any of their respective Subsidiaries, or (B) against, involving or of any other Person or Governmental Entity (including, without limitation, any Company Contractor) which would reasonably be expected to result in a material liability to Idenix U.S. or Idenix Cayman.

                           (vi) There has not been any material violation of any Regulatory Laws by Idenix U.S. or Idenix Cayman, or by any of their respective Subsidiaries, in their prior product developmental efforts, clinical studies, submissions or reports to Regulatory Authorities (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

                           (vii) Idenix U.S., Idenix Cayman and their respective Subsidiaries, and the respective agents of Idenix U.S., Idenix Cayman and their respective Subsidiaries (in their capacities as such agents), have registered with Regulatory Authorities all facilities required to be registered and have listed all Regulated Products required to be listed with Regulatory Authorities, in each case, based on the current development status of the Candidates.

                  11.2 Representations and Warranties of Novartis Novartis hereby represents and warrants to Idenix as follows:

                  (a) Organization, Good Standing and Qualification. Novartis is an aktiengesellschaft duly organized, validly existing and in compliance with the laws of Switzerland. Novartis has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement and the Supply Agreement and to carry out its obligations hereunder and thereunder. Novartis is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to materially adversely affect the ability of Novartis to consummate the transactions contemplated hereby.

                  (b) Authorization, Execution and Delivery. All corporate action on the part of Novartis and its officers and directors necessary for the
(i) authorization, execution and delivery of this Agreement and the Supply Agreement, and (ii) performance of the obligations of Novartis contemplated hereby or thereby, in the case of clauses (i) and (ii) above, have been taken. This Agreement and the Supply Agreement have been validly executed, delivered and authorized by Novartis. This Agreement and the Supply Agreement, assuming they constitute valid and legally binding obligations of each of Idenix U.S. (solely with respect to this Agreement) and Idenix Cayman, constitute valid and legally binding obligations of Novartis, enforceable against Novartis in accordance with their terms, except as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

                  (c) No Conflict. Neither the execution, delivery and performance by Novartis of this Agreement or the Supply Agreement, nor the consummation by Novartis of the transactions contemplated hereby or thereby, nor the compliance by Novartis with any of the provisions hereof or thereof, will:

                           (i) violate or conflict with any Applicable Law applicable to Novartis or any of its Subsidiaries, or Judgment applicable to Novartis or any of its Subsidiaries;

                           (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material Contract to which Novartis is a party or under which Novartis or any of its Subsidiaries is bound or affected; or

                           (iii) conflict with or violate any provision of the Articles of Incorporation or by-laws of Novartis.

                  (d) Consents. No Consents of, (i) or registration, qualification, designation, declaration, notification or filing with, any Governmental Entity or (ii) any party to any Contract to which Novartis is a party or by which it is bound, in the case of clauses (i) and (ii) above, is required in connection with the valid execution, delivery or performance of this Agreement or the Supply Agreement by Novartis or the consummation of the transactions contemplated hereby or thereby, except such Consents of (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which Novartis is a party or by which Novartis is bound, in the case of clauses
(x) and (y), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not be reasonably likely to materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby or thereby.

                  11.3     Additional Covenants.

                  (a) Health Safety and Environmental Matters. Idenix hereby covenants and agrees that (i) all waste arising out of Idenix' operations (including, but not limited to, all research and development, manufacturing and commercialization operations) will be disposed of in compliance with all applicable Environmental Laws, (ii) all research, development and manufacturing by Idenix shall be conducted in compliance with applicable Environmental Laws,
(iii) upon at least two (2) weeks' prior written notice from Novartis, Idenix shall allow Novartis to inspect, audit, and/or monitor Idenix' operations for the purpose of evaluating compliance with Environmental Law and adherence to best practices in the areas of health, safety and environment; provided, however, that any such inspection, audit, and/or monitoring shall not interfere with Idenix' operations, and, provided further, that such inspection, audit, and/or monitoring shall not render Novartis responsible for any aspect of Idenix' operations, and (iv) Idenix shall inform Novartis, without delay, of any material violation of any Environmental Law arising from Idenix' operations. Promptly upon Novartis' completion of an inspection or audit as set forth in clause (iii) of this Section 11.3(a), Novartis shall meet with Idenix to discuss its findings and recommendations (the "Audit Meeting") and, to the extent such audit or investigation reveals instances of non-compliance with Environmental Law, Idenix shall promptly cure such non-compliance and, if required by applicable Environmental Laws, report such non-compliance to the applicable Governmental Entity. Within thirty (30) days of the Audit Meeting, Novartis shall deliver to Idenix a written report (the "Audit Report") of its findings and recommendations. Within thirty (30) days of Idenix' receipt of such Audit Report, Idenix shall provide Novartis with a written plan summarizing (I) actions it has taken or will take to cure any non-compliance with Environmental Law; (II) any reports it has made or will make to any Governmental Entity in response to the Audit Report; and
(III) actions taken by Idenix to improve health, safety and environmental practices.

                  (b) Novartis HSE Standards. Novartis shall provide Idenix with a document setting forth the occupational health, safety and environmental protection standards to which Novartis adheres in its operations (the "Novartis HSE Standards"), and may provide updates of that document from time to time. Idenix shall implement standards at least as stringent as the Novartis HSE Standards in its operations, and shall cause any Third Party under its control and any of its Affiliates to execute an undertaking in which the Third Party or Affiliate agrees to adhere to standards at least as stringent as the Novartis HSE Standards in connection with all work relating to Idenix.

                  (c) Certain Agreements. Idenix shall comply with all material terms and conditions of, and shall not, without Novartis' prior written consent, accelerate, terminate, cancel, amend or modify, or waive any claims or rights under, the agreements set forth on Exhibit J, except, in the case of each such agreement, to the extent required (i) to be amended pursuant to the terms of the Stock Purchase Agreement and (ii) in order to effectuate the transactions and arrangements contemplated under this Agreement.

                  11.4     Disclaimer of Warranty. Subject to the provisions of
Section 11.1(f), nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any Patents will issue based on pending Patent Applications or that any such pending Patent Applications or Patents issued thereon will be valid. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 11.1 OR 11.2, OR IN THE STOCK PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  11.5     Indemnification.

                  (a) By Idenix. Idenix shall defend, indemnify and hold harmless Novartis, its Affiliates and their respective directors, officers, employees and agents, at Idenix' cost and expense, from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable fees and expenses of legal counsel) arising out of (i) any breach by Idenix of any of its representations, warranties or obligations pursuant to this Agreement, provided that with respect to any breach of the covenants set forth in Sections 11.3(a) and 11.3(b), Idenix' indemnification and hold harmless obligations shall also include liabilities, losses, costs, damages, fees or expenses (including reasonable fees and expenses of legal counsel) incurred by Novartis and any related Indemnified Party[ies] arising out of Novartis' capacity as a direct or indirect stockholder of Idenix, or (ii) the negligence or willful misconduct of Idenix or its

Affiliates or sublicensees, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Agreement.

                  (b) By Novartis. Novartis shall defend, indemnify and hold harmless Idenix, its Affiliates and their respective directors, officers, employees and agents at Novartis' cost and expense, from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable fees and expenses of legal counsel) arising out of (i) any breach by Novartis of any of its representations, warranties or obligations pursuant to this Agreement or
(ii) the negligence or willful misconduct of Novartis or its Affiliates or sublicensees, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Agreement (except to the extent caused by a breach by Idenix of its representations, warranties or obligations pursuant to the Supply Agreement).

                  (c)      Claims for Indemnification with respect to Third
Parties.

                           (i) With regard to any Third Party claim (for which indemnification may be sought under this Section 11.5) against a person entitled to indemnification under this Section 11.5 (an "Indemnified Party"), the Indemnified Party shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to such Third Party claim or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third-Party claim as provided in this Section 11.5(c) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).

                           (ii) Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.

                           (iii) The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

                           (iv) The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

                           (v) The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

                                  ARTICLE 12.

                              TERM AND TERMINATION

                  12.1 Term Unless terminated earlier in accordance with this Article 12, this Agreement shall remain in force for the period commencing on the Effective Date and ending on the last day of the latest-to-expire of all Country Terms with respect to any Product (the "Term").

                  12.2 Extension of Country Terms Prior to the end of the Country Term for each Product in any country, the Parties will meet to determine if and on what terms and conditions the Parties may wish to extend such Country Term. If the Parties agree to extend such Country Term, the Parties shall document such extension in a writing executed by both Parties.

                  12.3 Termination For Material Breach Upon any material breach of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may, by providing thirty (30) days' prior written notice to the Breaching Party, terminate this Agreement (a) with respect to [a] Product[s] in [a] particular country[ies] (a "Country-Specific Termination"), if the material breach relates to such Product[s] in such country[ies], (b) with respect to each particular Product or Drug Candidate throughout the Territory (a "Product/Drug Specific Termination"), if the material breach relates to such Product[s] throughout the Territory, or (c) in its entirety (an "Entire Agreement Termination") if the material breach is not limited to [a] specific Product[s], Drug Candidate[s] or country[ies]. Such termination shall become effective at the end of the aforementioned thirty (30) day notice period unless the Breaching Party cures such breach during such notice period; provided, however, that in the event of a breach by Idenix of any representation or warranty set forth in Section 11.1(f)(vii) that is curable by Idenix' obtaining rights under applicable Blocking Third Party Intellectual Property Rights in accordance with Section 8.7, the length of such notice period shall be increased from thirty (30) days to one hundred-twenty (120) days, with termination becoming effective upon the expiration of such one hundred-twenty (120) day period unless Idenix cures such breach prior to such expiration by obtaining rights under applicable Blocking Third Party Intellectual Property Rights in accordance with Section 8.7. Notwithstanding the foregoing, if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement to the extent permitted above immediately upon written notice to the Breaching Party.

                  12.4 Termination by Novartis Novartis may terminate this Agreement on a Country-Specific Termination basis or a Product/Drug Specific Termination basis, from time to time in its sole discretion, by providing six
(6) months' prior written notice to Idenix. For clarification purposes, neither Party shall be released from any of its obligations hereunder, including with respect to funding and payment obligations, during the aforementioned six (6) month notice period; provided, however, that Novartis shall not be obligated to make any Operating Payments, Approval Milestone Payments or Sales Milestone Payments, or any similar Regulatory Approval- or commercial sales-based milestone payments with respect to Other Products, if the applicable triggering event occurs after the date of delivery of notice of termination by Novartis (in accordance with Section 13.2) pursuant to this Section 12.4.

                  12.5 Termination for Insolvency Either Party may terminate this Agreement in its entirety upon thirty (30) days' prior written notice to the other Party (the "Insolvent Party") if the Insolvent Party files in any court pursuant to any statute of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Insolvent Party or of its assets; or if any Person proposes a written agreement of composition for extension of the Insolvent Party's debts; or if the Insolvent Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof; or if the Insolvent Party shall be a party to any dissolution or liquidation; or if the Insolvent Party shall make a general assignment for the benefit of its creditors; or if the Insolvent Party is subject to any final order regarding bankruptcy or insolvency which can be expected to have a material adverse effect on the Development or Commercialization of the Products.

                  12.6     Effect of Termination.

                  (a) Upon termination of this Agreement by Novartis pursuant to Section 12.3 or Section 12.5:

                           (i)      all licenses (or, in the event of a
         Country-Specific Termination, all licenses with respect to the relevant terminated Product[s] in the relevant country[ies], or in the event of a Product/Drug-Specific Termination, all licenses with respect to the relevant Product or Drug Candidate, as applicable) granted by Novartis to Idenix hereunder shall terminate;

                           (ii) at the election of Novartis, all licenses (or, in the event of a Country-Specific Termination, all licenses with respect to the relevant terminated Product[s] in the relevant country[ies], or in the event of Product/Drug-Specific Termination, all licenses with respect to the relevant Product or Drug Candidate, as applicable) granted hereunder by Idenix to Novartis shall remain in effect on an irrevocable, perpetual and exclusive basis; provided, that if such election is not made on or before the effective date of termination, all such licenses shall terminate;

                           (iii) if Novartis timely makes the election set forth in subparagraph (ii) above, Idenix shall assign to Novartis all of its right, title and interest in and to all Registration Filings and Regulatory Approvals, and all clinical, technical and other relevant reports, records, data, information and materials, relating to each Product in the Territory (or, in the event of a Country-Specific Termination or Product/Drug-Specific Termination, all Registration Filings and Regulatory Approvals, and all clinical, technical and other relevant reports, records, data, information and materials, with respect to the relevant terminated country[ies], Product or Drug Candidate, as applicable), to the extent Novartis theretofore held no right, title and interest therein (and Idenix shall deliver to Novartis one (1) copy of each physical embodiment of the aforementioned items within sixty (60) days after termination); and

                           (iv) if this Agreement is terminated in its entirety, Idenix shall promptly return to Novartis all records and materials in Idenix' possession or control containing Confidential Information of Novartis.

                  (b) Upon termination of this Agreement by Idenix pursuant to Section 12.3 or Section 12.5, or by Novartis pursuant to Section 12.4:

                           (i)      all licenses (or, in the event of a
         Country-Specific Termination, all licenses with respect to the relevant terminated Product[s] in the relevant country[ies], or in the event of a Product/Drug Specific Termination, all licenses with respect to the relevant Product or Candidate, as applicable) granted by Idenix to Novartis hereunder shall terminate;

                           (ii) at the election of Idenix, all licenses (or, in the event of a Country-Specific Termination, all licenses with respect to the relevant terminated Product[s] in the relevant country[ies], or in the event of a Product/Drug-Specific Termination, all licenses with respect to the relevant Product or Drug Candidate, as applicable) granted hereunder by Novartis to Idenix shall remain in effect on an irrevocable, perpetual and exclusive basis; provided, that if such election is not made on or before the effective date of termination, all such licenses shall terminate;

                           (iii) if Idenix timely makes the election set forth in subparagraph (ii) above, Novartis shall assign to Idenix all of its right, title and interest in and to all Registration Filings and Regulatory Approvals, and all clinical, technical and other relevant reports, records, data, information and materials, relating to each Product in the Territory (or, in the event of a Country-Specific Termination or Product/Drug-Specific Termination, all Registration Filings and Regulatory Approvals, and all clinical, technical and other relevant reports, records, data, information and materials, with respect to the relevant terminated country[ies], Product or Drug Candidate, as applicable), to the extent Idenix theretofore held no right, title and interest therein (and Novartis shall deliver to Idenix one (1) copy of each physical embodiment of the aforementioned items within sixty (60) days after termination); and

                           (iv) if this Agreement is terminated in its entirety, Novartis shall promptly return to Idenix all records and materials in Novartis' possession or control containing Confidential Information of Idenix.

                  Notwithstanding the foregoing, in the event the relevant termination by Idenix under Section 12.3 or by Novartis under Section 12.4 is with respect to any country[ies] in the Novartis Territory, the licenses that Idenix may elect to remain in effect under clause (ii) above shall be deemed to be licenses in such country[ies] under Joint Intellectual Property and, as applicable, Novartis Intellectual Property to the extent (A) Idenix holds an effective license under corresponding rights in the Co-Commercialization Countries and Co-Marketing Countries at the time of such termination, and (B) Novartis Controls such Joint Intellectual Property and, as applicable, Novartis Intellectual Property in such terminated country[ies] in the Novartis Territory.

                  (c) In the event that this Agreement is terminated in its entirety, or on a Country-Specific Termination or Product/Drug-Specific Termination basis, pursuant to Section 12.3 (or pursuant to Section 12.4 in which event, for purposes of this paragraph, Idenix shall be treated as the Non-Breaching Party and Novartis shall be treated as the Breaching Party, or pursuant to Section 12.5 in which event, for purposes of this paragraph, the Insolvent Party will be treated as the Breaching Party and the other Party shall be treated as the Non-Breaching Party), and the Non-Breaching Party elects to obtain the licenses and/or the assignment pursuant to Sections 12.6(a)(ii) and
(iii) or 12.6(b)(ii) and (iii), as applicable, such license shall be subject to the payment of a royalty to the Breaching Party and such assignment shall be subject to a payment to the Breaching Party, which royalty and payments shall be negotiated in good faith by the Parties, and shall be based on an analysis of factors relevant on the effective date of termination, including, without limitation, the Parties' relative contributions to the Development and Commercialization of the relevant Product[s], the Development and Commercialization status of the Product[s] at the time of termination, the nature, circumstances and significance of the breach (as applicable) leading to such termination and the actual damages, if any, suffered by the Non-Breaching Party; provided, however, that in no event shall the rate of the aforementioned royalty and such payments, taken as a whole, permit the Breaching Party to receive more than ninety percent (90%) of the net benefit the Breaching Party was entitled to receive under this Agreement and the Supply Agreement prior to termination with respect to the relevant Product[s]. In the event that the Parties do not reach an agreement with respect to such royalty and payments within sixty (60) days after the receipt by the Breaching Party of the notice of such election, the provisions of Section 13.6 shall apply. Notwithstanding the foregoing provisions of this Section 12.6(c), and the provisions of Sections 12.6(a)(ii) and 12.6(b)(ii), upon the expiration of the Country Term with respect to each relevant Product in each applicable country, any licenses that remain in effect in accordance with this Section 12.6 subsequent to a termination shall be deemed to be non-exclusive and fully paid-up, with no further royalty or payment obligations on the part of the Non-Breaching Party with respect to such license.

                  12.7 Survival. In the event of any expiration or termination of this Agreement, (a) all financial obligations under Article 8 owed as of the effective date of such expiration or termination shall remain in effect (subject to the provisions of Section 12.6) and (b) the provisions set forth in Sections 10.1, 11.4, 11.5, 12.6, 12.7 and 12.8 and in Articles 9 and 13 shall survive such expiration or termination. The provisions of Section 6.3(a) shall survive any expiration or termination of this Agreement except in the event of a termination by Novartis pursuant to Section 12.3. Notwithstanding any full or partial expiration or termination of this Agreement or the Supply Agreement, or any other provision of this Agreement, the representations and warranties set forth in Sections 11.1 and 11.2 shall survive the execution of this Agreement for, and expire upon the expiration of, a period of eighteen (18) months commencing upon the Effective Date, except that the representations and warranties set forth in Sections 11.1(f) (Intellectual Property) and 11.1(h) (Environmental Matters) shall survive the execution of this Agreement with no such expiration date.

                  12.8 Non-Exclusive Remedy. Termination of this Agreement, and any benefit accruing to a Non-Breaching Party from any reduction in the net benefit, in accordance with Section 12.6(c), that a Breaching Party was entitled to receive under this Agreement and the Supply Agreement prior to termination, shall be in addition to, and shall not prejudice, the Parties' remedies at law or in equity.

                                  ARTICLE 13.

                                 MISCELLANEOUS

                  13.1 Choice of Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, excluding: (a) its conflicts of laws principles; (b) the United Nations Convention on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

                  13.2 Notices. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (a) in the case of notices provided between Parties in the continental United States, four (4) days after deposit in the mail or the Business Day next following deposit with a reputable overnight courier and (b) in the case of notices provided by telecopy (which notice shall be followed immediately by an additional notice pursuant to clause (a) above if the notice is of a default hereunder), upon completion of transmissions to the addressee's telecopier, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this Section 13.2):

         If to Idenix:                      Idenix Pharmaceuticals, Inc.
                                            125 CambridgePark Drive
                                            Cambridge, MA 02140
                                            U.S.A.
                                            Attention: Chief Executive Officer
                                            Facsimile No.: (617) 250-3101

         With a copy to:                    Idenix (Cayman) Limited
                                            c/o Walkers SPV Limited
                                            Walker House
                                            Mary Street
                                            P.O. Box 908GT
                                            George Town
                                            Grand Cayman
                                            Cayman Islands

                                            Attention: Secretary
                                            Facsimile No.: (345) 949-7886

         If to Novartis:                    Novartis Pharma AG
                                            CH-4002
                                            Basel
                                            Switzerland

                                            Attention: Head of Global Business
                                            Development and Licensing
                                            Facsimile No.: [41] 61 324 2100

         With a copy to:                    Novartis Pharma AG
                                            CH-4002
                                            Basel
                                            Switzerland

                                            Attention: General Counsel
                                            Facsimile No.: [41] 61 324 6859

                  13.3 Severability. If, under applicable law or regulation, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision[s] of this Agreement ("Severed Clause"), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

                  13.4 Captions. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

                  13.5 Integration. This Agreement, the Stock Purchase Agreement and the other Ancillary Agreements (including any exhibits and other attachments hereto and thereto) constitute the entire agreement between the Parties with respect to the within subject matter and supersedes all previous agreements, whether written or oral, except that the Confidentiality Agreements dated February 1, 2002, September 6, 2002 and October 8, 2002, between the Parties shall survive the execution of this Agreement. Unless otherwise expressly indicated, references herein to articles, sections, subsections, paragraphs and the like are to such items within this Agreement. This Agreement may be amended only in writing signed by properly authorized representatives of each of Idenix and Novartis. The Parties acknowledge that this Agreement is being executed and delivered simultaneously with the execution and delivery by the Parties and/or their Affiliates of the Supply Agreement.

                  13.6 Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute shall be resolved as follows:

                  (a) Executive Officers. The Executive Officers shall meet to attempt to resolve such dispute, except where the Executive Officers have already met with respect to an unresolved issue or dispute in accordance with procedures expressly set forth elsewhere in this Agreement (a "Prior Meeting"), in which case the provisions of paragraph (b) shall immediately apply.

                  (b)      Arbitration.

                           (i) If the Executive Officers do not resolve such dispute within ten (10) Business Days after either Party requests such a meeting or if there has already been a Prior Meeting and an unresolved issue or dispute still exists, either Party may make a written demand for formal dispute resolution and such dispute shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, in each case, not inconsistent with the terms of this Agreement, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                           (ii) The arbitration shall be conducted in English in New York, New York, if initiated by Idenix, or Boston, Massachusetts, if initiated by Novartis, by a panel of three (3) persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrators and the two (2) Party-selected arbitrators shall select a third arbitrator within five (5) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA as soon as practicable.

                           (iii) Within ten (10) days after the designation of the arbitrators pursuant to Section 13.6(b)(ii) (the "Proposed Resolution Deadline"), each Party shall submit to the arbitrators and to the other Party a statement of all disputed issues and a proposed ruling on the merits of each such issue together with a brief or other written memorandum supporting the merits of its resolution.

                           (iv) The arbitrators and the Parties shall then meet within five (5) days after the Proposed Resolution Deadline, at which time each Party shall have one hour to argue in support of its proposed resolution. The Parties shall not call any witnesses in support of their arguments. The Parties shall have the right to be represented by counsel.

                           (v) The arbitrators shall use their best efforts to rule on the dispute within two (2) Business Days thereafter. The arbitrators shall resolve the dispute by a vote of the majority of the arbitrators selecting one of the two (2) proposed resolutions in its entirety, without substitution, deletion, addition or amendment. Such selected resolution shall be binding and conclusive upon the Parties. All rulings of the arbitrators shall be in writing and shall be delivered to the Parties. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages and demanded in its proposed resolution.

                           (vi) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the dispute is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.

                           (vii) The Party whose proposed resolution was not selected by the majority vote of the arbitrators shall pay the full costs of the arbitration and the reasonable costs and expenses of the prevailing Party, including, without limitation, reasonable attorneys' fees and travel and lodging costs.

                           (viii) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

                           (ix)     In no event shall an arbitration be
         initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

                  13.7 Independent Contractors; No Agency. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any employee benefits. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Novartis' legal relationship under this Agreement to Idenix shall be that of independent contractor.

                  13.8 Assignment; Successors. Without limitation to the provisions of Sections 6.1(f)(i) and 6.2(c)(i) or any other provision in this Agreement that contemplates an Affiliate of a Party performing the obligations or exercising the rights hereunder of a Party, neither Idenix nor Novartis may assign this Agreement in whole or in part without the consent of the other Party; provided that either may assign this Agreement (a) to an Affiliate on the condition that the assigning Party shall remain primarily liable hereunder for the prompt and punctual payment and performance of all obligations of the assignee, or (b) to a Third Party in connection with a sale or transfer of all or substantially all of the assigning Party's business to which this Agreement relates. This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.

                  13.9 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

                  13.10 Waivers. No failure on the part of Novartis or Idenix to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

                  13.11 No Consequential or Punitive Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE

OF SUCH DAMAGES. NOTHING IN THIS SECTION 13.11 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 11.5(a) OR 11.5(b).

                  13.12 Bankruptcy. Except with respect to trademarks, all rights and licenses granted pursuant to this Agreement are, for purposes of
Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof ("Title 11"), license of rights to "intellectual property" as defined in Title 11. Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such Party under Title 11, the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including the license granted hereunder) and all of its rights and elections under Title 11.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Idenix and Novartis have caused this Agreement to be duly executed by their authorized representatives, as of the date first written above.

                                     IDENIX PHARMACEUTICALS, INC.

                                     By: /s/ Jean - Pierre Sommadossi
                                        ----------------------------------------
                                        Name:  Jean - Pierre Sommadossi
                                        Title: Chief Executive Officer

                                     IDENIX (CAYMAN) LIMITED

                                     By: /s/ Andrea J. Corcoran
                                        ----------------------------------------
                                        Name:  Andrea J. Corcoran
                                        Title: Director

                                     NOVARTIS PHARMA AG

                                     By: /s/ Robert Pelzer
                                        ----------------------------------------
                                        Name:  Robert Pelzer
                                        Title: General Counsel

                                     By: /s/ Joseph E. Mamie
                                        ----------------------------------------
                                        Name:  Joseph E. Mamie
                                        Title: Head Operational Treasury

                                    EXHIBIT A

                                 LdC Description

                                      [**]

                                    EXHIBIT B

                                 LdT Description

                                      [**]

                                    EXHIBIT C

                              Idenix Patent Rights

Idenix Patent Rights in which Idenix has an ownership interest:

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX 1000 PROV
[**]                        [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000 [**]               [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000 CON [**]           [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000 CIP [**]
[**]                        [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000 CIP CON [**]       [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000 [**]               [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1000                    [**]    [**]   [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX 1003 [**]               [**]    [**]   [**]    [**]      [**]        [**]    [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1003                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004 [**]               [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004CON                 [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]      [**]        [**]    [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]
IDX 1004                    [**]    [**]   [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1004                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005 PROV
[**]                       [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005 [**]              [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005 [**]              [**]    [**]    [**]    [**]      [**]       [**]     [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX 1005                   [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006 [**]               [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]       [**]       [**]    [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1006                    [**]    [**]    [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1006                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007 [**]               [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]      [**]       [**]     [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1007                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008
[**]                       [**]     [**]   [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]      [**]        [**]    [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1008                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1009 [**]               [**]     [**]   [**]    [**]                          [**]     [**]
IDX1009                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1009CON                 [**]     [**]   [**]    [**]                          [**]     [**]
IDX1009                    [**]     [**]   [**]    [**]      [**]        [**]    [**]     [**]
IDX1013 [**]               [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013 [**]               [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]
IDX1013                    [**]     [**]   [**]    [**]                          [**]     [**]

                                                            PATENT /   ISSUE /
         TITLE                            FILING  SERIAL  PUBLICATION   PUB.
     & DOCKET NAME        COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS  TREATMENT
     -------------        -------  -----   ----   ------    ------      ----    ------  ---------
IDX1013                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1013                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1013                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014 [**]               [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014 [**]               [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1014                    [**]    [**]    [**]    [**]                          [**]     [**]
IDX1015 [**]               [**]    [**]    [**]    [**]                          [**]     [**]
IDX1016 [**]               [**]    [**]    [**]    [**]                          [**]     [**]

           TITLE                                              PATENT /   ISSUE /
         & DOCKET                           FILING  SERIAL  PUBLICATION   PUB.            TREAT-
           NAME             COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS   MENT
         --------           -------  -----  ------  ------  -----------  ------   ------  ------
IDX 1017 [**]                [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1018 [**]                [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1019 PROV [**]           [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1019                     [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1019                     [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1019                     [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1020 [**]                [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1021 PROV
[**]                         [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1022 [**]                [**]     [**]   [**]    [**]                          [**]    [**]

IDX 1024 PROV
[**]                         [**]     [**]   [**]    [**]                          [**]    [**]

           TITLE                                              PATENT /   ISSUE /
         & DOCKET                           FILING  SERIAL  PUBLICATION   PUB.            TREAT-
           NAME             COUNTRY  OWNER   DATE   NUMBER    NUMBER      DATE    STATUS   MENT
         --------           -------  -----  ------  ------  -----------  -------  ------  ------

IDX 1025 PROV
[**]                        [**]     [**]   [**]    [**]                          [**]    [**]

Idenix Patent Rights licensed by Idenix:

    TITLE                                                                 PATENT
   & DOCKET               FILING         SERIAL            PATENT  ISSUE  TERM &    TREAT-
     NAME        COUNTRY   DATE   OWNER  NUMBER  LICENSOR  NUMBER  DATE   STATUS     MENT
   --------      -------  ------  -----  ------  --------  ------  -----  ------    ------
[**]              [**]     [**]   [**]   [**]     [**]     [**]    [**]   [**]      [**]

[**]              [**]     [**]   [**]   [**]     [**]     [**]    [**]   [**]      [**]

[**]              [**]     [**]   [**]   [**]     [**]     [**]    [**]   [**]      [**]

[**]              [**]     [**]   [**]   [**]     [**]                    [**]      [**]

    TITLE                                                                 PATENT
   & DOCKET               FILING         SERIAL            PATENT  ISSUE  TERM &    TREAT-
     NAME        COUNTRY   DATE   0WNER  NUMBER  LICENSOR  NUMBER  DATE   STATUS     MENT
   --------      -------  ------  -----  ------  --------  ------  ----   ------    ------
[**]              [**]     [**]    [**]   [**]     [**]                    [**]      [**]

[**]              [**]     [**]    [**]   [**]     [**]                    [**]      [**]

[**]              [**]     [**]    [**]   [**]     [**]                    [**]      [**]

                                    EXHIBIT D

                                Supply Agreement

                               Filed Separately as
                                  Exhibit 10.25

                                    EXHIBIT E

           Principles and Methods for Calculation of Net Present Value

The Parties will independently calculate their projected NPV in accordance with the standard cash flow modeling, netting income against expense for each product plan:

                                      [**]

[**]

I.       NET CASH FLOW PROJECTIONS

Cash flows will be estimated in accordance with standard project cost accounting and forecasting as are regularly applied in the pharmaceutical industry for their own internal planning and management purposes in accordance with GAAP, including but not limited to standard cost accounting principles including direct costs and fully allocated overheads assessed in accordance with best accounting principles and industry standards.

         A.       Spending/Expense

                  1.       Development and Registration

                  2.       Manufacturing

                  3.       Marketing, Sales and Distribution

                  4.       Administration

                  5.       Capital and

                  6.       Finance Costs

         B.       Revenues

                  1. Projected Sum of Product Revenues Presuming Success Based Upon Product and Marketing Forecasting Assumptions.

                           a.       Population

                                    i.       Patients with disease

                                    ii.      Patients Seeking Care

                                    iii.     Patients diagnosed

                                    iv.      Diagnosed Patients with access to
                                             care

                                    v.       Patient Compliance with Care

                                    vi.      Duration of Care

                                    vii.     Frequency of Care for Relapse or
                                             Supplemental Therapy

                                    viii.    Competitive Entry Date Adjustment
                                             to Above

                           b.       Product Profile

                                    i.       Safety

                                    ii.      Side effects

                                    iii.     Efficacy

                                    iv.      Duration of Care

                                    v.       Convenience of Compliance

                                    vi.      Relapse or Supplemental Therapy
                                             above standard

                                    vii.     Superiority to Alternatives

                                             1.       First in class

                                             2.       Best in class

                                             3.       First-in-class with me-too
                                                      competition

                                             4.       Me-too competition to
                                                      First, Second or Third in
                                                      class

                           c.       Price

                                    i.       Setting New Treatment Therapy
                                             without reference to existing
                                             therapy

                                    ii.      Setting New Treatment Therapy with
                                             reference to existing therapy

                                    iii.     Premium to existing therapy

                                    iv.      Matching Existing Therapy

                                    v.       Discount to Existing Therapy

                           d.       Penetration

                                    i.       Market Dominant (>60% Market Share)

                                    ii.      Market Leader (35% to 60% Market
                                             Share)

                                    iii.     Significant Market Participation
                                             (20% to 35% Market Share)

                                    iv.      Market Participant (10% to 20%
                                             Market Share)

                                    v.       Marginal Participant (1% to 10%
                                             Market Share)

                                    vi.      Timing to Market

                                    vii.     Competition

                  2.       Risk Adjustment

                           a.       Development Risk

                                    i.       As compared to similar products

                                             1.       at similar stages of
                                                      development,

                                             2.       in similar classes of
                                                      chemicals,

                                             3.       with similar pre-clinical
                                                      and clinical profiles

                                             4.       for similar clinical end
                                                      points

                           b.       Manufacturing Risk

                                    i.       As compared to similar products

                                             1.       at similar stages of
                                                      development,

                                             2.       in similar classes of
                                                      chemicals,

                                             3.       with similar pre-clinical
                                                      and clinical profiles

                                             4.       for similar clinical end
                                                      points

                           c.       Commercialization Risk

                                    i.       As compared to similar products

                                             1.       at similar stages of
                                                      market development by
                                                      competition,

                                             2.       in similar classes of
                                                      chemicals,

                                             3.       with similar labeling

                                             4.       with similar side effects
                                                      and dosing

                                             5.       for similar clinical end
                                                      points

                                    EXHIBIT F

                   Financial Considerations for Other Products

1.       Hepatitis Product Payment Percentages

         [**] Percentage = [**]%

         [**] Percentage* = [**]%

2.       Method for calculating Adjusted Earnings for a Product

         Adjusted Earnings shall mean Net Sales less:

         (a)      cost of goods sold;

         (b) marketing costs (including expenses relating to field force, advertising and promotion, and Product-specific FTE's (brand manager, etc.));

         (c)      distribution costs (calculated as [**] percent ([**]%) [**]);
         (c) Development Expenses;

         (d) general and administrative expenses (calculated as [**] percent [**]%) [**]); and

         (e)      working capital calculated as [**] percent ([**]%) [**].

The Adjusted Earnings shall be calculated [**]

* The Approval Milestone Payments on which this percentage is based exclude the $[**] payment under Section 8.5(a)(ii)(A).

                                    EXHIBIT G

           Procedures for Adverse Event and Other Safety Data Exchange

                           Notification and Reporting

1.       PURPOSE

         The purpose of this Exhibit is to describe the procedures and define the responsibilities which Idenix and its Affiliates, together with Novartis and its Affiliates, will employ to ensure that adverse event notification and reporting requirements meet current health agency regulations and guidelines worldwide.

         Idenix and Novartis understand and agree that these procedures are intended to comply with 21 CFR 310.305(a), 312.32, 314.80(b), and
         314.98 concerning standard written procedures for adverse event reporting in the United States, and all analogous Law applicable to Adverse Event (AE) and Adverse Drug Reaction (ADR) reporting outside the United States. References within this Exhibit to AEs also include ADRs as appropriate. These procedures may be amended by the Parties at any time by mutual written agreement to ensure that they fully and accurately reflect the procedures in place for surveillance, receipt, evaluation and reporting of adverse drug experiences by the Pharmacovigilance departments of the Parties and comply with applicable Law in the countries in which the Products are marketed and/or are being Developed. In that regard, upon the written request of either Party, the Parties shall meet to renegotiate in good faith, all or some of these procedures. Notwithstanding the foregoing, the procedures set forth in this Exhibit shall not be construed as restricting either Party's ability to take any action that it deems to be appropriate or required of it under applicable Law.

         All defined terms used in this Exhibit are intended to be interpreted in a manner consistent with the corresponding definitions in ICH E2A(1) and E2C, and with FDA regulations and guidelines (as set forth in Appendix 1 to this Exhibit).

2.       EXCHANGE OF ADVERSE EVENT INFORMATION

         The language of all exchanges of AE information will be English. Each Party can also elect not to receive documents. If both Parties have the capabilities, by mutual agreement, data exchange can be done electronically.

         2.1.     Spontaneous Reports - Marketed Product

                  a) Each Party will send the other Party for all Serious Adverse Events reported to it regardless of source (other than from disclosure by or on behalf of the other Party) a completed CIOMS/MEDWATCH within three
                           (3) Business Days after the first person in the receiving Party is first made

---------------------
1 Directive 75/319 EEC chapter Va - Pharmacovigilance and EC valid guidelines such as Notice to Marketing Authorization Holders - Pharmacovigilance guide, and CPMP/ICH-guidelines - CPMP/ICH/287/95 (E2A), CPMP/ICH/377/95
     (E2B) CPMP/ICH/288/95 (E2C).

                           aware of it, or source documents within two (2) calendar days after the first person in the receiving Party is made aware of it by fax. This applies to initial and all follow-up information.

                  b) Each Party will send the other party for all Non-Serious Adverse Events regardless of source (other than from disclosure by or on behalf of the other Party) a CIOMS/MEDWATCH line listing, by fax or courier mail, for all initial and follow-up Non-Serious adverse events on a monthly basis. If both Parties have the capabilities, by mutual agreement, data exchange can be done electronically.

         2.2.     Serious Adverse Events (SAEs) from Clinical Studies

                  a) For Fatal or Life-threatening adverse events reported to a Party regardless of source (other than from disclosure by or on behalf of the other Party) the Party will send to the other Party a completed CIOMS/MEDWATCH within three (3) calendar days after the first person in the receiving Party is first made aware of it, or if by fax or source documents within two (2) calendar days after the first person in the receiving Party is first made aware of it via fax. This applies to initial and all follow-up information. If both Parties have the capabilities, by mutual agreement, data exchange can be done electronically.

                  b) Each Party will send the other party for all Serious Adverse Events reported to it regardless of source (other than from disclosure by or on behalf of the other Party) a completed CIOMS/MEDWATCH within three
                           (3) Business Days after the first person in the receiving Party is first made aware of it, or source documents within two (2) calendar days after the first person in the receiving Party is first made aware of it by fax. This applies to initial and all follow-up information. If both Parties have the capabilities, by mutual agreement, data exchange can be done electronically.

                  c) Non-serious AE reports from Clinical Studies will not be exchanged between the Parties' Pharmacovigilance departments.

         2.3.     Pregnancy Reports

         All reports of drug exposure to a pregnancy (male or female partner using the Product) received by either Party, including both, those reports associated with an adverse event and those reports not associated with an adverse event, will be exchanged. Serious AEs will be treated as explained in Sections 2.1 and 2.2 of this Exhibit. If a non-serious AE or no adverse event is involved and the report is simply one of a pregnancy in a patient or partner on the Product the report is to be sent to DSS within seven (7) calendar days. The pregnancy will be followed to term by the reporting group and/or DSS to obtain the outcome of the pregnancy (Pregnancy Register).

         2.4.     Animal Studies

         A written report for AEs for animal studies which suggest a potential significant risk for humans taking the Product shall be forwarded to the other Party via fax within two (2) Business Days of receipt by the Party making the report.

3.       ASSESSMENT OF ADVERSE EVENTS

         3.1.     Spontaneous Reports - Marketed Product

                  N/A

         3.2.     Serious AEs from Clinical Studies

                  Causality: Each Party will be responsible for the causality assessment of AEs in their own clinical studies.

4.       REPORTING RESPONSIBILITIES

Each party will send via fax to the other Party a copy of all reports sent to Governmental Authorities within one (1) calendar day of transmission to the Governmental Authority, except for those already sent to the other Party. For example, but not limited to, PSUR, Periodic reports, etc.

         4.1.     Spontaneous Reports - Marketed Product

                  Except as otherwise expressly set forth in this Agreement or as otherwise agreed by the Parties in writing, each Party will have the responsibility for the reporting of AEs to Regulatory Authorities where it or its Affiliate owns the Regulatory Approvals for the relevant Product.

         4.2.     Product in Clinical Trials

                  Except as otherwise expressly set forth in this Agreement or as otherwise agreed by the Parties in writing, each Party will have the responsibility for the reporting of AEs to Regulatory Authorities and its investigators in those countries in the Territory where they are conducting clinical trials with the relevant Product. Alterations in this procedure may be agreed upon by both Parties in writing at any time during the term of this agreement.

5.       QUESTIONS FROM HEALTH AUTHORITIES

Each Party will be responsible for responding to Regulatory Authorities where they hold the Regulatory Approvals for the relevant Product. Each party will immediately (within two (2) Business Days) advise the other Party of any Product safety communication received from a Regulatory Authority and consult with the other Party with respect to any proposed change to product warnings, labeling or an Investigator's Brochure involving safety issues, including, but not limited to, safety issues agreed to by the Parties. Each Party will send the other Party a copy of any correspondence sent to the Regulatory Authority when sent to the Regulatory Authority.

6.       LITERATURE REVIEW

Each Party will be responsible for reviewing all published/unpublished articles in the countries where they are the Approval holder or are conducting clinical trials. All adverse events identified in the literature will be processed as described in Section 2.1 and Section 2.2.

7.       SIGNALING

Each Party will signal unexpected adverse events from their databases. Each Party will notify the other in writing of any proposed safety changes in the United States, or any other country in the Territory, and/or core labeling documents for discussion and comment prior to implementation of the label change.

8.       AUDIT

Each Party agrees to maintain accurate and complete records of all adverse events relating to the Product and submissions to Regulatory Authorities relating thereto (collectively, "AE Records"). Each Party agrees to permit representatives of the other Party to examine and audit the AE Records, during normal business hours and at no charge, upon reasonable written notice; provided, however, that such audit must be reasonable in scope and in relationship to the adverse events for the relevant Product. Both Parties shall have the opportunity to participate in any post-audit meeting and receive a copy of any audit report relating thereto; and provided further that, if either Party seeks to use the services of a Third Party in such an audit, the Third Party must be acceptable to both Parties and be willing to comply with reasonable requirements of the party being audited, such as signing a confidentiality agreement.

9.       TERM

This Exhibit will become active as of the Effective Date and supersedes all previous agreements between the Parties for the exchange of AE information for the Products.

This Exhibit will remain in effect until such time that a new agreement is negotiated and entered into by the Parties. This Exhibit will survive the termination of this Agreement that it is attached to up until the point that the Products are no longer being sold in the Territory.

10.      MISCELLANEOUS

         10.1.    Definitions

                  Each Party accepts the definitions in Appendix 1 to this Exhibit for the interchange AE information.

         10.2.    Contact List

                  Each Party will supply the required information found in Appendix 2 to this Exhibit and will notify the other Party within five (5) Business Days via fax of any changes to this information.

         10.3.    Amendments to this Exhibit

                  Both Parties by mutual agreement may add written amendments to this Exhibit covering arrangements for the handling of other safety issues (e.g., labeling, periodic safety update report preparation, exceptional issues in one or more countries, etc.).

                             Appendix 1 to Exhibit G

DEFINITIONS

A. "Marketed Drug" - Refers to a human drug, biological product, or device that is being commercialized anywhere in the world. This includes products sold "under license".

B.       "Adverse Event" or "AE"

         1. Any undesirable medical occurrence (and for devices, any malfunction with or without an accompanying untoward medical occurrence), in a patient or clinical investigation subject administered a pharmaceutical product/biologic (at any dose), or device. An AE can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom or disease temporally associated with the use of a medicinal product whether or not considered related to the medicinal product:

                  - occurring in the course of the use of a drug, biological product or device;

                  - associated with, or observed in conjunction with product overdose, whether accidental or intentional;

                  - associated with, or observed in conjunction with product abuse; and/or

                  - associated with, or observed in conjunction with product withdrawal.

         2. Any failure of expected pharmacological or biologic therapeutic action (with the exception of such failure occurring in a clinical trial).

C.       "Adverse Drug Reaction" or "ADR"

         1. Post-marketing: A response to a drug which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis, or therapy of disease or for the modification of physiological functions.

         2. In the pre-approval clinical experience with a new medicinal product or its new usages: any response to a medicinal product which is noxious or unintended, and which occurs at any dose used or tested in humans for prophylaxis, diagnosis, or therapy of disease, or for the modification of physiologic function.

D. "Serious Adverse Event" or "SAE" is an event meeting one or both of the following definitions:

         1.       Definition = FDA Definition Serious

                  Any adverse drug experience occurring at any dose that results in any of the following outcomes: Death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered serious when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in inpatient hospitalization, or the development of drug dependency or drug abuse.

         2. "Serious Adverse Event (experience) or Reaction Definition" from ICH E2A

                  Any untoward medical occurrence that at any dose:

                  -        results in death,

                  -        is life-threatening,

                  - requires inpatient hospitalization or prolongation of existing hospitalization,

                  -        results in persistent or significant
                           disability/incapacity, or is a congenital anomaly/birth defect.

E. "Non-serious Adverse Event" - Any AE which does not meet the criteria for serious.

F.       "Unexpected Adverse Event (unlabeled)"

         1.       Marketed Product

                  Any AE, the nature, severity or frequency of which is inconsistent with the most current SmPC for within the EU; U.S. PI for within the U.S.; or Local Package Insert for countries outside the EU/U.S. This includes reports of adverse events which add significant information on the specificity of an already known adverse event. Events considered more severe or specific than those in the SmPC, U.S. PI or Local PI constitute unexpected events. For example:

                  a) Acute renal failure is labeled, with a report of interstitial nephritis (nephritis is not labeled).

                  b) Hepatitis with new report of fulminant hepatitis (fulminant hepatitis is not labeled).

         2.       Product in Clinical Trials

                  a)       Based on the Investigator Brochure (IB)

                  b) Any adverse event, the nature, severity or frequency of which is not consistent with information in the most current SmPC (Phase IV studies for indications approved in the SmPC) or IB (Phase I-III or Phase IV studies for indications not approved in the SmPC), as described above.

G.       "Study Duration"

         Adverse events will be collected for the duration of all studies. Study completion (closure) is defined as later of:

                  -        the last dose of the study medication,

                  -        the last visit by the subject or patient or,

                  - the last subject or patient contact (e.g., phone contact) with the Investigator or designee as defined in the protocol.

         SAEs that occur within thirty (30) days after this closure must be reported. For survival studies, only deaths (not all serious AEs), that occur after the thirty (30) day period (study completion for each patient) need be reported.

H. Related or possibly or probably related to the "biomedical research" - for the purposes of this agreement, all events attributed to the trial or study or imposed by it, including drugs (study drugs, placebo, concomitant drugs given for the study or "no treatment"), investigations performed and the conditions in which they are carried out. Events which are not related to the biomedical research are those which are due to the underlying disease being treated. That is, events are considered possibly or probably related to the biomedical research if they cannot be clearly attributed to the underlying disease. Thus, any event in the trial which is due to the study drug, to placebo, to concomitant medications, to a trial procedure, to a trial investigation or any other "constraint" imposed by the trial is to be reported as an adverse event.

I. "Investigational Drug, Biological Product, or Device" - A drug, biological product or device in clinical trials. This includes clinical trials being conducted for new indications with marketed products.

J. "Clinical Investigation/Trial/Study" - All experiments or systematic studies in which a drug is administered or dispensed to or used in dosing one or more human subjects.

K. "Signaling" - The purpose of signaling is to identify "possible signals" which need further review and consideration for possible label changes. These events are generally unexpected (unlabeled). These events may or may not be serious and may or may not be due to or caused by the drug.

L. "Initial Receipt Date" - The day the regulatory clock starts and is the earliest date that an employee, agent, representative etc. of either Party, first becomes aware of the event.

                             Appendix 2 to Exhibit G

CONTACT PEOPLE FOR EXCHANGE OF SAFETY INFORMATION:

                               Idenix or Affiliate

Company Name:

                          PRIMARY                       BACK-UP
---------------------------------------------------------------------------
    Name
   Title
Phone Number 1
Phone Number 2
 Fax Number 1
 Fax Number 2
  E-mail 1
  E-mail 2
   Mailing
   Address

                              Novartis or Affiliate

Company Name:

                            PRIMARY                       BACK-UP
---------------------------------------------------------------------------
     Name
    Title
Phone Number 1
Phone Number 2
 Fax Number 1
 Fax Number 2
   E-mail 1
   E-mail 2
   Mailing
   Address

                                    EXHIBIT H

                                Development Plans

                                [To be provided]

                                    EXHIBIT I

                               Promotion Expenses

         The Promotion Expenses to be shared by the Parties in accordance with this Agreement shall include the following types of costs and expenses:

(a) costs incurred in promoting and marketing the Products, including without limitation, advertising (including agency fees), market research, meetings, pre-Launch Date activities and expenses relating to launch of the Products, and managed markets/health authority liaisons (but excluding Detailing expenses);

(b)      monitoring of adverse drug reactions;

(c) medical affairs costs, medical/scientific liaisons (including regional scientific directors), medical education and publications, professional symposia, speaker and activity programs;

(d) costs of Phase IV Clinical Trials in the Co-Commercialization Countries (excluding costs associated with any Phase IV Clinical Trials intended to support indications beyond the respective initial indications (as agreed upon by the Parties) for the Products, to support expanded labeling for the Products, or to satisfy requirements imposed by Regulatory Authorities in connection with Regulatory Approvals for the Products, all of which are included in Development Expenses) and pharmacoeconomic studies;

(e)      costs of fully dedicated marketing personnel working on the Products;

(f) costs of materials and programs for the training of sales force, regional sales management and marketing management;

(g) costs of Promotional Materials, telemarketing, e-marketing, field and headquarters' grants, exhibits, direct mail and sample alternative programs;

(h) costs (whether incurred before or after the Effective Date) associated with obtaining or maintaining the Product Trademarks in the Co-Commercialization Countries, and any costs incurred pursuant to Section 10.3(c); and

(i) costs associated with global sales force training agreed by the Joint Operations Committee; provided, however, that each Party will train its own sales force (and that of its Affiliates) at its own expense.

The foregoing shall not include any Out-of-Pocket Costs or other costs which (i) are incurred prior to the Effective Date, (ii) are incurred in connection with the Manufacture of the Products, or (iii) have been included in Development Expenses or Registration Expenses. In addition, in the event a Party is engaging in a specific activity in connection with the Co-Promotion of the Products and such Party engages any Third Party to provide services in connection with such activity where the equivalent services are usually provided by such Party's (or its Affiliate's) internal resources, any payments to such Third Party for the services provided by such Third Party shall not be included in Promotion Expenses.

                                    EXHIBIT J

                        Third Party Intellectual Property

Cooperative Agreement, dated as of January 4, 1999, by and among Idenix SARL, as successor to Novirio SARL, acting on behalf of Idenix U.S. (as successor to Novirio Pharmaceuticals Limited), Le Centre National de la Recherche Scientifique and L'Universite Montpellier II, as amended

Co-operative Antiviral Research Activity Agreement, dated as of January 4, 1999, by and among Idenix SARL, as successor to Novirio SARL, on behalf of itself and Idenix U.S. (as successor to Novirio Pharmaceuticals Limited), and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, as amended

License Agreement, dated as of December 14, 2000, by and between Idenix U.S., as successor to Novirio Pharmaceuticals Limited, and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, as amended

License Agreement, dated as of June 20, 1998, by and among Idenix U.S., as successor to Novirio Pharmaceuticals Ltd., TherapX Pharmaceuticals, L.L.C. and Dr. Raymond Schinazi

License Agreement, dated as of June 20, 1998, by and between Idenix U.S., as successor to Novirio Pharmaceuticals Limited, and UAB Research Foundation, as amended

                                    EXHIBIT K

                            Co-Marketing of Products

Co-Marketing in General. Subject to the provisions of the paragraph below entitled "Product Registration and Launch" and approval by the Joint Steering Committee, each Party will be entitled to Commercialize each Product in each Co-Marketing Country for the applicable indication[s] from and after such time that Regulatory Approval for such Product has been obtained in such Co-Marketing Country. Each Party will conduct such Commercialization activities, and may introduce multiple brands of each Product, in the Co-Marketing Countries independent of the other Party under its own separate and distinct Product Trademarks. Each Party shall independently select and approve and, at its own expense, establish, maintain and enforce, its own Product Trademarks in the Co-Marketing Countries; provided, however, that Novartis will have the sole right in the Co-Marketing Countries to use the global Product Trademark[s] that is [are] otherwise used for each Product outside the Co-Marketing Countries. Without limitation to the foregoing, each Party shall, with respect to the Products in the Co-Marketing Counties and independent of the other Party, (a) distribute, sell, book sales and invoice customers for the Products, (b) be responsible for its own Product pricing, including, without limitation, the timing of any pricing changes, handling requests for reimbursement and offering any discounts or rebates, (c) Detail the Products, and (d) train, maintain, manage and provide administrative and logistical support to its own Sales Representative field force, in each of case (c) and (d), in a manner as is usual and customary in the pharmaceutical industry, consistent with its normal practices. In those Co-Marketing Countries where a Pricing Approval is required, each Party will be solely responsible for negotiating and obtaining its own approvals, or any adjustments thereto, with the relevant Regulatory Authority. Without limitation to the foregoing, the Parties shall in no event jointly establish or coordinate any pricing of the Products in the Co-Marketing Countries.

Use of Local Distributors. Each Party may sell each Product for re-sale and distribution in any Co-Marketing Country to those distributors (a) in which it owns, directly or indirectly, at least fifty-one percent (51%) of the voting equity securities of such distributor on a Fully-Diluted Basis (as defined below) as of the date in which such distributor commences the marketing and sale of such Product in such Co-Marketing Country, or (b) that the Joint Steering Committee has approved as a distributor. However, if at any time a Party reasonably believes that the performance by the other Party's distributor in the applicable Co-Marketing Country is unsatisfactory, then, upon such first Party's written request setting forth the reasons for its concerns, the Joint Steering Committee shall review and discuss such distributor's performance in the applicable Co-Marketing Country. If, following such Joint Steering Committee discussion, the requesting Party continues to hold its reasonable belief that the distributor's performance in the applicable Co-Marketing Country is unsatisfactory, then it shall provide the other Party with further written notice, setting forth in reasonable detail the basis for such determination. Thereafter, the Party receiving such further notice shall have sixty (60) days to demonstrate to the requesting Party that such distributor has cured the specified unsatisfactory performance. If, during such period, the Party receiving such further notice fails to demonstrate to the requesting Party, in its reasonable determination, that the distributor has cured such unsatisfactory performance, then such matter shall be referred to the Joint Operations Committee for resolution. Solely for purposes of this Exhibit, "Fully-Diluted Basis" shall mean, with respect to the calculation of equity securities of an entity, all issued and outstanding (a) common stock of such entity ("Common Stock"), (b) evidences of indebtedness, shares or other securities of such entity directly or indirectly convertible into or exchangeable for Common Stock (collectively, "Convertible Securities"), assuming conversion of such outstanding Convertible Securities, and (c) rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (collectively, "Equity Options"), assuming the exercise of such outstanding Equity Options.

Product Registration. Each Party will independently seek in the Co-Marketing Countries the Regulatory Approval of its brand[s] of the Products in accordance with the Development Plan and the commercial guidelines for such Products approved by the Joint Steering Committee for Co-Marketing Countries, provided that Novartis shall be the Lead Regulatory Party and shall provide Idenix with identical health registration packages for the Products for use in filing Registration Filings in such Co-Marketing Countries. Each Party shall be responsible for its own Registration Expenses in the Co-Marketing Countries.

Promotional Materials. With respect to each Product in all Co-Marketing Countries, each Party will have, for informational purposes only, full and equal access to the Promotional Materials developed by the Parties for use in the Co-Commercialization Countries. In the Co-Marketing Countries, each Party will have responsibility for the preparation of its own Promotional Materials intended for use therein, and shall ensure that all such Promotional Materials are consistent with the approved Consolidated Co-Commercialization Plan, Country Co-Commercialization Plans and the Joint Steering Committee-approved guidelines, and comply with all applicable Laws. Each Party shall be responsible for the distribution of Promotional Materials to its local Affiliates, Sales Representative field force and/or distributors, as applicable, for use in the Co-Marketing Countries.

Gross Margin and Expenses. Each Party shall retain all Gross Margin received by such Party on its sales of the Products in the Co-Marketing Countries, and no Benefit Allocation shall apply with respect to the Co-Marketing Countries. Each Party shall be responsible for its own Promotion Expenses incurred with respect to the Products in the Co-Marketing Countries. Each Party shall provide the Joint Steering Committee on an annual basis with a detailed report of Annual Net Sales by such Party in the Co-Marketing Countries.

Additional Provisions. For clarification purposes, the supply of Products to each Party for sale in the Co-Marketing Country will be as set forth in the Supply Agreement.

                                    EXHIBIT L

                    Example of Benefit Allocation Adjustment

Example of benefit allocation adjustment [**].

[**]

In addition [**] is adjusted as follows:

Adjusted BA = [**]

[**]

Adjusted BA = [**]

                                    EXHIBIT M

                       Regulatory Tasks in U.S. Territory

Preparation and formatting of the NDA via electronic submission

Provision of electronic study templates and documents

Quality check on all documents/data for submission

Quality check on datasets prior to final study report

Coordination of pharmacoviligence activities and submission of reports via electronic submission, if possible

                                    EXHIBIT N

                Example of Adjustment for Failure to Perform PDEs

Example of [**] failure to perform PDEs [**]

[**]
[**]
[**]
[**]

Calculation 1- [**]
[**]
[**]

In addition to the [**] to additional compensation as follows:

The greater of A or B:

A =  [**]

[**]                                                 [**]

[**]                                                 [**]

[**]                                                 [**]

[**]                                                 [**]

[**]                                                 [**]

[**]                                                 [**]

B = [**]

Original BA = [**]

Adjusted BA = [**]

Adjusted BA = [**]

         [**]              [**]
         [**]              [**]
         [**]              [**]
         [**]              [**]
         [**]              [**]

Total Payment                            [**]

                                    EXHIBIT O

                   Commercialization and Marketing Guidelines

It is the intention of the Parties to optimize the product potential of Selected Drug Candidates and Products derived therefrom. To this end, the Parties will work together to:

- with respect to the HBV Products and HCV Product if such Products achieve market leader status, to market and promote such Products in a manner consistent with standards within the pharmaceutical industry for products that have achieved such prominence;

-        promote the use of [a] global Product Trademark[s] wherever possible;

- develop Consolidated Co-Commercialization Plans to achieve the goal of obtaining a comparable share of market voice as compared to the then-current market leader for the indication if the Product has a competitive product profile, or, in the event the Product has a superior product profile to the market leader, a share of market voice equal or superior to all competitive products;

- implement the Consolidated Co-Commercialization Plan as approved by the Joint Steering Committee;

- ensure alignment of sales force activities, including appropriate compensation;

- have sales forces share relevant information, including records of all Detailing activities, both written and electronic;

- agree to the extent specialty or primary care sales forces are implemented; and

-        review all reasonable measures of sales force effectiveness.

                                    EXHIBIT P

          Example of Idenix NPV Proportionate Development Expense Share

Assumptions of example for the Selected Other Drug Candidate:

[**]              [**]
[**]              [**]
[**]              [**]


Calculation:
1.       [**]   [**]

2.       [**]   [**]

3.       [**]   [**]

                                    EXHIBIT Q

                   Examples of Backup HCV Development Expenses

Example 1 - Backup HCV Development Expenses [**]

[**] Backup HCV Development Expenses. [**]Backup HCV Development Expenses[**]

Example 2 - Backup HCV Development Expenses [**]

[**] Backup HCV Development Expenses.[**].

[**]

                                    EXHIBIT R

                          Sumitomo Settlement Agreement

                               Filed Separately as
                                  Exhibit 10.13

                                  CONFIDENTIAL


                               AMENDMENT NO. 1 TO

              DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT

     This Amendment No. 1 ("Amendment No. 1") to the Development, License and Commercialization Agreement is made and effective as of the 30th day of April 2004 by and among Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, Massachusetts 02139, USA ("Idenix U.S."), Idenix (Cayman) Limited, with offices at c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands (together with Idenix U.S., "Idenix"), and Novartis Pharma AG, with offices at Lichstrasse 35, 4056 Basel, Switzerland ("Novartis").

                                  INTRODUCTION

          A. Novartis and Idenix are parties to the Development, License and Commercialization Agreement made as of May 8, 2003 (the "Development Agreement").

          B. Novartis and Idenix have collaboratively developed pharmacovigilence arrangements with respect to the clinical development of telbivudine.

          C. Such specific arrangements are for purposes of the clinical development of telebivudine intended to supercede the general arrangements provided in Exhibit G to the Development Agreement.

          D. The principal offices of Idenix U.S. have relocated to a new address and as a result, Idenix U.S. desires to update the addresses and facsimile number to which notices required or permitted under the Development Agreement are given.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Idenix and Novartis hereby agree as follows:

     1. Section 13.2 of the Development Agreement is hereby amended by deleting the Idenix U.S. address and telecopier number and restating such information as follows:

                         Idenix Pharmaceuticals, Inc.
                         60 Hampshire Street
                         Cambridge, MA 02139
                         U.S.A.
                         Attention: Chief Executive Officer
                         Facsimile No.: (617) 995-9801

     2. Exhibit G attached to the Development Agreement is hereby amended as follows:

          (i)  The following paragraph is to be inserted at the end of Exhibit G
               Section 1 captioned "Purpose"

               The procedures for surveillance, receipt, evaluation and reporting of serious adverse events relating to or resulting from the clinical development of telbivudine are further delineated in Exhibit G-1. To the extent of any inconsisentcy in the procedures detailed in this Exhibit G and those detailed in Exhibit G-1, the procedures in Exhibit G-1 shall control.

          (ii) Exhibit G-1 attached to this Amendment No. 1 is to be inserted in the Development Agreement immediately after Exhibit G.

     3. This Amendment No. 1 amends and supplements the Development Agreement. Except as otherwise provided for herein, the Development Agreement remains in full force and effect unaffected hereby. This Amendment No. 1 shall be deemed incorporated into and become a part of the Development Agreement and shall be subject to the terms thereof.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Idenix and Novartis have caused this Agreement to be duly executed by their authorized representatives, as of the date first written above.

                                         IDENIX PHARMACEUTICALS, INC.


                                         By:      [illegible]
                                            ------------------------------------
                                            Name:
                                            Title:


                                         IDENIX (CAYMAN) LIMITED

                                         By:      /s/Andrea Corcoran
                                            ------------------------------------
                                            Name:  Andrea Corcoran
                                            Title: Director


                                         NOVARTIS PHARMA AG

                                         By:      /s/Surmano Saxena
                                            ------------------------------------
                                            Name:  Surmano Saxena
                                            Title: Head Infectious Disease
                                                   Business Franchise


                                         By:       /s/Robert Pelzer
                                            ------------------------------------
                                            Name:  Robert Pelzer
                                            Title: General Counsel

                           PHARMACOVIGILANCE AGREEMENT

--------------------------------------------------------------------------------

PARTIES:

(1) IDENIX PHARMACEUTICALS INC. IDENIX
(CAYMAN) LIMITED CORPORATION,

(2) NOVARTIS PHARMA AG ("NOVARTIS"),
LICHTSTRASSE 35, CH-4002, BASEL,
SWITZERLAND.
--------------------------------------------------------------------------------

Scope: All pharmacovigilance data on Product          Version:         DATE:
required by the regulatory authorities worldwide
during clinical development.                            FINAL      29 March 2004

--------------------------------------------------------------------------------
"PRODUCT": LDT (TELBIVUDINE)

Effective date of this Safety Agreement: 30th April 2004
--------------------------------------------------------------------------------


TABLE OF CONTENTS

1     PURPOSE.................................................................6

2     SCOPE...................................................................6

3     LANGUAGE OF ALL EXCHANGE AND TERMINOLOGY................................6

4     CONTACT PERSONS.........................................................6

5     DATABASE(S).............................................................7

6     EXCHANGE OF ADVERSE EVENT INFORMATION...................................7

     6.1    Timelines.........................................................7
     6.2    Serious adverse event reports from clinical studies:..............7

7     LITERATURE REVIEW AND SPECIAL SCENARIO REPORTS..........................8

     7.1    Literature Review.................................................8
     7.2    Pregnancy.........................................................8

8     FOLLOW-UP INFORMATION AND ASSESSMENT OF ADVERSE EVENTS..................8

     8.1    Follow-up of initial reports......................................8
     8.2    Assessment of expectedness........................................8
     8.3    Assessment of causality...........................................9

9     SAFETY ISSUES/SIGNALS, INVESTIGATOR NOTIFICATIONS AND UNBLINDING........9

     9.1    Safety Issues/Signals.............................................9
     9.2    Investigator Notifications........................................9
     9.3    Unblinding.......................................................10

10    REGULATORY AUTHORITY INTERACTION.......................................10

     10.1   Expedited reporting responsibilities.............................10
     10.2   Periodic Reporting...............................................10
     10.3   Regulatory Authority Questions...................................10

11    STANDARD REFERENCE DOCUMENTS...........................................11

     11.1   Investigator's Brochure..........................................11
     11.2   Product Information/Core Data Sheet..............................11
     11.3   Study Protocols..................................................11

12    TERM AND TERMINATION...................................................11

13    PERIODIC MEETINGS, AUDITS AND AMENDMENTS TO THIS AGREEMENT.............11

Appendix 1 - List of contact people

Appendix 2- Countries for which Novartis hold the Regulatory Authority Authorisation and are responsible for Pharmacovigilance reporting,

ARTICLE 1. PURPOSE

This Pharmacovigilance Agreement is made pursuant to the Development, License and Commercialization Agreement by and among Indenix Pharmaceuticals Inc., Idenix (Cayman) Limited and Novartis Pharma AG on May 8th, 2003 (the "Master Agreement") and shall form an integral part thereof replacing the current Exhibit G. This Pharmacovigilance Agreement is to be construed in the context of the Master Agreement.

The purpose of this Pharmacovigilance Agreement is to describe the procedures and define the responsibilities which Novartis (Clinical Safety & Epidemiology (CS&E)) and Idenix shall employ to ensure that at all times adverse event notification and reporting requirements for LdT (telbividine) meets applicable regulatory authority regulations and guidelines worldwide.

ARTICLE 2. SCOPE

This Pharmacovigilance agreement shall cover:

All serious adverse events (SAEs) occurring in clinical trials of telbivudine (phase I to IIIb), sponsored by Idenix.

All other clinical safety-related information requested by the Regulatory Authorities worldwide.

SRs (Spontaneous Reports) and literature reports concerning the Products are outside the scope of this current Pharmacovigilance Agreement. This current Agreement shall be updated by the Parties sufficiently in advance of Product launch to enable the Parties to continue to comply with applicable regulatory authority guidelines and regulations.

Nothing in this Pharmacovigilance Agreement shall affect either of the Parties' obligations under applicable laws, regulations and guidelines.

Nothing in this Pharmacovigilance Agreement shall prevent either of the Parties from taking any action that it reasonably considers to be necessary to comply with applicable laws, regulations and guidelines.

ARTICLE 3. LANGUAGE OF ALL EXCHANGE AND TERMINOLOGY

The language of all communications and exchanges under this Pharmacovigilance Agreement shall be English.

The definitions of terms used in this agreement are in accordance with the ICH E2A and ICH E2C guidelines.

ARTICLE  4. CONTACT PERSONS

The contact persons in each company for handling SAEs and Pharmacovigilance issues are identified in Appendix 1.

Either party may change its contact persons and shall notify the other party in writing as soon as possible.

ARTICLE 5. DATABASE(S)

Idenix has currently outsourced Pharmacovigilance for telbivudine (LdT) to a Contract Research Organisation, Quintiles (Idenix designee).

Quintiles, in Dublin, shall hold and maintain the central safety database for LdT, into which it shall enter information on SAEs in association with LdT occurring anywhere in the world and reported to Quintiles Dublin and Quintiles Singapore. For the term of this Agreement, this shall be the reference database for regulatory use. Idenix or its designee shall grant Novartis access to the data from the reference database upon reasonable request for pharmacovigilance related issues. In addition, Novartis CS&E shall maintain a duplicate safety database of SAEs. To set-up the duplicate database, Idenix shall provide to Novartis information on all SAEs reported prior to signature of this agreement in the format indicated in section 6. No regulatory reporting forms shall be created or submitted from the Novartis database.

ARTICLE 6. EXCHANGE OF ADVERSE EVENT INFORMATION

     6.1. Timelines

The times below are given in calendar days.

     6.2. Serious adverse event reports from clinical studies:


For purposes of maintaining a duplicate database of SAEs at Novartis (no regulatory reporting forms shall be created or submitted from this database) Idenix or its designee shall provide Novartis Central CS&E (Horsham) with

(a) a fax copy of the completed CIOMS for Causally Suspected fatal or Life-threatening unexpected SAEs within 5 (five) calendar days of first notification of the event to any employee of Idenix or its designee.

(b) a fax copy of the completed CIOMS for other serious Causally Suspected unexpected SAEs within 12 (twelve) calendar days of first notification of the event to any employee of Novartis or its designee.

(c) A regular output of all cases entered into or modified in the database in the preceding calendar month from the Quintiles database by mail on cd-rom on a monthly basis at the end of each month. This shall include the SAE form and CIOMS form for each case. Every effort shall be made to minimize the delay between first notification of the report to the sponsor and entry of the case into the database.

In addition, Novartis CS&E have a responsibility to meet the 7/15 day regulatory reporting timeframes for reports from countries where they hold the Regulatory Authority Authorisation (see Appendix 2). To enable Novartis to achieve this, Idenix or it's designee must fax a copy of the completed CIOMS form to Novartis in the countries where they hold the Regulatory Authority Authorisation, according to the following timelines:

(a)  Causally Suspected fatal or Life-threatening unexpected SAEs within 5
     (five) calendar days of first notification of the event to any employee of Idenix or its designee.

(b) Other serious Causally Suspected unexpected SAEs within 12 (twelve) calendar days of first notification of the event to any employee of Novartis or its designee.

These timelines apply to both initial and follow-up information.

Non-serious adverse event reports from Clinical studies will not be forwarded to Novartis CS&E.

ARTICLE 7. LITERATURE REVIEW AND SPECIAL SCENARIO REPORTS

     7.1. Literature Review

The exchange of published information constituting adverse event reports is outside the scope of this agreement.

     7.2. Pregnancy

All reports of drug exposure during pregnancy (whether male or female partner receiving the product), whether or not the case was associated with an adverse event, shall be exchanged between the Parties within the same timelines as causally unsuspected SAEs as above. The pregnancy should be followed up by the Party first receiving the report to obtain a pregnancy outcome.

8    FOLLOW-UP INFORMATION AND ASSESSMENT OF ADVERSE EVENTS

     8.1  Follow-up of initial reports

The party first receiving the report shall be responsible for obtaining any follow-up information from the reporter. Either party may request follow-up information from the other, which shall use its best efforts to obtain such information. Follow-up information shall be processed as described for SAEs in
Section 6.

     8.2  Assessment of expectedness

Idenix or its designee shall make the initial SAE assessment of expectedness against the Investigator's Brochure. Novartis will monitor the assessments in the incoming reports and in case of concern, the Parties shall enter into discussion and issue an agreed follow-up report with a re-assessment, if necessary.

     8.3  Assessment of causality

The causality assessment shall be undertaken by the responsible investigator and Idenix or its designee, for SAEs for all investigational products (and/or concomitant products) from all clinical trials. Should Idenix or it's designee assess causality as "suspected" (also referred to as "associated with" or "related to" the use of the drug) when the investigator has made an assessment of "not suspected", the "higher" causality (suspected) shall be applied for purposes of expedited and periodic reporting. Novartis will monitor the assessments in the incoming reports and in case of concern, the Parties shall enter into discussion and issue an agreed follow-up report with a re-assessment, if necessary. Any differences in the causality assessment must be documented on the SAE report.

9    SAFETY ISSUES/SIGNALS, INVESTIGATOR NOTIFICATIONS AND UNBLINDING

     9.1  Safety Issues/Signals

In case either of the Parties becomes aware of:

(a)  identified signals for potential new adverse reactions

(b)  increased incidence of known adverse reactions

(c)  increased severity of known adverse reactions

(d) major findings from newly completed animal studies, considered by the originating party to potentially warrant an IND information amendment (under CFR 312.31) or an IND safety report (under CFR 312.32)

(e)  any proposed changes in the Investigator Brochure

that Party shall promptly notify the other Party in writing, for discussion and comment and to decide whether any further action is required.

     9.2  Investigator Notifications

Idenix or its designee shall prepare all Investigator Notifications (INs) for suspected, unexpected SAEs, or animal studies suggesting a potential significant risk, according to its SOP. Idenix or its designee should distribute the final IN to Novartis by day 12. Novartis will monitor the incoming INs and in case of concern, the Parties shall enter into discussion and issue an agreed follow-up, if necessary. Idenix or its designee will distribute the INs in all Territories including those in Novartis Territory (see Appendix 2).

     9.3  Unblinding

After study completion/termination Idenix or its designee is responsible for informing Novartis of the actual study treatments of the study subjects within 2 weeks of completion of the unblinding of all SAEs on the central safety database.

Idenix or its designee will break the treatment code of an individual study subject and inform Novartis of the treatment given only in case of a safety concern or in the case of serious, related unexpected SAEs for regulatory reporting purposes.

10   REGULATORY AUTHORITY INTERACTION

     10.1 Expedited reporting responsibilities

The Party holding the Regulatory Authority Authorisation for clinical trials in a country shall be responsible for submitting expedited SAE reports to the Regulatory Authority in that country according to the current applicable laws, regulations and guidelines, regardless of whether the report originated from that Party or not. According to the agreements governing the transaction to which this Pharmacovigilance Agreement relates, for the telbivudine project this will be Idenix or its designee in the USA, Canada and the rest of the world apart from certain countries in SE Asia, for which Novartis shall hold the Regulatory Authority Authorisation and be responsible (see Appendix 2).

     10.2 Periodic Reporting

Idenix or its designee shall prepare such Periodic Update Reports as may be required by the Regulatory Authorities and shall provide these to Novartis for information and/or submission. The party holding the Regulatory Authority Authorisation for clinical trials in a country shall be responsible for submitting such Periodic Reports to the Regulatory Authority as maybe required in that country according to the current regulations.

     10.3 Regulatory Authority Questions

On the telbivudine project, Idenix or its designee will be responsible for responding to Regulatory Authority questions worldwide apart from certain country/countries in SE Asia, for which Novartis shall hold the Regulatory Authority Authorisation and be responsible (see Appendix 2).

The Parties shall promptly notify each other of any safety communication received from a Regulatory Authority and Idenix shall inform Novartis of any proposed change to the Investigator Brochure for discussion and agreement. All responses to significant questions will be reviewed by both Parties prior to submission to a Regulatory Authority unless there is a public health need to respond immediately. In addition, the Parties must send to each other a copy of any correspondence sent to the Regulatory Authority at the time the correspondence is sent out.

Responses to any safety-related questions received from a Regulatory Authority in SE Asia in which Novartis holds the Regulatory Authority Authorization shall be the responsibility of Novartis. The content of the response will be reviewed by Idenix prior to submission to a Regulatory Authority unless there is a public health need to respond immediately; assistance in writing a response shall be provided by Idenix when information from the central safety database is required.

11   STANDARD REFERENCE DOCUMENTS

     11.1 Investigator's Brochure

For each clinical development project, Novartis and Idenix shall use an Investigator's Brochure with a common core safety section to assess the expectedness of adverse events.

     11.2 Product Information/Core Data Sheet

The Product Information/Core Data Sheet are outside the scope of this current agreement.

     11.3 Study Protocols

At the first occurrence of an SAE in a particular clinical trial, the Party reporting the SAE shall make available to the other Party a copy of the relevant Study Protocol. This is to provide a clear understanding of the nature of the exposure to the Product and to allow a meaningful interpretation of the SAE.

12   TERM AND TERMINATION

This Safety Agreement shall commence on the effective date and continue to be in force for as long as both of the parties have a legitimate interest in receiving the information, reports, and notifications provided for herein in order to comply with existing and new regulatory requirements.

13   PERIODIC MEETINGS, AUDITS AND AMENDMENTS TO THIS AGREEMENT

All sections and appendices of this Pharmacovigilance Agreement may be modified only by written agreement of the parties as necessary to assure that both parties are able to comply with current worldwide regulatory authority requirements. In case of merger or reorganisation of either party hereto, the parties agree that the duties herein shall be assumed by their successors and agree to obtain from such successor companies an undertaking for the benefit of the other party hereto to honour this agreement.

The parties shall have meetings to discuss safety issues and/or replacement of, or changes to, this Agreement on Drug Safety Information Exchange when deemed necessary.

Signatures / Dates: This Safety Agreement has been agreed and signed in duplicate by the following respective Parties.


NOVARTIS, BASEL, SWITZERLAND                    IDENIX/QUINTILES

  /s/ S. C. Mah                               /s/ David Hallinan
------------------------------------       -------------------------------------
S. C. Mah, PhD                             David Hallinan, PhD
Global Head CS&E                           Vice President,
Novartis Pharma AG                         Regulatory Affairs


  /s/ H. M. Mickail                          /s/ Nathaniel A. Brown, M.D.
------------------------------------       -------------------------------------
H. M. Mickail, MD                          Nathaniel A. Brown, M.D.
Head, Global Clinical Safety               Chief Medical Officer
Operations
Novartis Pharma AG

                                  CONFIDENTIAL

APPENDIX 1

                                            LIST OF CONTACT PERSONS: IDENIX

----------------------------------------------------------------------------------------------------------------------------------
                                       WHO TO CONTACT           ADDRESS           FAX NO.  TEL. NO.         E-MAIL
----------------------------------------------------------------------------------------------------------------------------------
MEDICAL ISSUES                 Christopher Fang, MD    Idenix Pharmaceuticals Inc.                   FANG.CHRISTOPHER@IDENIX.COM
Including SAEs,safety-related  Associate Director,
questions / answers to RAs     Clinical Research,
----------------------------------------------------------------------------------------------------------------------------------
PRIMARY LIAISON                Maureen Myers, PhD      Idenix Pharmaceuticals Inc.                   mailto:
for contractual /procedural    Sr Vice President,                                                    MYERS.MAUREEN@IDENIX.COM
issues                         Clinical Research
----------------------------------------------------------------------------------------------------------------------------------
REGULATORY LIASON              David Hallinan, PhD     Idenix Pharmaceuticals Inc                    HALLINAN.DAVID@IDENIX.COM
                               Vice President,
                               Regulatory Affairs
----------------------------------------------------------------------------------------------------------------------------------


                        LIST OF CONTACT PERSONS: NOVARTIS

-----------------------------------------------------------------------------------------------------------------------------------

                               WHO TO CONTACT                       ADDRESS                   FAX NO. TEL. NO.    E-MAIL
-----------------------------------------------------------------------------------------------------------------------------------
SAES                         HORSHAM SAFETY DESK             Novartis Pharmaceuticals UK Ltd,                        ---
fax transmission             (Christine Briggs)              Horsham Research Centre
                                                             Wimblehurst Road
                                                             Horsham, West Sussex RH12 5AB
                                                             UK

MEDICAL ISSUES               COLIN HUGHSON                   Novartis Pharmaceuticals UK Ltd,                   COLIN.HUGHSON@
Including safety-related     Senior Medical Safety Expert,   Horsham Research Centre                            PHARMA.NOVARTIS.COM
questions                    Medical Function, CS&E          Wimblehurst Road
                                                             Horsham, West Sussex RH12 5AB
                                                             UK

PRIMARY LIAISON              SANDRA MEYER                    Novartis Pharma AG                                 SANDRA.MEYER@
for contractual /procedural  Drug Safety Licensing Manager,  WSJ-27                                             PHARMA.NOVARTIS.COM
issues                       CS&E                            Lichtstrasse 35,
                                                             CH-4002, Basel, Switzerland
-----------------------------------------------------------------------------------------------------------------------------------

                                  CONFIDENTIAL

APPENDIX 2

                      COUNTRIES FOR WHICH NOVARTIS HOLD THE
                       REGULATORY AUTHORITY AUTHORISATION
               AND ARE RESPONSIBLE FOR PHARMACOVIGILANCE REPORTING

             (STATUS 8TH JANUARY 2004 - TO BE UPDATED IF NECESSARY)

                                INDIA (STUDY 007)
                                KOREA (STUDY 011)
                              SINGAPORE (STUDY 011)